AGREEMENT and PLAN OF MERGER
                                    between
                                CAPITAL BANCORP
                                      and
                          BANC ONE ARIZONA CORPORATION
                                and joined in by
                              BANC ONE CORPORATION

                          AGREEMENT and PLAN OF MERGER

AGREEMENT and PLAN OF MERGER dated September 17, 1993 (hereinafter called the "Merger Agreement"), between Capital Bancorp (hereinafter called "CAPITAL") and Banc One Arizona Corporation (hereinafter called "BANC ONE ARIZONA") and joined in by BANC ONE CORPORATION (hereinafter called "BANC ONE").

                                  WITNESSETH:

CAPITAL is a corporation duly organized under the laws of the State of Utah. Its principal office is located at 2200 South State Street, Salt Lake City, Utah 84115. As of June 30, 1993, CAPITAL had authorized capital stock consisting of 200,000 shares of common stock with par value of $10.00 per share ("CAPITAL Common"), 150,345 of which shares were issued and outstanding and 2,805 of which were shares of treasury stock owned by CAPITAL. CAPITAL is the principal shareholder of Capital City Bank (hereinafter "CCB"). As of June 30, 1993, the authorized capital stock of CCB consisted of 200,000 shares of common stock with par value of $10.00 each ("CCB Common"), 132,850 of which were issued and outstanding and none of which were treasury shares of CCB, and 50,000 shares of noncumulative, nonvoting preferred stock of $50.00 par value each ("CCB Preferred"), 24,000 of which were issued and outstanding and none of which were treasury shares of CCB. CCB has granted outstanding options to purchase 7,917 share of CCB Common (the "CCB Options"). Of the 132,850 issued and outstanding shares of CCB Common, 114,768 were owned by CAPITAL and 18,082 of such shares were owned by other shareholders of CCB. CAPITAL's subsidiaries, including CCB, are set forth and listed on Exhibit A to this Agreement.

BANC ONE ARIZONA is a corporation duly organized under the laws of the State of Arizona. Its principal office is located at 241 North Central Avenue, Phoenix, Arizona 85004. As of June 30, 1993, BANC ONE ARIZONA had capital stock of $500 divided into 500 shares of common stock without par value ("BANC ONE ARIZONA Common") all of which were issued and outstanding. As of June 30, 1993, BANC ONE ARIZONA had surplus of $187,094,356 and undivided profits, including capital reserves, of $447,385,608 and total consolidated assets of $11,513,538. BANC ONE ARIZONA is a wholly owned subsidiary of BANC ONE and, indirectly, holds all the issued and outstanding shares of Bank One, Utah, National Association (hereinafter referred to as "BANK ONE UTAH").

BANC ONE is a corporation duly organized under the laws of the State of Ohio. Its principal office is located at 100 East Broad Street, Columbus, Franklin County, Ohio. As of June 30, 1993, after giving effect to the five share for four share stock split on shares of BANC ONE Common Stock declared July 20, 1993 and payable August 31, 1993 to shareholders of record as of August 3, 1993 (the "Stock Split"), BANC ONE had capital stock of $1,705,328,000, divided into 600,000,000 shares of common stock, without par value ("BANC ONE Common"), 341,065,620 of which shares of BANC ONE Common were issued and outstanding and none of which were shares of treasury stock owned by BANC ONE, and 35,000,000 shares of preferred stock without par value, of which 5,000,000 shares were issued and outstanding as Series C $3.50 Cumulative Convertible Preferred Stock. As of June 30, 1993, BANC ONE had surplus of $2,642,869,000, undivided profits, including capital reserves, of $1,990,508,000, and total consolidated assets of $75,466,373,000.

The respective Boards of Directors of CAPITAL, BANC ONE ARIZONA and BANC ONE have each approved this Merger Agreement and the consummation of the transactions hereby and have approved the execution and delivery of this Merger Agreement. This Merger Agreement provides for the merger of CAPITAL with and into BANC ONE ARIZONA upon the terms and conditions of this Merger Agreement (the "Holding Company Merger"). BANC ONE ARIZONA will be the surviving corporation of the Holding Company Merger. From and after the Effective Time, as defined in Section 4 of this Merger Agreement, and as and when required by this Merger Agreement, BANC ONE will issue shares of BANC ONE Common in exchange for all of the issued and outstanding shares of CAPITAL Common (excluding any shares held by CAPITAL as treasury shares). It is understood by each of the parties hereto that BANC ONE seeks to acquire CAPITAL and CCB and all of their respective operating assets and liabilities through the Holding Company Merger and the related merger of CCB with and into BANK ONE UTAH (the "Bank Merger"). Subject to the terms and conditions of this Merger Agreement, all parties will exert their reasonable best efforts to obtain such regulatory approvals and to effect such other actions as are necessary or appropriate to consummate the Holding Company Merger. Immediately following the Holding Company Merger, BANC ONE ARIZONA will direct the transfer of assets and liabilities of the Bank to BANK ONE UTAH by means of the Bank Merger in accordance with the terms of the Merger Agreement between Bank and BANK ONE UTAH substantially in the form attached hereto as Exhibit B (the "Bank Merger Agreement"). Except as may be required upon application of Sections 7(e) and/or 7(f) of this Merger Agreement, but after giving effect to the Stock Split, BANC ONE will issue not more than 456,850 shares of BANC ONE Common in connection with the transactions contemplated by this Merger Agreement, including not more than 372,104 shares of BANC ONE Common in connection with the Holding Company Merger and not more than 84,746 shares of BANC ONE Common in connection with the Bank Merger.

In consideration of the premises, CAPITAL, BANC ONE and BANC ONE ARIZONA hereby make this Merger Agreement and prescribe the terms and conditions of the Holding Company Merger and the mode of carrying the Holding Company Merger into effect as follows:

 1. Holding Company Merger. Subject to the terms and conditions hereinafter set forth, CAPITAL shall be merged with and into BANC ONE ARIZONA pursuant to and in accordance with applicable provisions of the General Corporation Law of the State of Arizona (the "Arizona GCL") and the Utah Revised Business Corporation Act (the "Utah BCA").

 2. Name. The name of the surviving corporation (hereinafter called the "Surviving Corporation" whenever reference is made to it as of the Effective Time or thereafter) shall be "BANC ONE ARIZONA CORPORATION."

 3. Business. The business of BANC ONE ARIZONA as the Surviving Corporation shall be that of a bank holding company. The Surviving Corporation shall exist by virtue of, and be governed by the laws of the State of Arizona and shall have its principal office at 241 North Central Avenue, Phoenix, Arizona.

4. Effective Time of Holding Company Merger; Articles of Incorporation. The Holding Company Merger shall become effective in accordance with the provisions of Section 10-077 of the Arizona GCL and Section 16-10a-1101 et. seq. of the Utah BCA, upon the later to occur of (a) completion of the filing of Articles of Merger with the Corporation Commission of the State of Arizona and (b) completion of the filing of articles of merger with the Department of Commerce, Division of Corporations and Commercial Code of the State of Utah (the "Effective Time").

    Attached to this Merger Agreement as Exhibit C is a Plan of Merger (the "Plan of Merger") containing certain of the terms of this Merger Agreement, which shall be set forth in substantially the form of such Exhibit C (as the "plan of merger" with respect to the Holding Company Merger referred to in Section 10-077 and the other applicable provisions of the Arizona GCL) in the Articles of Merger filed by CAPITAL and BANC ONE ARIZONA with the Secretary of State of the State of Arizona in order to make the Holding Company Merger effective.

    The Articles of Incorporation of BANC ONE ARIZONA in effect as of the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, and the By-laws of BANC ONE ARIZONA in effect as of the Effective Time shall be the By-laws of the Surviving Corporation.

 5. Effect of Holding Company Merger. At the Effective Time, the separate corporate existence of CAPITAL and BANC ONE ARIZONA, respectively, shall, as provided in applicable provisions of the Utah BCA and the Arizona GCL, be merged into and continued in BANC ONE ARIZONA as the Surviving Corporation, which shall be deemed to be the same corporation as CAPITAL and BANC ONE ARIZONA. All rights, franchises and interests of CAPITAL and BANC ONE ARIZONA, respectively, in and to every type of property, real, personal and mixed, and chooses in action, shall be transferred to and vested in BANC ONE ARIZONA as the Surviving Corporation by virtue of the Holding Company Merger without any deed or other transfer in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by CAPITAL and BANC ONE ARIZONA, respectively, at the Effective Time, as provided in applicable provisions of the Utah BCA and Arizona GCL.

 6. Liabilities upon Holding Company Merger; Service of Process. The Surviving Corporation shall be responsible for all of the liabilities of every kind and description of CAPITAL and BANC ONE ARIZONA existing as of the Effective Time, including, but not limited to, employment agreements and severance agreements, except as may be specifically provided otherwise in this Merger Agreement.

    The filing with the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Utah Division") of an appropriate certificate of merger, articles of merger or other appropriate document as required by the Utah BCA shall operate as a consent by the Surviving Corporation that it may be sued and served with process in the State of Utah in any suit, action or proceeding for the enforcement of any obligation or liability of CAPITAL or BANC ONE ARIZONA including any amount payable to any dissenting shareholder; as the consent by the Surviving Corporation to service upon and by the Utah Division as agent of the Surviving Corporation to accept service of process in any such suit, action or proceeding for the enforcement of any such obligation or liability; and as an appointment by the Surviving Corporation of Rand D. Haddock, whose address is 241 North Central Avenue, Phoenix, Arizona 85004, as agent of the Surviving Corporation for service of process in any action, suit or proceeding to enforce any such obligation or liability of CAPITAL or BANC ONE ARIZONA, to whom the Utah Division may mail a copy of any such process served upon the Utah Division.

 7. Conversion of Shares.

    (a)  At the Effective Time:

         (i) Each of the not more than 150,345 shares of CAPITAL Common that shall be issued and outstanding immediately prior to the Effective Time (excluding any shares held by CAPITAL as treasury shares) shall thereupon and without further action be converted into shares of BANC ONE Common at the Exchange Rate which shall be calculated as set forth in this Section 7(a)(i). CAPITAL's shareholders of record at the Effective Time for the shares of CAPITAL Common then held by them, respectively, shall be allocated and entitled to receive (upon surrender of certificates representing said shares for cancellation) shares of BANC ONE Common, which total number of shares of BANC ONE Common shall have a market value as of the Valuation Period (as hereinafter defined) equal to the product of (x) the number of shares of CAPITAL Common that shall be issued and outstanding (not including treasury shares) immediately prior to the Effective Time, times (y) $100.35 (hereinafter the amount so-calculated pursuant to this Section 7(a)(i) is referred to as the "Market Value"), subject, however, to (A) the provisions of this Section 7(a)(i) with respect to the minimum and maximum number of shares to be exchanged, (B) the anti-dilution provisions of Sections 7(e) and 7(f) of this Merger Agreement, and (C) provisions set forth in Section 7(c) herein relative to fractional shares.

               The term "Valuation Period" shall mean the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") ending on the sixth NYSE trading day immediately prior to the proposed Effective Time, as designated by BANC ONE pursuant to Section 10(c) of this Merger Agreement.

               For purposes of establishing the "Exchange Rate," (the number of shares of BANC ONE Common into which each share of CAPITAL Common shall be converted at the Effective Time), each share of BANC ONE Common shall be valued at the average of the daily closing trade prices of BANC ONE Common on the NYSE during the Valuation Period as reported in The Wall Street Journal for NYSE Composite Transactions (the "BANC ONE Average Price"); provided, however, that for purposes of Section 7 of this Merger Agreement and the calculations herein required, said BANC ONE Average Price will be deemed not to be greater than $49.00 nor less than $40.54 per share. Such BANC ONE Average Price shall then be divided into the Market Value (as calculated pursuant to this Section 7(a)(i), above) to establish (to the nearest whole share) the aggregate number of shares of BANC ONE Common into which all of the then issued and outstanding shares of CAPITAL Common shall be converted at the Effective Time. Such number of shares of BANC ONE Common shall then be divided by the number of shares of CAPITAL Common that shall be issued and outstanding immediately prior to the Effective Time with the quotient therefrom, carried to three decimal places, being the number of shares of BANC ONE Common into which each share of CAPITAL Common shall be converted at the Effective Time. In the event the BANC ONE Average Price is below $40.54, the total number of shares of BANC ONE Common into which the shares of CAPITAL Common shall be converted will be the number of BANC ONE Common shares calculated by multiplying (x) 2.475 times (y) the number of shares of CAPITAL Common that shall be issued and outstanding immediately prior to the Effective Time (not including treasury shares). In the event the BANC ONE Average Price is above the $49.00, the total number of shares of BANC ONE Common into which the shares of CAPITAL Common shall be converted will be the number of BANC ONE Common shares calculated by multiplying (x)
               2.048 times (y) the number of shares of CAPITAL Common that shall be issued and outstanding immediately prior to the Effective Time (not including treasury shares).

               The maximum and minimum total number of shares of BANC ONE Common for which the shares of CAPITAL Common shall be exchanged shall be subject to adjustment in accordance with the anti-dilution provisions of Section 7(e) of this Merger Agreement. The Exchange Rate shall be subject to adjustment in accordance with the anti-dilution provisions of Section 7(f) of this Merger Agreement.

         (ii) The 500 shares of BANC ONE ARIZONA Common issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of common stock without par value of the Surviving Corporation.

         (iii) All of the shares of CAPITAL Common held by CAPITAL as treasury shares immediately prior to the Effective Time shall be cancelled and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for shares of BANC ONE Common.

    (b) At the Effective Time, stock issued by reason of the Holding Company Merger shall be allocated to the shareholders of record of CAPITAL as of the Effective Time with such shares of BANC ONE Common to be equal to the number of shares of CAPITAL Common outstanding immediately prior to the Effective Time multiplied by the Exchange Rate as calculated pursuant to Section 7(a). Such allocation of BANC ONE Common for each share of CAPITAL Common held of record at the Effective Time made on the basis of the Exchange Rate is subject to limitations relative to fractional shares as set forth in Section 7(c) herein and to adjustments pursuant to the anti-dilution provisions of Sections 7(e) and 7(f).

    (c) No certificate for fractional shares of BANC ONE Common will be issued by BANC ONE in connection with the exchange contemplated by the Holding Company Merger, but in lieu thereof, any holder of CAPITAL Common shall, upon surrender of the certificate or certificates representing such CAPITAL Common, be paid cash, without interest, by BANC ONE for such fractional shares on the basis of the BANC ONE Average Price.

    (d) At the Effective Time, holders of certificates formerly representing shares of CAPITAL will tender such certificates to BANC ONE and subject to the provisions set forth above relating to fractional shares, BANC ONE, or Bank One, Indianapolis, N.A., as Exchange Agent for BANC ONE, will distribute to the holders of certificates formerly representing shares of CAPITAL Common in exchange for and upon surrender for cancellation by such holders of a certificate or certificates formerly representing shares of CAPITAL Common the certificate(s) for shares of BANC ONE Common in accordance with the Exchange Rate. Each certificate formerly representing CAPITAL Common (other than certificates representing shares of CAPITAL Common subject to the rights of dissenting shareholders) shall be deemed for all purposes to evidence the ownership of the number of shares of BANC ONE Common and cash for fractional shares into which such shares have been converted, except, however, and notwithstanding the foregoing, that, until such surrender of the certificate or certificates formerly representing shares of CAPITAL Common, the holder thereof shall not be entitled to receive any dividend or other payment or distribution payable to holders of BANC ONE Common. Upon such surrender (or in lieu of surrender other provisions reasonably satisfactory to BANC ONE as are made as set forth in the next following paragraph), there shall be paid to the person entitled thereto the aggregate amount of dividends or other payments or distributions (in each case without interest) which became payable after the Effective Time on the whole shares of BANC ONE Common represented by the certificates issued upon such surrender and exchange or in accordance with such other provisions, as the case may be. After the Effective Time, the holders of certificates formerly representing shares of CAPITAL Common shall cease to have rights with respect to such shares (except such rights, if any, as they may have as dissenting shareholders), and except as aforesaid, their sole rights shall be to exchange said certificates for shares of BANC ONE Common and cash for fractional shares in accordance with this Merger Agreement.

         Certificates representing shares of CAPITAL Common surrendered for cancellation by each shareholder entitled to exchange shares of CAPITAL Common for shares of BANC ONE Common by reason of the Holding Company Merger shall be appropriately endorsed or accompanied by such appropriate instruments of transfer as BANC ONE may reasonably require; provided, however, that if there be delivered to BANC ONE by any person who is unable to produce any such certificate formerly representing shares of CAPITAL Common for transfer (i) evidence to the reasonable satisfaction of BANC ONE that any such certificate has been lost, wrongfully taken or destroyed, (ii) such security or indemnity as reasonably may be requested by BANC ONE to save it harmless, and
         (iii) evidence to the reasonable satisfaction of BANC ONE that such person is the owner of the shares theretofore represented by each certificate claimed by him or her to be lost, wrongfully taken or destroyed and that he or she is the person who would be entitled to present each such certificate and to receive shares of BANC ONE Common pursuant to this Merger Agreement, then BANC ONE, in the absence of actual notice to it that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such person the certificate(s) representing shares of BANC ONE Common which such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed certificate of CAPITAL Common.

    (e) Except for BANC ONE's Stock Split, which has been taken into account in this Merger Agreement, if prior to the Effective Time BANC ONE or CAPITAL shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine its shares of common stock or declare a dividend or make a distribution on its common stock in any security convertible into its common stock, appropriate ratable adjustment or adjustments will be made in the Exchange Rate.

    (f) Except for BANC ONE's Stock Split, which has been taken into account in this Merger Agreement, if prior to the Effective Time BANC ONE or CAPITAL shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine its shares of common stock in any security convertible into its common stock, and the "Ex-Dividend Date" (as herein defined) established for the shares being so divided or otherwise diluted (if an "Ex-Dividend Date" is established by the NYSE) or the "Record Date" (as herein defined) established for the shares being so divided or otherwise diluted (if an "Ex-Dividend Date" is not established by the NYSE), whichever is applicable, is subsequent to the Valuation Period (as defined in Section 7(a) of this Merger Agreement), appropriate ratable adjustment or adjustments will be made in the Exchange Rate. The "Ex-Dividend Date" is that date established by the NYSE for such distribution. The "Record Date" is that date established by resolution of the Board of Directors of the distributing party as the time as of which record ownership of the distributing securities will entitle the record owner(s) to such distribution.

 8. Board of Directors; Employees; and Name Changes. The directors of BANC ONE ARIZONA immediately prior to the Effective Time shall continue to serve as the directors of the Surviving Corporation immediately following the Effective Time and until the next annual meeting of shareholders at which their respective successors are elected and qualified. The officers and employees of the Surviving Corporation immediately following the Effective Time shall be the officers and employees of BANC ONE ARIZONA immediately before the Effective Time with each such person to hold the same office in the Surviving Corporation as held by such person in BANC ONE ARIZONA. The directors, officers and employees of the Bank resulting from the Bank Merger shall be as set forth in the Bank Merger Agreement.

    CAPITAL will cooperate with BANC ONE in the procurement of requisite corporate and regulatory approvals and, if requested by BANC ONE, will use its reasonable best efforts to take such other steps as are appropriate and necessary to effect a change in the name of CCB to include the words "BANK ONE" so that such name change will become effective at the Effective Time.

9. Employee Benefits. At or following the Effective Time, all employee benefit programs of CAPITAL and CCB will be terminated, grandfathered or merged into BANC ONE benefit plans and programs and BANC ONE benefit plans and programs will be made available and applicable to the employees of CAPITAL and CCB following the Effective Time as described in and governed by the Benefits Letter Agreement dated September 15, 1993 between CAPITAL and BANC ONE (the "Benefits Agreement").

10. Undertakings of the Parties. CAPITAL, BANC ONE ARIZONA and BANC ONE further agree as follows:

    (a) This Merger Agreement and the Plan of Merger shall be submitted to the shareholders of CAPITAL for approval at a meeting to be called and held in accordance with applicable law and the Certificate of Incorporation and By-laws of CAPITAL. Such shareholders' meeting will be scheduled to be held approximately 30 days following the mailing by CAPITAL of its proxy statement to its shareholders promptly following the effective date of the registration statement to be filed by BANC ONE with the Securities and Exchange Commission (the "SEC") as provided in Section 10(d). CAPITAL and BANC ONE will cooperate with each other in order to facilitate the preparation, filing and clearance of the registration statement and the proxy statement under Federal and State securities laws to be used with respect to such shareholders' meeting and the exchange of shares as contemplated by this Merger Agreement.

    (b) BANC ONE will promptly prepare and file an application (believed in good faith by BANC ONE to be substantially complete in form and substance) to the Board of Governors of the Federal Reserve System (the "Board") under appropriate provisions of Section 3 of the Bank Holding Company Act of 1956, as amended, and an application to the Commissioner of the Utah Department of Financial Institutions (the "Utah Commissioner") under appropriate provisions of the Utah Bank Holding Company Act for prior approval of the proposed acquisition of CAPITAL and the Subsidiaries by BANC ONE and/or BANC ONE ARIZONA.
         BANC ONE will cause BANK ONE UTAH to file an application with the Office of the Comptroller of the Currency (the "OCC") for prior approval of the Bank Merger. CAPITAL will furnish BANC ONE such information and documents and will cooperate as may be reasonably requested by BANC ONE in connection therewith. BANC ONE will use its reasonable best efforts to cause such applications to be approved by the Board, the OCC and the Utah Commissioner, respectively, and to obtain such other regulatory consents and approvals as may be necessary to facilitate the Holding Company Merger and the Bank Merger and will provide CAPITAL and its counsel with an opportunity to review drafts of all such applications and to comment on the portions of such applications that contain information about CAPITAL. BANC ONE will provide CAPITAL and its counsel with copies of the public portions of all such applications as filed, together with correspondence to or from the Board, the OCC and Utah Commissioner related thereto.

    (c) After receipt of the Board's prior approval of BANC ONE's and BANC ONE ARIZONA's acquisition of CAPITAL, after approval of the acquisition by the Utah Commissioner, after approval of the Bank Merger by the OCC and after the approval of the shareholders of CAPITAL, as provided in
         Section 10(a), BANC ONE shall designate the date as of which BANC ONE desires the Holding Company Merger to become effective and the Effective Time shall occur at the time and on the date so designated, subject to Section 25 of this Merger Agreement. In no event will the date designated by BANC ONE as the Effective Time be sooner than the day following the day on which all approvals of the Board, the OCC and the Utah Commissioner have been received and any required waiting periods with respect thereto have expired, nor will the date designated by BANC ONE as the Effective Time be later than 31 days following the date at which all approvals of the Board, the OCC and the Utah Commissioner have been received and any required waiting periods with respect thereto have expired.

    (d) BANC ONE will prepare and file with the SEC and use its reasonable best efforts to cause to become effective, a registration statement, including the related prospectus and proxy statement referred to in
         Section 10(a), above ("Proxy Statement"), and any required amendments thereto or supplements to any prospectus contained therein, relating to the exchange of BANC ONE Common contemplated by this Merger Agreement and/or the Bank Merger Agreement. Such registration statement will not cover resales by any persons who may be considered "underwriters" under Rule 145(c) of the Securities Act of 1933, as amended (the "1933 Act"). BANC ONE shall use its reasonable best efforts to have the shares of BANC ONE Common qualified or exempted from qualification under all applicable state securities laws prior to the mailing of the Proxy Statement. In the event that a stop order has been issued, or threatened, by the SEC, that suspends or would suspend the effectiveness of the registration statement, BANC ONE shall use its reasonable best efforts to promptly remove, or cause not to be issued, any such stop order.

    (e) BANC ONE and/or BANC ONE ARIZONA will assume and pay all expenses incident to the obtaining of the requisite regulatory consents and approvals. Without limiting the generality of the foregoing, the expenses to be assumed and paid by BANC ONE shall include (i) all legal and other expenses and taxes incurred by BANC ONE incident to the consummation of the Holding Company Merger contemplated by this Merger Agreement and the Bank Merger contemplated by the Bank Merger Agreement, (ii) all legal and other expenses incurred by BANC ONE incident to the preparation and filing of the applications to the Board, the OCC, the Utah Commissioner, and other requests for regulatory consents and approvals with the appropriate bank regulatory agencies as set forth in or contemplated by this Merger Agreement, and
         (iii) all legal and other expenses, if any, incurred in connection with the registration of BANC ONE Common under the Federal and State securities laws. The expenses to be assumed and paid by BANC ONE and/or BANC ONE ARIZONA shall not include any legal or other expenses incurred by CAPITAL in the negotiation of the Holding Company Merger, the Bank Merger, the examination or review of documents for its own benefit, in connection with its own corporate proceedings or to any investment banker or advisor for services rendered on its behalf.
         BANC ONE will pay the expenses of reproducing the Proxy Statement. CAPITAL shall be responsible for its legal and accounting fees associated with the Proxy Statement. Any fees and expenses assumed and paid by BANC ONE and/or BANC ONE ARIZONA pursuant to this Section 10(e), whether directly or indirectly incurred, shall not reduce or otherwise effect the Exchange Rate.

    (f) All information furnished by one party to another party in connection with this Merger Agreement (whether before or after the date of this Merger Agreement) and the transactions contemplated hereby which is regarded by such furnishing party as confidential (and is so designated not later than the time of delivery or the date of this Merger Agreement) will be kept confidential by such other party and will be used only in connection with this Merger Agreement and the transactions contemplated hereby, except to the extent that such information (i) is already known to such other party when received,
         (ii) thereafter becomes lawfully obtainable from other sources, otherwise than in violation of this paragraph or similar duties or provisions regarding confidentiality, or (iii) is, in the reasonable opinion of legal counsel for BANC ONE, required to be disclosed in any document filed with the SEC, the Board, the OCC, the Utah Commissioner or any other governmental agency or authority. The provisions of this Merger Agreement shall be in addition to the provisions of the Confidentiality Agreement dated June 16, 1993 between BANC ONE and CAPITAL and shall not be deemed to supersede nor to terminate said Confidentiality Agreement.

    (g) BANC ONE will provide CAPITAL and its counsel with copies of all filings made by BANC ONE with the SEC under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and the 1933 Act and the respective rules and regulations of said Commission thereunder at the time such filings are made at any time prior to the Effective Time.

    (h) BANC ONE and BANC ONE ARIZONA will furnish to CAPITAL all information concerning BANC ONE and BANC ONE ARIZONA reasonably required by CAPITAL in connection with the preparation of proxy solicitation materials for use in soliciting proxies in connection with the meeting of CAPITAL's shareholders called for the purpose of voting on the Holding Company Merger and the meeting of CCB's shareholders called for the purpose of voting on the Bank Merger and will promptly advise CAPITAL if BANC ONE determines that any of such information is or becomes false or misleading in any material respect. CAPITAL will furnish to BANC ONE all information concerning CAPITAL and CCB reasonably required by BANC ONE in connection with BANC ONE's preparation of the registration statement (including the related prospectus) and any required amendments or supplements thereto, or in connection with other filings by BANC ONE relating to the registration of its shares and will promptly advise BANC ONE if CAPITAL determines that any such information is or becomes false or misleading in any material respect.

    (i) No press release or other public disclosure of matters related to this Merger Agreement or any of the transactions contemplated hereby shall be made by CAPITAL or BANC ONE unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

    (j) Prior to the Effective Time, BANC ONE will vote all the shares of BANC ONE ARIZONA to approve and adopt the proposal to merge BANC ONE ARIZONA and CAPITAL at a meeting of the shareholders of BANC ONE ARIZONA held for such purpose or by means of a unanimous written consent of BANC ONE ARIZONA shareholders adopted in lieu of a meeting to approve the Holding Company Merger and approve this Merger Agreement.

    (k) For not less than the two-year period immediately following the Effective Time, BANC ONE shall make available adequate current public information about itself as that terminology is used in and as required by Rule 144(c) of the SEC under the 1933 Act. Additionally, BANC ONE will publish financial results of at least 30 days of post-merger combined operations reflecting the Merger, in accordance with SEC Accounting Series Release No. 130, as amended by Release No. 135, not later than four months following the Effective Time.

    (l) Each of BANC ONE, BANC ONE ARIZONA and CAPITAL will use its reasonable best efforts to cause the Holding Company Merger to qualify for pooling-of-interests accounting treatment.

    (m) CAPITAL will use its reasonable best efforts to cause each person who, in the joint opinion of counsel for BANC ONE and CAPITAL is at the Effective Time or was, at the time of CAPITAL's shareholders' meeting referred to in Section 10(a) hereof, an "affiliate" of CAPITAL and/or CCB (as that term is used in Rules 144 and 145 promulgated by the SEC under the 1933 Act), to execute and deliver to BANC ONE the written undertakings in the form attached hereto as Exhibit D.

    (n) BANC ONE will initiate a pre-acquisition investigation and review of the books, records and facilities of CAPITAL and CCB and will complete such pre-acquisition investigation not later than 60 days following the date of this Merger Agreement. BANC ONE shall advise CAPITAL at the conclusion of such pre-acquisition investigation of all matters then known to BANC ONE which BANC ONE shall in good faith determine to be either (i) inconsistent in any material and adverse respect with any of the representations and warranties of CAPITAL or CCB contained in this Merger Agreement or in the Bank Merger Agreement or (ii), in the reasonable judgment of the Board of Directors of BANC ONE, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of CAPITAL and CCB on a consolidated basis or (y) to deviate materially and adversely from CAPITAL's audited financial statements for the year ended December 31, 1992. BANC ONE shall have the right to terminate this Merger Agreement as set forth in Section 25(c).

    (o) CAPITAL will initiate a pre-acquisition investigation and review of the books, records and facilities of BANC ONE and its subsidiaries and will complete such pre-acquisition investigation not later than 10 business days following the date of this Merger Agreement. CAPITAL shall advise BANC ONE at the conclusion of such pre-acquisition investigation of all matters then known to CAPITAL which CAPITAL shall in good faith determine to be either (i) inconsistent in any material and adverse respect with any of the representations and warranties of BANC ONE contained in this Merger Agreement or (ii) in the reasonable judgment of the Board of Directors of CAPITAL, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of BANC ONE and its subsidiaries on a consolidated basis or (y) to deviate materially and adversely from BANC ONE's audited financial statements for the year ended December 31, 1992. CAPITAL shall have the right to terminate this Merger Agreement as set forth in Section 25(d).

    (p) In addition to BANC ONE's pre-acquisition investigation of CAPITAL and CCB and CAPITAL's pre-acquisition investigation of BANC ONE and its subsidiaries, BANC ONE and CAPITAL shall each provide the other with adequate opportunity to conduct such further reviews and examinations of the business, properties and conditions (financial and otherwise) of the other as BANC ONE and CAPITAL, respectively, shall deem prudent, provided that such investigations shall not interfere unreasonably with the normal operations of the party being reviewed.

    (q) BANC ONE will use its reasonable best efforts to cause the shares of BANC ONE Common to be issued to the shareholders of CAPITAL and/or CCB pursuant to this Merger Agreement or the Bank Merger Agreement to be listed on the NYSE as of the Effective Time.

    (r) BANC ONE ARIZONA will cause appropriate officers of BANK ONE UTAH to execute the Bank Merger Agreement or a document similar to the Bank Merger Agreement when and as requested by BANC ONE. BANC ONE ARIZONA will vote all the shares of BANK ONE UTAH to ratify and confirm the Bank Merger at a meeting of the shareholders of BANK ONE UTAH held to ratify and confirm the Bank Merger or by means of a unanimous written consent of BANK ONE UTAH shareholders adopted in lieu of a meeting to approve the Bank Merger and approve the Bank Merger Agreement.

    (s) CAPITAL will cause appropriate officers of the Bank to execute the Bank Merger Agreement or a document similar to the Bank Merger Agreement when and as requested by BANC ONE. CAPITAL will vote all its shares of the Bank to ratify and confirm the Bank Merger at a meeting of the shareholders of the Bank to ratify and confirm the Bank Merger Agreement.

    (t) Notwithstanding anything in this Merger Agreement to the contrary, BANC ONE may, at its sole discretion, elect not to consummate the Bank Merger or may elect to modify the terms of the Bank Merger Agreement in any respect. In the event BANC ONE for any reason does not consummate the Bank Merger or modifies the terms of the Bank Merger Agreement, the parties hereto shall nonetheless consummate the Holding Company Merger upon satisfaction or waiver of all conditions thereto in this Merger Agreement. In the event that BANC ONE modifies the terms of the Bank Merger Agreement, BANC ONE shall indemnify and hold harmless the directors of the Bank against all claims and causes of action attributable to and arising out of such modifications to the Bank Merger Agreement. Notwithstanding the foregoing, BANC ONE and BANC ONE ARIZONA presently anticipate effecting the Bank Merger and are not aware of any conditions suggesting that the Bank Merger might not be consummated.

    (u) As soon as reasonably practicable, CAPITAL shall take appropriate action to cause all the issued and outstanding CCB Options to be exercised and converted into and exchanged for not more than 7,917 shares of CCB Common so that at the time the Proxy Statement is mailed to CCB's shareholders, CCB's capital stock shall consist of 200,000 authorized shares of CCB Common, 140,767 of which shall be issued and outstanding, including 114,768 of which issued and outstanding shares shall be owned by CAPITAL. CAPITAL shall also, prior to the Effective Time, cause CCB to redeem all 24,000 issued and outstanding shares of CCB Preferred, at the redemption price of $50.00 per share plus accrued and unpaid dividends thereon to the date of redemption.

11. Dissenting Shareholders. Shareholders of CAPITAL Common who do not vote their shares in favor of the Holding Company Merger and otherwise perfect applicable dissenters' rights will be entitled to dissenters or appraisal rights, if any, pursuant to applicable provisions of the Utah BCA.

12. Tax Opinion. BANC ONE and CAPITAL shall use their respective best efforts to obtain from Gerrish & McCreary, P.C., Memphis, Tennessee, a written opinion addressed to CAPITAL, its shareholders and BANC ONE, that, based upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations thereunder, and rulings issued by the Internal Revenue Service in transactions similar to those contemplated by this Merger Agreement, for Federal income tax purposes:

    (a) The statutory merger of CAPITAL with and into BANC ONE ARIZONA will constitute a reorganization within the meaning of Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code;

    (b) No gain or loss will be recognized by BANC ONE or CAPITAL as a consequence of the transactions herein contemplated;

    (c) No gain or loss will be recognized to the shareholders of CAPITAL on the exchange of their shares of CAPITAL Common for shares of BANC ONE Common (disregarding for this purpose any cash received pursuant to the exercise of statutory dissenters' rights or for fractional share interests to which they may be entitled);

    (d) The Federal income tax basis of the BANC ONE Common (including fractional share interests to which they may be entitled) received by the shareholders of CAPITAL Common for their shares of CAPITAL Common will be the same as the Federal income tax basis of the CAPITAL Common surrendered in exchange therefor; and

    (e) The holding period of the BANC ONE Common received by a shareholder of CAPITAL will include the period for which the CAPITAL Common exchanged therefor was held, provided the exchanged CAPITAL Common was held as a capital asset by such shareholder on the date of the exchange.

    The Bank Merger is not expected to qualify as a tax-free transaction and the tax opinion of Gerrish & McCreary, P.C. will not address the Bank Merger.

13. Representations and Warranties of BANC ONE. BANC ONE represents and warrants to CAPITAL that, except as set forth in BANC ONE's disclosure letter to CAPITAL dated September 15, 1993 and delivered to CAPITAL not later than the time of the execution of this Merger Agreement (the "BANC ONE Disclosure Letter"), and except as otherwise indicated below:

    (a) BANC ONE is a corporation duly organized and validly existing in good standing under the laws of the State of Ohio, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is qualified to do business and is in good standing in the State of Ohio, together with all other jurisdictions where it is both required to so qualify and where the failure to so qualify would have a material adverse effect on the business, operations, financial condition or results of operations of such party and its subsidiaries, taken as a whole, or on the ability of such party to consummate the transactions contemplated hereby, and BANC ONE has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it and its subsidiaries. BANC ONE is not subject to any formal or informal agreement or understanding with, nor is it subject to any order of, any bank regulatory authority restricting or prohibiting or attempting to restrict or prohibit any activities or conduct of BANC ONE. As of June 30, 1993, after giving effect to the Stock Split, the authorized capital stock of BANC ONE consisted of (i) 600,000,000 shares of BANC ONE Common Stock without par value, of which a total of 341,065,620 shares were issued and outstanding and none of which were shares held by BANC ONE as treasury stock and (ii) 35,000,000 shares of preferred stock without par value, of which 5,000,000 shares were issued and outstanding as Series C $3.50 Cumulative Convertible Preferred Stock. All of the issued and outstanding shares of BANC ONE's capital stock are duly authorized, validly issued, fully paid, nonassessable and subject to no pre-emptive rights. Subject only to obtaining the required regulatory approvals, BANC ONE is, and at all times after the date of this Merger Agreement to and including the Effective Time will be, authorized to effect the Holding Company Merger under applicable law.

    (b) BANC ONE has furnished to CAPITAL copies of the following financial statements relating to BANC ONE and its consolidated subsidiaries:
         (i) the audited Consolidated Balance Sheets of BANC ONE as of December 31, 1992 and 1991 and the Consolidated Statements of Income, Shareholders' Equity and Cash Flows for the years then ended, together with the notes thereto, as audited by Coopers & Lybrand, independent auditors together with the notes thereto; and (ii) the unaudited Consolidated Balance Sheet of BANC ONE as at June 30, 1993 and the unaudited Consolidated Statements of Income and Shareholders' Equity for the period then ended, together with the notes thereto, which unaudited financial statements give effect to the Stock Split. Each of the aforementioned financial statements present fairly, in accordance with generally accepted accounting principles (applied on a consistent basis except as disclosed in the footnotes thereto), the consolidated financial position and results of operations of BANC ONE as of the dates and for the periods therein set forth. Such financial statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect. Since June 30, 1993, there has not been any change in the financial condition, results of operations or business of BANC ONE and its subsidiaries that has had a material adverse effect on the financial condition or results of operations of such party and its subsidiaries, taken as a whole, or on the ability of such party to consummate the transaction contemplated hereby (a "Material Adverse Effect"). Since June 30, 1993, BANC ONE has not issued additional shares of BANC ONE Common, not including the approximately 68,213,124 shares issued or to be issued by reason of the Stock Split and which shares are reflected in the number of shares of BANC ONE Common as of June 30, 1993, as set forth above.

    (c) The Boards of Directors of BANC ONE and BANC ONE ARIZONA have duly authorized the execution and delivery of this Merger Agreement and approved the Holding Company Merger as contemplated by said Merger Agreement. No authorization of this Merger Agreement or of the transactions hereby contemplated is required by the shareholders of BANC ONE. BANC ONE and BANC ONE ARIZONA have all requisite power and authority to enter into this Merger Agreement and, after its vote of the shares of BANC ONE ARIZONA in favor of the Holding Company Merger as contemplated by Section 10(j), BANC ONE and BANC ONE ARIZONA will have the authority to consummate the transactions contemplated hereby. This Merger Agreement constitutes the valid and legally binding and enforceable obligation of each of BANC ONE and BANC ONE ARIZONA and this Merger Agreement and the consummation of the Holding Company Merger have been duly authorized and approved on behalf of BANC ONE and BANC ONE ARIZONA by all requisite corporate action. Provided the required approvals are obtained from the Board, the OCC and the Utah Commissioner, neither the execution and delivery of this Merger Agreement nor the consummation of the Holding Company Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court, bank regulatory agency or other governmental agency to which BANC ONE or BANC ONE ARIZONA is subject, any contract, agreement or instrument to which BANC ONE or BANC ONE ARIZONA is a party or by which BANC ONE or BANC ONE ARIZONA is bound or committed, or the Articles of Incorporation or Regulations of BANC ONE or the Articles of Incorporation or By-laws of BANC ONE ARIZONA, or constitute an event which with the lapse of time or action by a third party, could, to the best of BANC ONE's knowledge, result in the default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of BANC ONE or BANC ONE ARIZONA or upon any of the stock of BANC ONE or BANC ONE ARIZONA or adversely affect the ability of BANC ONE to consummate the transactions contemplated hereby, except, in the case of contracts, agreements or instruments, such defaults, conflicts or breaches which either (i) will be cured or waived prior to the Effective Time or (ii) if not so cured or waived would not, in the aggregate, have a Material Adverse Effect.

    (d) The reserve for possible loan and lease losses shown on the June 30, 1993 Consolidated Balance Sheet of BANC ONE and its subsidiaries is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of June 30, 1993.

    (e) Except as disclosed in the financial statements referred to in Section 13(b), there is no litigation, action, suit, investigation or proceeding pending or, to the best of the knowledge after due inquiry of BANC ONE and its executive officers, overtly threatened, against or affecting BANC ONE or any of its subsidiaries or involving any of their respective properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority, which is reasonably likely to be resolved adversely to the interest of BANC ONE or its subsidiaries and, if so resolved, would have a Material Adverse Effect or materially impair its ability, or that of BANC ONE ARIZONA, to perform under this Merger Agreement, and to the best of the knowledge and belief after due inquiry of BANC ONE and its executive officers, no one has reasonable or valid grounds on which it reasonably can be expected that anyone will assert or initiate any such litigation, action, suit, investigation or proceeding against BANC ONE or any of its subsidiaries based upon the wrongful action or inaction of BANC ONE or any of its subsidiaries or any of their respective officers, directors or employees.

    (f) At the Effective Time and on such subsequent dates when the former shareholders of CAPITAL and CCB surrender their CAPITAL share certificates or CCB share certificates for cancellation, the shares of BANC ONE Common to be exchanged with former shareholders of CAPITAL and CCB will have been duly authorized and validly issued by BANC ONE and will be fully paid and nonassessable and subject to no pre-emptive rights.

    (g) BANC ONE and each of its subsidiaries have good and marketable title to all their respective assets and properties, whether real or personal, tangible or intangible, including without limitation the capital stock of its subsidiaries and all other assets and properties reflected in BANC ONE's Consolidated Balance Sheet as of June 30, 1993 or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 1993). Such assets and properties are subject to no liens, mortgages, security interests, encumbrances, pledges or charges of any kind, except (i) as noted in said Consolidated Balance Sheet or the notes thereto; (ii) statutory liens for taxes not yet delinquent; (iii) landlord's liens; and (iv) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and such liens, mortgages, security interests, encumbrances and charges do not, in the aggregate, have a Material Adverse Effect.
         BANC ONE and its subsidiaries as lessees have the unqualified right under valid and subsisting leases to occupy, use, possess and control all property leased by BANC ONE and its subsidiaries.

    (h) To the best of the knowledge after due inquiry of BANC ONE and its executive officers, BANC ONE and its subsidiaries have complied with all laws, regulations and orders applicable to them and to the conduct of their businesses, including without limitation, all statutes, rules and regulations pertaining to the conduct of banking activities except for violations which together with any penalty which results therefrom has not had and will not have a Material Adverse Effect. Neither BANC ONE nor any of its subsidiaries is in default under, and no event has occurred which, to the best of BANC ONE's knowledge, after due inquiry, is likely to result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, in each case where the default has had or is likely to have a Material Adverse Effect.

    (i) BANC ONE and BANC ONE ARIZONA have not incurred and will not incur directly or indirectly any liability for brokerage, finders', agents' or investment bankers' fees or commissions in connection with this Merger Agreement or the transactions contemplated hereby.

    (j) Each pension, stock bonus or purchase, profit-sharing, retirement, health and welfare plan maintained by or covering employees of BANC ONE or any subsidiary of BANC ONE other than a multiemployer plan (for purposes of this paragraph hereinafter referred to collectively as the "Plans") which purports to be a qualified plan under Section 401(a) of the Code is so qualified. All of the Plans which constitute employee pension benefit or employee welfare benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), have been maintained in compliance in all material respects with the applicable requirements of ERISA. All material notices, reports and other filings required under applicable law to be given or made to or with any governmental agency with respect to the Plans have been timely filed or delivered. BANC ONE has no knowledge of any circumstances which would adversely affect the qualification of the Plans or their compliance with the applicable requirements of ERISA, would result or have resulted in liability under Title IV of ERISA or of any "reportable event" (as such term is defined in Section 4043(b) of ERISA) or any "prohibited transaction" (as such term is defined in
         Section 406 of ERISA and Section 4975(c) of the Code) which has occurred since the date on which said sections became applicable to the Plans and which could reasonably be expected to result in any material liability of BANC ONE or any subsidiary to the Pension Benefit Guaranty Corporation (the "PBGC"), the Department of Treasury, the Department of Labor or any multiemployer plan. Those Plans which are defined benefit plans within the meaning of ERISA meet the minimum funding standards set forth in the Code and ERISA and the assets of such Plans equal or exceed the present value of accrued benefits on a termination basis under such Plans as of the most recent plan valuation date. There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of BANC ONE or any subsidiary to the PBGC, Department of Treasury, Department of Labor or any multiemployer plan.

    (k) BANC ONE and/or its subsidiaries have duly filed all federal, state, county and local income, franchise, bank, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation, sales and use taxes and those filed on a consolidated, combined or unitary basis) required to have been filed by BANC ONE or its subsidiaries up to the date hereof. All of the foregoing returns are true and correct in all material respects, and BANC ONE and its subsidiaries have paid or, prior to the Effective Time, will pay all taxes, interest, additions to tax, and penalties shown on such returns or reports as being due or (except to the extent the same are contested in good faith and, if material, summarized in the BANC ONE Disclosure Letter) claimed to be due to any federal, state, county, local or other taxing authority, and there is, and at the Effective Time will be, no basis for any additional claim or assessment which might materially and adversely affect BANC ONE and its subsidiaries, except for those being contested in good faith and summarized in the BANC ONE Disclosure Letter. BANC ONE and its subsidiaries have paid or made adequate provision in their financial statements or on their books and records for all taxes payable in respect of all periods ending on or before the date hereof. BANC ONE and its subsidiaries have, or at the Effective Time will have, no liability for any taxes, interest, additions to tax, or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Effective Time in the ordinary course of business and are properly accrued on the books of BANC ONE and its subsidiaries as of the Effective Time or are being contested in good faith and have, if material, been summarized in the BANC ONE Disclosure Letter.

    (l) BANC ONE and its subsidiaries have in effect insurance coverage with reputable insurers, which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to BANC ONE and its subsidiaries.

    (m) Neither the Proxy Statement nor the related registration statement nor any amendment or supplement thereto that is filed with the SEC in connection with the transactions contemplated hereby (except for any information which has been or shall be supplied by CAPITAL for inclusion in the Proxy Statement and registration statement and is so included as so supplied) shall contain (in the case of information relating to the Proxy Statement, at the time it is mailed and in the case of information relating to the registration statement at the time it becomes effective and at the time of CAPITAL's and CCB's respective shareholders' meetings) any untrue statement of a material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. The registration statement and any amendments or supplements thereto that are filed with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of the 1933 Act and the rules and regulations promulgated thereunder.

    (n) No employee of BANC ONE or any of its subsidiaries is represented, for purposes of collective bargaining, by a labor organization of any type. BANC ONE is unaware of any efforts during the past five years to unionize or organize any employees of BANC ONE or any of its subsidiaries, and no claim related to such employees under the Fair Labor Standards Act, National Labor Relations Act, Civil Rights Act of 1964, Walsh-Healy Act, Davis Bacon Act, Civil Rights Act of 1866, Age Discrimination in Employment Act, Equal Pay Act of 1963, Executive Order No. 11246, Federal Unemployment Tax Act, Vietnam Era Veterans Readjustment Act, Occupational Safety and Health Act, or any state or local employment related law, order, ordinance or regulation, no unfair labor practice, discrimination or wage-and-hour claim is pending or, to the best of BANC ONE's knowledge, threatened against BANC ONE or any of its subsidiaries which claim has had or is reasonably likely to have a Material Adverse Effect.

    (o) To the actual knowledge of BANC ONE and its executive officers: (i) with respect to any contaminant, pollutant, hazardous substance, hazardous waste, hazardous pollutant, toxic pollutant, toxic waste or toxic substance ("Contaminant"), there are no material actions, proceedings or investigations pending or threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging non-compliance with or liability in connection with, by BANC ONE or any of its subsidiaries, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq. ("RCRA"), the Clean Water Act, 33 U.S.C. Sections 1251 et seq. ("CWA"), or the Clean Air Act, 42 U.S.C. Sections 7401 et seq. ("CAA"), as each is amended from time to time, or any other federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency or other governmental authority relating to health or safety or environmental protection (such statutes, ordinances, regulations, orders, rulings and decisions, together, "Environmental Laws"); (ii) there is no reasonable basis for the institution of any material action, proceeding or investigation against BANC ONE or any of its subsidiaries under any Environmental Law; (iii) neither BANC ONE nor any of its subsidiaries is responsible in any material respect under any Environmental Law for any release by any person at or in the vicinity of real property of any Contaminant, caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment (collectively "Release"); (iv) neither BANC ONE nor any of its subsidiaries is responsible for any material costs of any response action required by virtue of any Release of any Contaminant into the environment including, without limitation, costs arising from investigation, removal or remediation of Contaminants, security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body or any other person; (v) BANC ONE and each of its subsidiaries are, in all material respects, in compliance with all applicable Environmental Laws; and (vi) no real property owned or used by BANC ONE or any of its subsidiaries contains any Contaminant including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (a) could require remediation or other corrective action pursuant to any Environmental Law in any material respect, or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken.

    (p) BANC ONE and/or its subsidiaries (i) have surveyed the facilities where BANC ONE and its subsidiaries conduct their businesses including, without limitation, automatic teller machines (collectively, the "BANC ONE Facilities") for compliance with the Americans with Disabilities Act and the regulations issued thereunder (collectively, "ADA"); (ii) have developed action plans to remove architectural barriers including communication barriers that are structural in nature from existing BANC ONE Facilities (collectively, the "BANC ONE Barriers") when such removal is "readily achievable," as that term is defined in ADA; (iii) will finalize action plans for automatic teller machines ("ATMs") upon clarification by the Architectural and Transportation Barriers Compliance Board ("ATBCB");
         (iv) have developed or will develop schedules for BANC ONE Barrier removal from BANC ONE Facilities in such action plans so that BANC ONE Barrier removal was completed on January 26, 1992 or will be completed as soon as practicable; and (v) have removed all BANC ONE Barriers in BANC ONE Facilities or will cause all BANC ONE Barriers to be removed in accordance with such action plans. All "alterations" (as such term is defined in ADA) to BANC ONE Facilities undertaken after January 26, 1992 comply with ADA and the ATBCB Accessibility Guidelines for Buildings and Facilities ("ADAAG"). Effective January 26, 1992, all plans and designs for new construction to be utilized by BANC ONE and its subsidiaries comply with ADA and ADAAG. To the best of BANC ONE's knowledge, after due inquiry, no material investigations, proceedings, or complaints, formal or informal, are pending or threatened against BANC ONE and/or its subsidiaries in connection with BANC ONE Facilities under ADA, ADAAG, or any other state or federal law concerning accessibility for individuals with disabilities.

    (q) The statements made in the BANC ONE Disclosure Letter and any attachments thereto shall be deemed to constitute representations and warranties of BANC ONE under this Merger Agreement to the same extent as if herein set forth in full. Anything disclosed in the BANC ONE Disclosure Letter or the attachments thereto shall be considered to have been disclosed for purposes of all representations, warranties and covenants under this Merger Agreement.

    (r) BANC ONE has filed all reports, statements, forms and documents with the SEC that it was required to file since December 31, 1988 (the "SEC Filings"), all of which have complied in all material respects with all applicable requirements of the 1933 Act and the 1934 Act. As of their respective dates, each such SEC Filing did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

14. Representations and Warranties of BANC ONE ARIZONA. BANC ONE ARIZONA represents and warrants to CAPITAL that, except as set forth in the BANC ONE Disclosure Letter, and except as otherwise indicated below:

    (a) BANC ONE ARIZONA is a corporation duly organized and validly existing under the laws of the State of Arizona, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is qualified to do business and is in good standing in the State of Arizona together with all other jurisdictions where it is both required to so qualify and the failure to so qualify would have a Material Adverse Effect, and BANC ONE ARIZONA has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business and activities now conducted by it and its subsidiaries. The authorized capital stock of BANC ONE ARIZONA is, and at the Effective Time will be, 500 shares of common stock, no par value, of which 500 shares are issued and outstanding, all of which are owned by BANC ONE free and clear of all liens, security interests or other encumbrances.

    (b) The Board of Directors of BANC ONE ARIZONA has authorized execution of this Merger Agreement and approved the acquisition of CAPITAL as contemplated by said Merger Agreement. BANC ONE ARIZONA has all requisite power and authority to enter into this Merger Agreement and, after approval of the Holding Company Merger by BANC ONE, the sole shareholder of BANC ONE ARIZONA, BANC ONE ARIZONA will have the authority to consummate the transactions contemplated hereby. Subject to shareholder approval, this Merger Agreement constitutes the valid and legally binding obligation of BANC ONE ARIZONA and this Merger Agreement and the consummation hereof have been duly authorized and approved on behalf of BANC ONE ARIZONA by all requisite corporate action. Subject to shareholder approval and provided the required approvals are obtained from the Board, the OCC and the Utah Commissioner, neither the execution and delivery of this Merger Agreement nor the consummation of the Holding Company Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court, bank regulatory agency or other governmental agency to which BANC ONE ARIZONA may be subject, any contract, agreement or instrument to which BANC ONE ARIZONA is a party or by which BANC ONE ARIZONA is bound or committed, or the Articles of Incorporation or By-laws of BANC ONE ARIZONA, or constitute an event which with the lapse of time or action by a third party, could to the best of BANC ONE ARIZONA' knowledge, result in the default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of BANC ONE ARIZONA or adversely affect the ability of BANC ONE ARIZONA to consummate the transactions contemplated hereby.

15. Representations and Warranties of CAPITAL. CAPITAL represents and warrants to BANC ONE that, except as set forth in CAPITAL's disclosure letter to BANC ONE dated September , 1993 and delivered to BANC ONE not later than the time of the execution of this Merger Agreement (the "CAPITAL Disclosure Letter"), and except as otherwise indicated below:

    (a) CAPITAL is a corporation duly organized and validly existing in good standing under the laws of the State of Utah, is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is qualified to do business and is in good standing in all jurisdictions where it is both required to so qualify and where the failure to so qualify would have a Material Adverse Effect, and CAPITAL has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it and the Subsidiaries. CAPITAL is not subject to any formal or informal agreement or understanding with, nor is it subject to any order of, any bank regulatory authority restricting or prohibiting or attempting to restrict or prohibit any activities or conduct of CAPITAL. As of June 30, 1993 and as of the date of this Merger Agreement, the authorized capital stock of CAPITAL consists of 200,000 shares of CAPITAL Common, 150,345 of which shares are issued and outstanding, 2,805 of which are treasury shares owned by CAPITAL. All of the issued and outstanding shares of CAPITAL Common are duly authorized, validly issued, fully paid and nonassessable and none are issued in violation of the pre-emptive rights of any shareholder. As of the date of this Merger Agreement, there are no outstanding options, warrants or commitments of any kind related to CAPITAL's capital stock.

    (b) CAPITAL has furnished to BANC ONE copies of the following financial statements relating to CAPITAL and CCB on a consolidated basis: (i) the audited Consolidated Balance Sheet of CAPITAL as of December 31, 1992 and 1991, and the Consolidated Statements of Income, Stockholders' Equity and Cash Flows for the years then ended, together with the notes thereto, as audited by [KPMG Peat Marwick], Certified Public Accountants; and (ii) the unaudited Consolidated Balance Sheet of CAPITAL as at June 30, 1993 and the unaudited Consolidated Statements of Income and Cash Flows for the period then ended, together with the notes thereto. Each of the aforementioned financial statements presents fairly, in accordance with generally accepted accounting principles (applied on a consistent basis except as disclosed in the footnotes thereto), the consolidated financial position and results of operations of CAPITAL as of the dates and for the periods therein set forth. Such financial statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, misleading in any material respect. Since June 30, 1993, there has not been any change in the financial condition, results of operations or business of CAPITAL and CCB that has had a Material Adverse Effect.

    (c) The Board of Directors of CAPITAL has duly authorized the execution and delivery of this Merger Agreement and approved the Holding Company Merger as contemplated by the Merger Agreement and will recommended it to the CAPITAL shareholders for adoption. Subject to the approval by the shareholders of CAPITAL and the contemplated regulatory approvals, this Merger Agreement constitutes the valid, legally binding and enforceable obligation of CAPITAL and CAPITAL has all requisite power and authority to enter into this Merger Agreement and CAPITAL has the authority to consummate the transactions contemplated hereby so that, provided all required corporate and regulatory approvals are obtained, neither the execution and delivery of this Merger Agreement nor the consummation of the Holding Company Merger will conflict with, result in the breach of, constitute a default under or accelerate the performance provided by the terms of any law, or any rule or regulation of any governmental agency or authority or any judgment, order or decree of any court, bank regulatory agency or other governmental agency to which CAPITAL is subject, any contract, agreement or instrument to which CAPITAL is a party or by which CAPITAL is bound or committed, or the Certificate of Incorporation or By-laws of CAPITAL, or constitute an event which with the lapse of time or action by a third party, could, to the best of CAPITAL's knowledge, result in the default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of CAPITAL or upon any of CAPITAL's capital stock; except, in the case of contracts, agreements or instruments, such defaults, conflicts or breaches which either (i) will be cured or waived prior to the Effective Time or (ii) if not so cured or waived would not, in the aggregate, have a Material Adverse Effect.

    (d) The reserve for possible loan and lease losses shown on the June 30, 1993 Consolidated Balance Sheet of CAPITAL and CCB is adequate in all material respects under the requirements of generally accepted accounting principles to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including, without limitation, accrued interest receivable) as of June 30, 1993.

    (e) Except as disclosed in the financial statements referred to in Section 15(b), there is no litigation, action, suit, investigation or proceeding pending or, to the best of the knowledge after due inquiry of CAPITAL and its executive officers, overtly threatened, against or affecting CAPITAL or CCB or involving any of their respective properties or assets, at law or in equity, before any federal, state, municipal, local or other governmental authority which is reasonably likely to be resolved adversely to the interest of CAPITAL or CCB and, if so resolved, would have a Material Adverse Effect, and to the best of the knowledge and belief after due inquiry of CAPITAL and its executive officers, no one has reasonable or valid grounds on which it reasonably can be expected that anyone will assert or initiate any such litigation, action, suit, investigation or proceeding against CAPITAL or CCB based upon the wrongful action or inaction of CAPITAL or CCB or any of their respective officers, directors or employees.

    (f) CAPITAL and CCB have good and marketable title to all their respective assets and properties, whether real or personal, tangible or intangible, including without limitation the capital stock of CCB owned by CAPITAL and all other assets and properties reflected in CAPITAL's Consolidated Balance Sheet as of June 30, 1993 or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 1993). Such assets and properties are subject to no liens, mortgages, security interests, encumbrances, pledges or charges of any kind, except (i) as reflected in said Balance Sheet or the notes thereto; (ii) statutory liens for taxes not yet delinquent; (iii) landlord's liens; and (iv) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; and such liens, mortgages, security interests, encumbrances and charges do not, in the aggregate, have a Material Adverse Effect. CAPITAL and CCB as lessee have the right under valid and subsisting leases to occupy, use, possess and control all property leased by CAPITAL and CCB. At the Effective Time all limitations affecting such properties will not, in the aggregate, have a Material Adverse Effect.

    (g) To the best of the knowledge after due inquiry of CAPITAL and its executive officers, CAPITAL and CCB have complied with all laws, regulations and orders applicable to them and to the conduct of their businesses, including without limitation, all statutes, rules and regulations pertaining to the conduct of banking activities except for violations which together with any penalty which results therefrom has not had and will not have a Material Adverse Effect. Neither CAPITAL nor CCB is in default under, and no event has occurred which, to the best of CAPITAL's knowledge, after due inquiry, is likely to result in the default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, in each case where the default has had or is likely to have a Material Adverse Effect.

    (h) CAPITAL has not, since June 30, 1993 to the date hereof, (i) sold or issued any corporate debt securities or sold, issued, reissued or increased its shares of its capital stock; (ii) granted any option for the purchase of capital stock; (iii) declared or set aside or paid any dividend or other distribution in respect of its capital stock, except as permitted pursuant to Section 16(a) hereof or as incurred in carrying out the transactions contemplated by this Merger Agreement, or directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock; (iv) incurred any obligation or liability (absolute or contingent) except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected to lien or encumbrance (other than landlord's liens and statutory liens for taxes not yet delinquent and banking transactions conducted in the ordinary course of business) on any of its material assets or properties; (v) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities included in CAPITAL's financial statements as of June 30, 1993, current liabilities incurred since the date thereof in the ordinary course of business and liabilities incurred in carrying out the transactions contemplated by this Merger Agreement; (vi) sold, exchanged or otherwise disposed of any material capital assets; (vii) made any extraordinary officers' salary increase or wage increase, entered into any employment contract with any officer or salaried employee or instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement; (viii) suffered any damage, destruction or loss, whether or not covered by insurance, that has had a Material Adverse Effect or waived any rights of value which, in the aggregate, have had a Material Adverse Effect; (ix) entered or agreed to enter into any agreement or arrangement granting any preferential right to purchase any of its material assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such material assets, properties or rights; or (x) entered into any other material transaction (other than in the ordinary course of business) except as expressly contemplated by this Merger Agreement.

    (i) Except as set forth in the CAPITAL Document List (the "CAPITAL Document List") attached to the CAPITAL Disclosure Letter, neither CAPITAL nor CCB is a party to or bound by any written or oral (i) employment or consulting contract which is not terminable by CAPITAL or CCB on 60 days or less notice, (ii) employee bonus, deferred compensation, pension, stock bonus or purchase, profit-sharing, retirement or stock option plan, (iii) other employee benefit or welfare plan, or (iv) other executory material agreements as defined by the instructions to Exhibit 10 under Item 601 of SEC Regulation S-K. All such pension, stock bonus or purchase, profit-sharing, retirement, health and welfare plans (other than any multiemployer plans) set forth in the CAPITAL Document List are in this section hereinafter referred to collectively as the "Plans." Those Plans intended to be qualified plans under Section 401(a) of the Code meet any applicable requirements for favorable tax treatment under the Code. All of the Plans which constitute employee pension benefit plans or employee welfare plans subject to ERISA have been maintained in compliance in all material respects with the applicable requirements of ERISA. All material notices, reports and other filings required under applicable law to be given or made to or with any governmental agency with respect to the Plans have been timely filed or delivered. CAPITAL has no knowledge of any circumstances which would adversely affect the qualification of the Plans or their compliance with the applicable requirements of ERISA, would result or have resulted in liability under Title IV of ERISA or of any unreported "reportable event" (as such term is defined in Section 4043(b) of ERISA) or any "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975(c) of the Code) which has occurred since the date on which said sections became applicable to the Plans and which could reasonably be expected to result in any material liability of CAPITAL or CCB to the PBGC, the Department of Treasury, the Department of Labor or any multiemployer plan. Those Plans which are defined benefit plans within the meaning of ERISA meet the minimum funding standards set forth in the Code and ERISA and the assets of such Plans equal or exceed the present value of accrued benefits on a termination basis under such Plans as of the most recent plan valuation date. There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Plans, any fiduciaries thereof with respect to their duties to the Plans or the assets of any of the trusts under any of the Plans which could reasonably be expected to result in any material liability of CAPITAL or CCB to the PBGC, the Department of Treasury, the Department of Labor or any multiemployer plan.

    (j) CAPITAL and/or CCB have duly filed all federal, state, county and local income, franchise, bank, excise, real and personal property and other tax returns and reports (including, but not limited to, those relating to social security, withholding, unemployment insurance, and occupation, sales, and use taxes and those filed on a consolidated, combined or unitary basis) required to have been filed by CAPITAL or CCB up to the date hereof. CAPITAL has made available to BANC ONE a copy of its Federal income tax return for the years 1991 and 1992.
         All of the foregoing returns are true and correct in all material respects, and CAPITAL and CCB have paid or, prior to the Effective Time, will pay all taxes, interest, additions to tax, and penalties shown on such returns or reports as being due or (except to the extent the same are contested in good faith and, if material, summarized in the CAPITAL Disclosure Letter) claimed to be due to any federal, state, county, local or other taxing authority, and there is, and at the Effective Time will be, no basis for any additional claim or assessment which might materially and adversely affect CAPITAL and CCB, except for those being contested in good faith and summarized in the CAPITAL Disclosure Letter. CAPITAL and CCB have paid or made adequate provision in their financial statements or on their books and records for all taxes payable in respect of all periods ending on or before the date hereof. CAPITAL and CCB have, or at the Effective Time will have, no liability for any taxes, interest, additions to tax, or penalties of any nature whatsoever, except for those taxes which may have arisen up to the Effective Time in the ordinary course of business and are properly accrued on the books of CAPITAL and CCB as of the Effective Time or are being contested in good faith and have, if material, been summarized in the CAPITAL Disclosure Letter.

    (k) CAPITAL and CCB have in effect insurance coverage with reputable insurers which in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by bank holding companies and their subsidiaries comparable in size and operations to CAPITAL and CCB.

    (l) CAPITAL has not incurred and will not incur any liability for brokerage, finders', agents', or investment bankers' fees or commissions in connection with this Merger Agreement or the transactions contemplated hereby except for fees, in an amount which BANC ONE, in good faith, deems reasonable and appropriate, to an independent investment banker or adviser of recognized expertise in the banking field (the "Investment Banker"), to be selected by CAPITAL, acceptable to BANC ONE, in connection with such investment banker's written opinion regarding the fairness of the Holding Company Merger to the shareholders of CAPITAL and of the Bank Merger to the minority shareholders of CCB from a financial point of view.

    (m) CAPITAL has annexed to the CAPITAL Disclosure Letter a loan schedule identifying certain loan agreements, notes and borrowing arrangements (the "CAPITAL Loan Schedule") between CCB and its borrowers, as of the date hereof. Except as specifically noted on the CAPITAL Loan Schedule, CCB is not, (i) as of the date hereof, a party to any written or, to CAPITAL's actual knowledge, oral (A) loan agreement, note or borrowing arrangement which has been classified as "substandard," "doubtful," "loss," "other loans especially mentioned" or any comparable classifications by CAPITAL, CCB or banking regulator; (B) loan agreement, note, or borrowing arrangement, including any loan guaranty, with any director, executive officer or ten percent shareholder of CAPITAL, or to the actual knowledge of CAPITAL and its executive officers, after due inquiry, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing; or, (C) to the best of CAPITAL's knowledge, loan agreement, note or borrowing arrangement in violation of any law, regulation or rule of any governmental authority and which violation could, to the best of CAPITAL's knowledge after due inquiry, have a Material Adverse Effect, and (ii), as of the close of business on July 31, 1993, except for loans with an unpaid principal balance of $500,000 or more (which loans are set forth on the CAPITAL Loan Schedule as of the date hereof), a party to any written or, to CAPITAL's actual knowledge, oral loan agreement, note or borrowing arrangement, other than credit card loans and other loans the unpaid balance of which does not exceed $50,000 per loan, under the terms of which the obligor is over 60 days delinquent in payment of principal or interest or, to the best of CAPITAL's knowledge, in default of any other provision as of the dates shown thereon.

    (n) None of the information provided by CAPITAL or CCB to BANC ONE for inclusion in the Proxy Statement or related registration statement or any amendment or supplement thereto (to the extent so included as so provided) shall contain (in the case of information relating to the Proxy Statement, at the time it is mailed and in the case of information relating to the registration statement, at the time it becomes effective) any untrue statement of a material fact or shall omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

    (o) CAPITAL has annexed a contracts schedule (the "CAPITAL Contracts Schedule") to the CAPITAL Disclosure Letter setting forth certain material contracts, including credit agreements, on which CAPITAL or CCB is the obligor, maker, issuer or guarantor as of the date hereof. Except as specifically disclosed on the CAPITAL Contracts Schedule, neither CAPITAL nor CCB is, as of the date hereof, a party to any material contract and/or any material credit agreement as obligor, maker, issuer or guarantor and which contract or agreement contains covenants which make the acquisition of CAPITAL or CCB by or merger with another entity a condition of default or acceleration.

    (p) Attached hereto as Exhibit A is CAPITAL's Subsidiaries List which sets forth the complete legal name of CCB and of each other entity, if any, in which CAPITAL or CCB own or control 5% or more of its capital or voting stock (a "Subsidiary"), a designation of the laws under which CCB and each Subsidiary is incorporated, the activities conducted by CCB and each Subsidiary and the regulatory approvals, if any, requested and/or obtained by CAPITAL, CCB and/or each Subsidiary in connection with the acquisition of such entity and/or the regulatory approvals received by CAPITAL, CCB and any Subsidiary necessary to engage in such activities. Except for CCB and as set forth in Exhibit A, CAPITAL and CCB have no Subsidiaries. Except as may be set forth in Exhibit A, CAPITAL owns beneficially and of record all the outstanding shares of capital stock of CCB and of each Subsidiary listed thereon, which stock is fully paid and non-assessable, except as provided by law. Neither CAPITAL, CCB or any other Subsidiary listed on Exhibit A is a party to any partnership or joint venture except as may be set forth and described in Exhibit A.

         CCB is a corporation duly organized and validly existing in good standing under the laws of the State of Utah and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the businesses and activities now conducted by it and is duly qualified to do business and is in good standing in all jurisdictions where the failure to so qualify (together with all such failures) would have a Material Adverse Effect. As of June 30, 1993, the authorized capital stock of CCB consisted of 200,000 shares of CCB Common, 132,850 of which were issued and outstanding and none of which were treasury shares of CCB, and 50,000 shares of CCB Preferred, 24,000 of which were issued and outstanding and none of which were treasury shares of CCB. CCB has granted and there is outstanding CCB Options related to 7,917 shares of CCB Common. Of the 132,850 issued and outstanding shares of CCB Common, 114,768 were owned by CAPITAL and 18,082 of such shares were owned by minority shareholders of CCB.

    (q) No employee of CAPITAL or CCB is represented, for purposes of collective bargaining, by a labor organization of any type. CAPITAL is unaware of any efforts during the past five years to unionize or organize any employees of CAPITAL or CCB, and no claim related to such employees under the Fair Labor Standards Act, National Labor Relations Act, Civil Rights Act of 1964, Walsh-Healy Act, Davis Bacon Act, Civil Rights Act of 1866, Age Discrimination in Employment Act, Equal Pay Act of 1963, Executive Order No. 11246, Federal Unemployment Tax Act, Vietnam Era Veterans Readjustment Act, Occupational Safety and Health Act, or any state or local employment related law, order, ordinance or regulation, no unfair labor practice, discrimination or wage-and-hour claim is pending or, to the best of CAPITAL's knowledge, threatened against CAPITAL or CCB, which claim has had or is reasonably likely to have a Material Adverse Effect.

    (r) To the actual knowledge of CAPITAL and its executive officers: (i) with respect to any Contaminant, there are no material actions, proceedings or investigations pending or threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging non-compliance with or liability in connection with, by CAPITAL or CCB, CERCLA or any other Environmental Laws; (ii) there is no reasonable basis for the institution of any material action, proceeding or investigation against CAPITAL or CCB under any Environmental Law; (iii) neither CAPITAL nor CCB is responsible in any material respect under any Environmental Law for any Release; (iv) neither CAPITAL nor CCB is responsible for any material costs of any response action required by virtue of any Release of any Contaminant into the environment including, without limitation, costs arising from investigation, removal or remediation of Contaminants, security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body or any other person; (v) CAPITAL and CCB is, in all material respects, in compliance with all applicable Environmental Laws; and (vi) no real property owned or used by CAPITAL or CCB contains any Contaminant including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which (a) could require remediation or other corrective action pursuant to any Environmental Law in any material respect, or (b) otherwise would pose any significant health or safety risk unless remedial measures were taken.

    (s) CAPITAL and/or the CCB (i) have surveyed the facilities where CAPITAL and CCB conduct their businesses including, without limitation, ATMs (collectively, the "CAPITAL Facilities") for compliance with ADA; (ii) have developed action plans to remove architectural barriers including communication barriers that are structural in nature from existing CAPITAL Facilities (collectively, the "CAPITAL Barriers") when such removal is "readily achievable," as that term is defined in ADA; (iii) will finalize action plans for ATMs upon clarification by the ATBCB;
         (iv) have developed or will develop schedules for CAPITAL Barrier removal from CAPITAL Facilities in such action plans so that CAPITAL Barrier removal was completed on January 26, 1992 or will be completed as soon as practicable; and (v) have removed all CAPITAL Barriers in CAPITAL Facilities or will cause all CAPITAL Barriers to be removed in accordance with such action plans. All "alterations" (as such term is defined in ADA) to CAPITAL Facilities undertaken after January 26, 1992 comply with ADA and the ADAAG. Effective January 26, 1992, all plans and designs for new construction to be utilized by CAPITAL and CCB comply with ADA and ADAAG. To the best of CAPITAL's knowledge, after due inquiry, no material investigations, proceedings, or complaints, formal or informal, are pending or threatened against CAPITAL and/or CCB in connection with CAPITAL Facilities under ADA, ADAAG, or any other state or federal law concerning accessibility for individuals with disabilities.

    (t) The statements made and the information included in the CAPITAL Disclosure Letter and any attachments thereto shall be deemed to constitute representations and warranties of CAPITAL under this Merger Agreement to the same extent as if herein set forth in full. Anything disclosed in the CAPITAL Disclosure Letter or the attachments thereto shall be considered to have been disclosed for purposes of all representations, warranties and covenants under this Merger Agreement.

    (u) There are no credit agreements on which CAPITAL or CCB is the maker, issuer or guarantor and which contain provisions which make the acquisition of CAPITAL or CCB by or merger into another entity a condition of default or acceleration.

16. Action by CAPITAL Pending Effective Time. CAPITAL agrees that from the date of this Merger Agreement until the earlier of the Effective Time or the time that this Merger Agreement is terminated, except with the prior written permission of BANC ONE, which, in any case covered by Section 16(d) hereof, shall not be unreasonably withheld:

    (a) Beginning with the third calendar quarter of 1993 and for each succeeding calendar quarter thereafter prior to that calendar quarter in which the Effective Time shall occur, CAPITAL

         (i) will not declare or pay any dividends or make any distributions on shares of CAPITAL Common, except cash dividends of $0.25 per share per quarter;

         (ii) except as hereinbelow provided, will not declare or pay any dividends or make any distributions in any amount on its CAPITAL Common in the quarter in which the Effective Time shall occur and in which the shareholders of CAPITAL Common are entitled to receive regular quarterly dividends on the shares of BANC ONE Common into which the shares of CAPITAL Common have been converted. It is the intent of this part (ii) to provide that the holders of CAPITAL Common will receive either the payment of cash dividends on their shares of CAPITAL Common or the payment of cash dividends as the holders of shares of BANC ONE Common received in exchange for the shares of CAPITAL Common for the calendar quarter during which the Effective Time shall occur, but will not receive and will not become entitled to receive for the same calendar quarter both the payment of a cash dividend as shareholders of CAPITAL and the payment of a cash dividend as the holders of the shares of BANC ONE Common received in exchange for the shares of CAPITAL Common. In the event that CAPITAL does not declare and pay cash dividends on its CAPITAL Common in a particular calendar quarter because of CAPITAL's reasonable expectation that the Effective Time would occur in said calendar quarter wherein the holders of CAPITAL Common would have become entitled to receive cash dividends for such calendar quarter on the shares of BANC ONE Common to have been exchanged for the shares of CAPITAL Common, and the Effective Time does not in fact occur effective in said calendar quarter, then, as a result thereof, CAPITAL shall be entitled to declare and pay a cash dividend (within the limitations of this Section
               16) on said shares of CAPITAL Common for said calendar quarter as soon as reasonably practicable.

         The declaration of any dividends within the limitations of this paragraph shall remain within the discretion of the Board of Directors of CAPITAL.

    (b) Neither CAPITAL or CCB will issue, sell, grant any option for, or acquire for value any shares of its capital stock or otherwise effect any change in connection with its equity capitalization, except that
         (i) CCB may issue up to 7,917 shares of CCB Common in connection with the exercise of all the CCB Options and (ii) CCB may redeem all 24,000 shares of CCB Preferred at its par value of $50.00 per share plus accrued and unpaid dividends thereon to the date of redemption.

    (c) Except as otherwise set forth in or contemplated by this Merger Agreement, CAPITAL will carry on its businesses in substantially the same manner as heretofore, use its reasonable best efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it and use its reasonable best efforts to maintain and preserve its business organization intact.

    (d) Except as may be otherwise provided in the Benefits Agreement, neither CAPITAL nor CCB will (i) enter into any new line of business or incur or agree to incur any obligation or liability except liabilities and obligations (including corporate debt issuances) incurred in the ordinary course of business, except as may be directed by any regulatory agency; (ii) except as may be directed by any regulatory agency, change its or the Subsidiaries' lending, investment, liability management and other material banking policies in any material respect; (iii) except in the ordinary course of business and consistent with prior practice, grant any general or uniform increase in the rates of pay of employees; (iv) establish any new employee benefit plan or amend any existing plan (except as required by law or permitted in the Benefits Letter) so as to increase by any significant amount the benefits payable thereunder; (v) incur or commit to any capital expenditures other than in the ordinary course of business (which will in no event include the establishment of new branches or any other facilities or any capital expenditures in excess of $50,000 for any individual project for any purpose); or (vi) merge into, consolidate with or permit any other corporation to be merged or consolidated with it or any of its Subsidiaries or acquire outside of the ordinary course of business part of or all the assets or stock of any other corporation or person.

    (e) CAPITAL will not change its or CCB's methods of accounting in effect at December 31, 1992, except as required by changes in generally accepted accounting principles as concurred in by KPMG Peat Marwick, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of CAPITAL's Federal income tax returns for the taxable years ending December 31, 1992 and 1991, except as required by changes in law or regulation.

    (f) CAPITAL will afford BANC ONE, its officers and other authorized representatives, such access to all books, records, bank examination reports (as permitted by law), tax returns, leases, contracts and documents of CAPITAL and CCB and will furnish to BANC ONE such information with respect to the assets and business of CAPITAL and CCB as BANC ONE may from time to time reasonably request in connection with this Merger Agreement and the transactions contemplated hereby.

    (g) CAPITAL will promptly advise BANC ONE in writing of all material corporate actions taken by the directors and shareholders of CAPITAL and/or CCB, furnish BANC ONE with copies of all monthly and other interim financial statements of CAPITAL and CCB as they become available, and keep BANC ONE fully informed concerning all trends and developments which in the opinion of CAPITAL may have a Material Adverse Effect on CAPITAL and/or CCB.

    (h) CAPITAL, CCB and their respective officers, directors and employees will not contract for or acquire, at the expense of CAPITAL or CCB, a policy or policies providing for insurance coverage for directors, officers and/or employees of CAPITAL and/or CCB for any period subsequent to the Effective Time for events occurring before or after the Effective Time; provided, however, that CAPITAL may renew, extend or replace existing policies in the ordinary course consistent with past practices for periods of not greater than one year.

17. Action by BANC ONE Pending Effective Time. BANC ONE agrees that from the date of this Merger Agreement until the Effective Time, except with prior written permission of CAPITAL:

    (a) BANC ONE will not adopt or implement any amendment to its Articles of Incorporation or any plan of reorganization which would affect in any manner the terms and provisions of the shares of BANC ONE Common or the rights of the holders of such shares or reclassify the BANC ONE Common.

    (b) Except as otherwise set forth in or contemplated by this Merger Agreement, BANC ONE will carry on its businesses in substantially the same manner as heretofore, use its reasonable best efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it and use its reasonable best efforts to maintain and preserve its business organization intact.

    (c) BANC ONE will not change its or its subsidiaries' methods of accounting in effect at December 31, 1992, except as required by changes in generally accepted accounting principles as concurred with by Coopers & Lybrand, its independent auditors, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of the Federal income tax returns of BANC ONE for the taxable years ending December 31, 1992 and 1991, except as required by changes in law or regulation.

    (d) BANC ONE will afford CAPITAL, its officers and other authorized representatives, such access to all books, records, bank examination reports (as permitted by law), tax returns, leases, contracts and documents of BANC ONE and its subsidiaries and will furnish to CAPITAL such information with respect to the assets, earnings and business of BANC ONE and its subsidiaries as CAPITAL may from time to time reasonably request in connection with this Agreement and the transactions contemplated hereby.

18. Conditions to Obligations of BANC ONE and BANC ONE ARIZONA. The obligations of BANC ONE and BANC ONE ARIZONA to effect the Holding Company Merger are subject, unless waived by BANC ONE, to the satisfaction of the following conditions on or prior to the Effective Time:

    (a) There shall not have been any change in the consolidated financial condition, aggregate net assets, shareholders' equity, business or operating results of CAPITAL and CCB, taken as a whole, from June 30, 1993 to the Effective Time that has had a Material Adverse Effect.

    (b) CAPITAL shall not have paid cash dividends from June 30, 1993 to the Effective Time, except as permitted under this Merger Agreement.

    (c) All representations by CAPITAL contained in this Merger Agreement shall be true in all material respects at, or as of, the Effective Time as though such representations were made at and as of said date, except for changes contemplated by the Merger Agreement, and except also for representations as of a specified time other than the Effective Time, which shall be true in all material respects at such specified time; provided, however, that the representation of CAPITAL contained in Section 15(d) shall be true in all material respects as applied to the Balance Sheet of CAPITAL included in the most recently available quarterly or annual report to CAPITAL shareholders as of the close of the most recent calendar quarter prior to the Effective Date (as hereinafter defined) and the reserve for possible loan and lease losses included therein, as though each reference to "June 30, 1993" in such section were a reference to the last day of the most recent calendar quarter prior to the day of the Effective Time (the "Effective Date").

    (d) BANC ONE shall have received the opinion of legal counsel for CAPITAL, dated as of the Effective Time, substantially to the effect set forth in Exhibit E hereto, together with a copy of the Certificate of Incorporation, as amended, of CAPITAL certified by the Utah Division of Banking and a copy of the charter documents, as amended, of CCB and, for Certificates of Good Standing for both CAPITAL and CCB dated as a date not more than 20 days prior to the Effective Time from the Secretary of State or Utah Division of Corporations or other appropriate governmental or regulatory entities, as applicable.

    (e) CAPITAL shall have performed in all material respects all agreements and conditions required by this Merger Agreement to be performed and satisfied by it at or prior to the Effective Time.

    (f) As of the close of the most recent calendar quarter (or if the Effective Time shall occur within 20 days following the close of a calendar quarter, then as of the next preceding calendar quarter) cumulative earnings reported by CAPITAL since June 30, 1993 shall be greater than or equal to the amount calculated by multiplying (a) $400,000 by (b) the number of full calendar quarters which have passed since June 30, 1993 and for which earnings have been reported as of such date, times (c) 0.9. As used in this Section "reported" means reported on CAPITAL's financial statements prepared in accordance with generally accepted accounting principles applied on a basis consistent with CAPITAL's financial statements for the years ended December 31, 1992 and 1991, as included in CAPITAL's annual reports to shareholders subject to any subsequent adjustments required to be reported to the SEC whether or not such adjustments have, as yet, been reported with the following adjustments, if any, net of related tax savings and costs which were reflected in net income for the relevant period(s) added back into or deducted from net income for the applicable period: (i) investment banking expenses, outside legal and accounting fees, or other costs associated with the Holding Company Merger, (ii) gains or losses on sales of assets outside of the ordinary course of business, (iii) any other expenses upon which BANC ONE and CAPITAL shall mutually agree, and (iv) any other reserves or adjustments requested by BANC ONE or referenced in the CAPITAL Disclosure Letter.

    (g) The total number of shares of CAPITAL Common issued and outstanding shall not be more than 150,345 shares and there shall be no options, warrants or commitments of any kind related to CAPITAL's capital stock.

    (h) The aggregate of (i) the fractional share interests of BANC ONE Common to be paid in cash pursuant to Section 7(c), and (ii) the shares of BANC ONE Common to which holders of CAPITAL Common would have been entitled as of the Effective Time but who, as of the Effective Time, have taken steps to perfect their rights as dissenting shareholders pursuant to the provisions of applicable law, shall not be more than 10% of the maximum aggregate number of shares of BANC ONE Common which could be issued as a result of the Holding Company Merger and the Bank Merger.

    (i) There shall be no exercisable CCB Options or CCB Preferred issued and outstanding immediately prior to the Effective Time. CCB's capital stock shall consist solely of 140,767 shares of CCB Common, not fewer than 114,768 of which shall be owned by CAPITAL.

    (j) CAPITAL shall have furnished BANC ONE a certificate, signed on its behalf by the Chairman or President and the Secretary or an Assistant Secretary of CAPITAL and dated as of the Effective Time, certifying as to the form of and adoption of resolutions of the Board and shareholders of CAPITAL approving the Merger Agreement and the Holding Company Merger, respectively, and to the effect that the conditions described in Paragraphs (a), (b), (c), (e), (f) (g) and (i) of this
         Section 18 have been fully satisfied.

19. Conditions to Obligations of CAPITAL. The obligations of CAPITAL to effect the Holding Company Merger are subject, unless waived by CAPITAL, to the satisfaction on or prior to the Effective Time of the following conditions:

    (a) There shall not have been any change in the consolidated financial condition, aggregate net assets, shareholders' equity, business, or operating results of BANC ONE and its subsidiaries, taken as a whole, from June 30, 1993 to the Effective Time that has had a Material Adverse Effect.

    (b) All representations by BANC ONE and BANC ONE ARIZONA contained in this Merger Agreement shall be true in all material respects at, or as of, the Effective Time as though such representations were made at and as of said date, except for changes contemplated by this Merger Agreement, and except also for representations as of a specified time other than the Effective Time, which shall be true in all material respects at such specified time; provided, however, that the representation of BANC ONE contained in Section 13(d) shall be true in all material respects as applied to the Consolidated Balance Sheet of BANC ONE included in the most recently available quarterly or annual report to BANC ONE's shareholders and/or BANC ONE's report to the SEC on Form 10-Q or Form 10-K as of the close of the most recent calendar quarter prior to the Effective Date and the reserve for possible loan and lease losses included therein, as though each reference to "June 30, 1993" in such section were a reference to the last day of the most recent calendar quarter prior to the Effective Date.

    (c) CAPITAL shall have received the opinion of counsel for BANC ONE and BANC ONE ARIZONA (i) on and dated the date on which the registration statement described in Section 10(d) of this Merger Agreement shall have become effective as described in Section 19(b) of this Merger Agreement substantially to the effect of paragraphs numbered 7, 8 and 9 of Exhibit F hereto and (ii) on and dated as of the Effective Time substantially to the effect set forth in Exhibit F hereto, together with a copy of the Articles of Incorporation of BANC ONE certified by the Secretary of State of the State of Ohio and a copy of the Articles of Incorporation of BANC ONE ARIZONA certified by the Secretary of State of the State of Arizona and copies of such other charter documents and Certificates of Good Standing of BANC ONE and BANC ONE ARIZONA dated as of a date not more than 20 days prior to the day of the Effective Time from the Ohio and Arizona Secretaries of State, respectively, as CAPITAL shall reasonably require.

    (d) BANC ONE and BANC ONE ARIZONA shall have performed all agreements and conditions required by this Merger Agreement to be performed and satisfied by it at or prior to the Effective Time.

    (e) As of the close of the most recent calendar quarter (or if the Effective Time shall occur within 20 days following the close of a calendar quarter, then as of the close of the next preceding calendar quarter) cumulative per share earnings reported by BANC ONE since June 30, 1993 shall be greater than or equal to the amount calculated by multiplying (a) $0.77 by (b) the number of full calendar quarters which have passed since June 30, 1993 and for which earnings have been reported as of such date, times (c) 0.9. As used in this Section, "reported" means reported on BANC ONE's consolidated financial statements prepared in accordance with generally accepted accounting principles applied on a basis consistent with BANC ONE's consolidated financial statements for the years ended December 31, 1992 and 1991, as included in BANC ONE's reports to the SEC on Forms 10-K or BANC ONE's annual reports to shareholders subject to any subsequent adjustments required to be reported to the SEC whether or not such adjustments have, as yet, been reported.

    (f) BANC ONE shall have furnished CAPITAL a certificate, signed by the Chairman or President or an Executive Vice President and by the Secretary or Assistant Secretary of BANC ONE and dated as of the Effective Time certifying as to the form of and adoption of the resolutions of the Boards of BANC ONE and of BANC ONE ARIZONA approving the Merger Agreement and the Holding Company Merger, and to the effect that the conditions described in Paragraphs (a), (b), (d) and (e) of this Section 19 have been fully satisfied.

    (g) The shares of BANC ONE Common to be issued to the holders of CAPITAL Common and CCB Common shall be listed on the NYSE.

    (h) CAPITAL shall have received an opinion from the Investment Banker dated as of a date not more than five days prior to the date of the Proxy Statement, to the effect that, in the opinion of the Investment Banker, the Holding Company Merger is fair to the shareholders of CAPITAL Common and the Bank Merger is fair to the shareholders of CCB Common (except for CAPITAL) from a financial point of view, and such opinion shall have been confirmed in writing by the Investment Banker as of a date not more than five days prior to the Effective Time.

20. Conditions to Obligations of All Parties. In addition to the provisions of Sections 18 and 19 hereof, the obligations of BANC ONE and CAPITAL to effect the Holding Company Merger shall be subject to the satisfaction of the following conditions on or prior to the Effective Time:

    (a) The parties hereto shall have received all necessary approvals of governmental agencies and authorities of the transactions contemplated by this Merger Agreement and each of such approvals shall remain in full force and effect at the Effective Time. BANC ONE shall notify CAPITAL promptly upon receipt of all necessary governmental approvals. At the Effective Time, (i) no party hereto shall be subject to any order, decree or injunction of a court or governmental agency of competent jurisdiction which enjoins or prohibits the consummation of the Holding Company Merger or the Bank MERGER; and
         (ii) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal consummation of the Holding Company Merger or the Bank Merger.

    (b) The registration statement required to be filed by BANC ONE pursuant to Section 10(d) of this Merger Agreement shall have become effective by an order of the SEC, the shares of BANC ONE Common to be exchanged in the Holding Company Merger and the Bank Merger shall have been qualified or exempted under all applicable state securities laws, and there shall have been no stop order issued or threatened by the SEC that suspends or would suspend the effectiveness of the registration statement, and no proceeding by the SEC shall have been commenced, pending or overtly threatened for such purpose and the BANC ONE Common to be issued in the Holding Company Merger or the Bank Merger will be authorized for trading on the NYSE.

    (c) This Merger Agreement and the Holding Company Merger shall have been duly approved and adopted by the requisite affirmative vote of the shareholders of CAPITAL and BANC ONE ARIZONA and the Bank Merger and the Bank Merger Agreement shall have been duly ratified and approved by the requisite vote of the shareholders of BANK ONE UTAH and CCB.

    (d) Gerrish & McCreary, P.C. shall have issued its written opinion, dated as of the day of the Effective Time, satisfactory to CAPITAL and BANC ONE, respectively, substantially to the effect set forth in clauses
         (a) through (e) of Section 12 of this Merger Agreement and there shall exist as of, at or immediately prior to the Effective Time no facts or circumstances which would render such opinion inapplicable in any respect to the transactions to be consummated hereunder.

    (e) Coopers & Lybrand shall have issued its written opinion, dated as of a date not later than the Effective Time, satisfactory, in good faith, to BANC ONE, advising that the transaction herein contemplated may be properly accounted for as a pooling-of-interests; provided, however, that this condition shall be deemed to have been waived by BANC ONE if the inability to obtain such opinion arises out of, or results directly or indirectly from, any action taken by BANC ONE, BANC ONE ARIZONA or any of their respective subsidiaries contrary to that contemplated by this Merger Agreement.

21. Indemnification.

    (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether formal or informal and whether civil, administrative or criminal, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee, fiduciary or agent of CAPITAL or CCB (the "Indemnified Parties") is, or is threatened to be, made a party or a witness, based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Merger Agreement or any of the transactions contemplated hereby (a "Merger Related Event"), whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond to such claim, action, suit, proceedings or investigation. It is understood and agreed that, provided that, with regard to any Merger Related Event, and conditioned upon the Holding Company Merger becoming effective, BANC ONE shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law, each Indemnified Party against any and all losses, claims, damages, liabilities, costs, expenses (including attorneys' fees and expenses), judgments and fines, and amounts paid in settlement, in connection with any such threatened or actual claim, action, suit, proceedings or investigation; provided, however, that BANC ONE shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld). In the event of any such threatened or actual claim, action, suit, proceedings or investigation (whether asserted or arising before or after the Effective Time), (i) BANC ONE shall pay expenses (including attorney's fees and expenses) in advance of the final disposition of any claim, suit, proceedings or investigation to each Indemnified Party to the fullest extent permitted by applicable law, and (ii) BANC ONE shall use its reasonable best efforts to assist in the vigorous defense of any such matter; provided, however, that BANC ONE's obligations as herein set forth shall not apply to any losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement by any Indemnified Party involving the fraud, bad faith and/or reckless disregard of such Indemnified Party or related to any threatened or actual claim, action, suit, proceedings or investigation brought by BANC ONE against any Indemnified Party. Any Indemnified Party wishing to claim indemnification under this Section 21(a) shall, upon learning of or having reason to anticipate any such claim, action, suit, proceedings or investigation, immediately notify BANC ONE thereof.

    (b) BANC ONE shall insure that all rights to indemnification and all limitations of liability existing in favor of the Indemnified Parties as provided in CAPITAL's Certificate of Incorporation and By-laws or similar governing documents of CCB, as in effect as of July 1, 1993, or as otherwise provided for or allowed under applicable law as in effect as of the date hereof or as amended at a time prior to the Effective Time, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time, shall survive the Holding Company Merger and the Bank Merger and shall continue in full force and effect, without any amendment thereto, for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim asserted or made within such period shall continue until the final disposition of such claim.

    (c) From and after the Effective Time, persons who, immediately prior to the Effective Time, served as the directors, officers and employees of CAPITAL and CCB, who, following the Effective Time, continue as directors, officers and/or employees of the Surviving Corporation or one of its subsidiaries, shall have indemnification rights having prospective application only, except, however, for the indemnification rights set forth in paragraphs (a) and (b) of this Section 21. These prospective indemnification rights shall consist of (i) such rights to which directors, officers and employees are entitled under the provisions of the Certificate of Incorporation, Bylaws or similar governing documents of the Surviving Corporation and its subsidiaries, as applicable, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable law as in effect from time to time after the Effective Time and (ii) those indemnification rights set forth in agreements, if any, between BANC ONE and the directors and executive officers of the Surviving Corporation and its subsidiaries. Such agreements, if any, which shall be executed as soon as practicable following the Effective Time, shall provide certain indemnification rights that are comparable to those provided to directors, officers and employees of BANC ONE and its subsidiaries generally, but which rights may be greater or lesser than the indemnification rights available in clause (i) above.

    (d)  The obligations of BANC ONE provided under paragraphs (a) and (b) this
         Section 21 are intended to be the joint and several obligations of BANC ONE and the Surviving Corporation and to benefit, and be enforceable against BANC ONE and the Surviving Corporation directly by, the Indemnified Parties, and shall be binding on all respective successors and permitted assigns of BANC ONE and the Surviving Corporation.

    (e) In the event BANC ONE or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of BANC ONE or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 21.

22. Non-Survival of Representations and Warranties. The respective representations and warranties of CAPITAL, BANC ONE and BANC ONE ARIZONA contained in this Merger Agreement shall not survive the Effective Time; provided, however, that BANC ONE's obligation to pay certain expenses pursuant to Section 10(e) of this Merger Agreement and to indemnify pursuant to Section 21 of this Agreement shall survive the Effective Time.

23. Governing Law. This Merger Agreement shall be construed and interpreted according to the applicable laws of the State of Utah, except as the laws of the State of Arizona are expressly applicable to the Holding Company Merger.

24. Assignment. This Merger Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Merger Agreement nor any of the rights, interest, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

25. Satisfaction of Conditions; Termination.

    (a) BANC ONE and BANC ONE ARIZONA agree to use their reasonable best efforts to obtain satisfaction of the conditions of this Merger Agreement insofar as they relate to BANC ONE and BANC ONE ARIZONA, and CAPITAL agrees to use its reasonable best efforts to obtain the satisfaction of the conditions of this Merger Agreement insofar as they relate to CAPITAL, in each case as soon as possible.

    (b) This Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Holding Company Merger by the shareholders of BANC ONE ARIZONA or by CAPITAL's shareholders, upon the occurrence of any of the following by written notice from BANC ONE to CAPITAL (authorized by the Board of Directors of BANC ONE), or by written notice from CAPITAL to BANC ONE (authorized by the Board of Directors of CAPITAL), as the case may be:

         (i) If any material condition to the obligations of BANC ONE and/or BANC ONE ARIZONA set forth in Section 18 or 20 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by BANC ONE or if any material condition to the obligations of CAPITAL as set forth in
               Section 19 or 20 is not substantially satisfied at the time or times contemplated thereby and such condition is not waived by CAPITAL, it being understood that each party's right to terminate under this Section 25 (b)(i) shall relate only to conditions to that party's obligations;

         (ii) In the event of a material breach by the other of any representation, warranty, condition or agreement contained in this Merger Agreement that is not cured within 30 days of the time that written notice of such breach is received by such other party from the party giving notice; or

         (iii) If the Holding Company Merger shall not have been consummated on or before July 15, 1994.

    (c) In the event that BANC ONE's pre-acquisition investigation and review of CAPITAL as described in Section 10(n) of this Merger Agreement discloses matters which BANC ONE in good faith believes to be either
         (i) inconsistent in any material respect with any of the representations and warranties of CAPITAL contained in this Agreement or (ii), in the reasonable judgment of the Board of Directors of BANC ONE, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of CAPITAL and CCB on a consolidated basis or (y) to deviate materially and adversely from CAPITAL's audited financial statements for the year ended December 31, 1992, BANC ONE shall have the right to terminate this Merger Agreement as set forth in this Section 25(c) as supplemented by the CAPITAL Disclosure Letter by giving written notice of termination to CAPITAL within seven days of the conclusion of such pre-acquisition investigation.

    (d) In the event that CAPITAL's pre-acquisition investigation and review of BANC ONE as described in Section 10(o) of this Merger Agreement discloses matters which CAPITAL in good faith believes to be either
         (i) inconsistent in any material respect with any of the representations and warranties of BANC ONE contained in this Agreement, or (ii) in the reasonable judgment of the Board of Directors of CAPITAL, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of BANC ONE and its subsidiaries on a consolidated basis or (y) to deviate materially and adversely from BANC ONE's audited financial statements for the year ended December 31, 1992, CAPITAL may elect to terminate this Merger Agreement by giving written notice of termination to BANC ONE within seven days of the conclusion of such pre-acquisition investigation.

    (e) In the event the BANC ONE Average Price (as defined in Section 7 of this Merger Agreement) is less than $35.00 per share (the "Termination Price"), CAPITAL, by action of its Board of Directors, in its sole discretion, may, but is not required to, elect to terminate this Merger Agreement, whether before or after approval of the Merger by the shareholders of BANC ONE ARIZONA or by CAPITAL's shareholders, by giving written notice of such election to BANC ONE within two NYSE trading days after the Valuation Period (as defined in Section 7 of this Merger Agreement). In determining whether to terminate this Merger Agreement pursuant to this Section 25(e), the Board of Directors of CAPITAL may consider whether the fact that the BANC ONE Average Price is less than $35.00 per share is attributable to general market conditions, reflects an inability of BANC ONE Common to earn and/or maintain an acceptable level of return in the future, the relative stock prices of CAPITAL, BANC ONE and other national and regional bank holding companies or selected groups thereof, and any other pertinent factors, including, without limitation, general economic and market conditions. In the event that BANC ONE shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine BANC ONE Common or declare a dividend, or make a distribution on BANC ONE Common in any security convertible into BANC ONE Common (except for the Stock Split which was taken into account herein), appropriate adjustment will be made in the Termination Price.

         A termination resulting from CAPITAL's election under this Section 25(e) shall be deemed to have been a termination by mutual consent of the parties.

    (f) This Merger Agreement may be terminated and abandoned (whether before or after approval of the Holding Company Merger by the shareholders of BANC ONE ARIZONA or by CAPITAL's shareholders) by mutual written consent of CAPITAL, BANC ONE ARIZONA and BANC ONE authorized by their respective Boards of Directors.

    (g) In the event of termination of this Merger Agreement (i) caused otherwise than by a willful breach of this Merger Agreement by any of the parties hereto or (ii) pursuant to Section 25(c) or (d), this Merger Agreement shall cease and terminate, the acquisition of CAPITAL as provided herein shall not be consummated, and none of BANC ONE, BANC ONE ARIZONA nor CAPITAL shall have any liability to any other party under this Merger Agreement of any nature whatever, except for BANC ONE's obligations related to the printing of the proxy solicitation materials, including any liability for damages, provided, however, that the duties of the parties with respect to confidential information as set forth in Section 10(f) shall survive any such termination. If the Holding Company Merger is not consummated as the result of termination of this Merger Agreement caused otherwise than by willful breach of a party hereto, BANC ONE, BANC ONE ARIZONA and CAPITAL each shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Merger Agreement, the respective shareholders' meetings and actions of the parties and all other acts incidental to, contemplated by or in pursuance of the transactions contemplated by this Merger Agreement, including fees and expenses of their respective counsel, accountants and other experts and advisors.

    (h) If termination of this Merger Agreement shall be judicially determined to have been caused by willful breach of this Merger Agreement, then, in addition to other remedies at law or equity for breach of this Merger Agreement, the party so found to have willfully breached this Merger Agreement shall indemnify the other parties for their respective costs, fees and expenses of their counsel, accountants and other experts and advisors as well as fees and expenses incident to negotiation, preparation and execution of this Merger Agreement and related documentation and their shareholders' meetings and consents.

26. Waivers; Amendments. Any of the provisions of this Merger Agreement may be waived at any time by the party which is, or the shareholders of which are, entitled to the benefit thereof, provided, however, such waiver, if material to CAPITAL or its shareholders, may be made only following due authorization by the Board of Directors of CAPITAL. This Merger Agreement may be amended or modified in whole or in part by an agreement in writing executed in the same manner (but not necessarily by the same persons) as this Merger Agreement and which makes reference to this Merger Agreement, provided, however, such amendment or modification may be made only following due authorization by the respective Boards of Directors of CAPITAL, BANC ONE ARIZONA and BANC ONE; provided, further, however, that after a favorable vote by the shareholders of CAPITAL any such action shall be taken by CAPITAL only if, in the opinion of its Board of Directors, such amendment or modification will not have any material adverse effect on the benefits intended under this Merger Agreement for the shareholders of CAPITAL and will not require resolicitation of any proxies from such shareholders.

27. Entire Agreement. Subject to the exceptions noted in the next following sentence, this Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by CAPITAL, BANC ONE ARIZONA and BANC ONE or by any officer or officers of such parties relating to the acquisition of the business or the capital stock of CAPITAL and/or its Subsidiaries by BANC ONE or BANC ONE ARIZONA. Except for the BANC ONE Disclosure Letter and any attachment thereto, the CAPITAL Disclosure Letter and any attachments thereto, the Benefits Agreement, this Merger Agreement constitutes the entire agreement by the parties, and there are no agreements or commitments except as set forth herein and therein.

28. Captions; Counterparts. The captions in this Merger Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Merger Agreement. This Merger Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

29. Notices. All notices and other communications hereunder may be made by mail, hand-delivery or by courier service. If notices and other communications are made by nationally recognized overnight courier service for overnight delivery, such notice shall be deemed to have been given one business day after being forwarded to such a nationally recognized overnight courier service for overnight delivery and otherwise when received. All notices and other communications hereunder given to any party shall be communicated to the remaining party to this Merger Agreement by mail or by hand-delivery in the same manner as herein provided.

    (a) If to BANC ONE, to:

              BANC ONE CORPORATION
              Attention of:  Chief Executive Officer
              100 East Broad Street
              Columbus, Ohio  43271

        With a copy to:

              BANC ONE CORPORATION
              Attention of:  Roman J. Gerber
                             General Counsel
              100 East Broad Street
              Columbus, Ohio  43271


    (b) If to CAPITAL, to:

              CAPITAL BANCORP
              Attention of:  Allen Barbieri
                             President
              2200 South State Street
              Salt Lake City, Utah  84115

        With a copy to:

              Gerrish & McCreary, P.C.
              Attention of:  Jeffrey C. Gerrish, Esq.
              700 Colonial Road, Suite 200
              Memphis, Tennessee  38117

    (c) If to BANC ONE ARIZONA, to:

              BANC ONE ARIZONA CORPORATION
              Attention of:  Richard J. Lehmann
                             Chairman of the Board
              241 North Central
              Phoenix, Arizona  85004

        With a copy to:

              BANC ONE ARIZONA CORPORATION
              Attention of:  Rand D. Haddock
                             General Counsel
              241 North Central
              Phoenix, Arizona  85004

    Notwithstanding the foregoing, it is understood that delivery by CAPITAL of the CAPITAL Disclosure Letter to Phillip L. Weaver shall constitute delivery of said CAPITAL Disclosure Letter to BANC ONE.

IN WITNESS WHEREOF, this Merger Agreement has been executed the day and year first above written.

                                           BANC ONE CORPORATION
ATTEST:


CHARLES F. ANDREWS                         By: ROMAN J. GERBER
Charles F. Andrews                             Roman J. Gerber
Assistant Secretary                            Executive Vice President

                                           CAPITAL BANCORP
ATTEST:


KENT R. JONES                              By: NORTON PARKER
Kent R. Jones
Assistant Secretary

                                           BANC ONE ARIZONA CORPORATION
ATTEST:


R. D. HADDOCK                              By: JOHN W. WESTMAN


                     TABLE OF CONTENTS TO MERGER AGREEMENT


                                                                           Page


RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Section  1. Holding Company Merger . . . . . . . . . . . . . . . . . . .    3
Section  2. Name . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Section  3. Business . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Section  4. Effective Time of Holding Company Merger;
               Articles of Incorporation . . . . . . . . . . . . . . . .    4
Section  5. Effect of Holding Company Merger . . . . . . . . . . . . . .    4
Section  6. Liabilities upon Holding Company Merger;
               Service of Process  . . . . . . . . . . . . . . . . . . .    5
Section  7. Conversion of Shares . . . . . . . . . . . . . . . . . . . .    5
Section  8. Board of Directors; Employees; and Name Change . . . . . . .   11
Section  9. Employee Benefits  . . . . . . . . . . . . . . . . . . . . .   11
Section 10. Undertakings of the Parties  . . . . . . . . . . . . . . . .   12
Section 11. Dissenting Shareholders  . . . . . . . . . . . . . . . . . .   20
Section 12. Tax Opinion  . . . . . . . . . . . . . . . . . . . . . . . .   20
Section 13. Representations and Warranties of BANC ONE . . . . . . . . .   21
Section 14. Representations and Warranties of BANC ONE ARIZONA . . . . .   32
Section 15. Representations and Warranties of CAPITAL  . . . . . . . . .   33
Section 16. Action by CAPITAL Pending Effecting Time . . . . . . . . . .   45
Section 17. Action by BANC ONE Pending Effective Time  . . . . . . . . .   49
Section 18. Conditions to Obligations of BANC ONE and
              BANC ONE ARIZONA . . . . . . . . . . . . . . . . . . . . .   50
Section 19. Conditions to Obligations of CAPITAL . . . . . . . . . . . .   52
Section 20. Conditions to Obligations of All Parties . . . . . . . . . .   55
Section 21. Indemnification  . . . . . . . . . . . . . . . . . . . . . .   56
Section 22. Non-Survival of Representations and Warranties . . . . . . .   59
Section 23. Governing Law  . . . . . . . . . . . . . . . . . . . . . . .   60
Section 24. Assignment . . . . . . . . . . . . . . . . . . . . . . . . .   60
Section 25. Satisfaction of Conditions; Termination  . . . . . . . . . .   60
Section 26. Waivers; Amendments  . . . . . . . . . . . . . . . . . . . .   64
Section 27. Entire Agreement . . . . . . . . . . . . . . . . . . . . . .   64
Section 28. Captions; Counterparts . . . . . . . . . . . . . . . . . . .   64
Section 29. Notices  . . . . . . . . . . . . . . . . . . . . . . . . . .   65

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66

    EXHIBIT A - CAPITAL Subsidiaries List
    EXHIBIT B - Bank Merger Agreement
    EXHIBIT C - Form of Plan of Merger
    EXHIBIT D - Form of Undertaking by Affiliates
    EXHIBIT E - Opinion of Counsel for CAPITAL
    EXHIBIT F - Opinion of Counsel for BANC ONE and BANC ONE ARIZONA


                    EXHIBITS TO AGREEMENT AND PLAN OF MERGER


Exhibit A  - CAPITAL Subsidiaries List


Exhibit B  - Bank Merger Agreement


Exhibit C  - Form of Plan of Merger


Exhibit D  - Form of Undertaking by Affiliates


Exhibit E  - Opinion of Counsel for CAPITAL


Exhibit F  - Opinion of Counsel for BANC ONE and BANC ONE ARIZONA



EXHIBIT A


                           CAPITAL SUBSIDIARIES LIST

                                                                Other
                                                             Activities for
                        Incorporated           Activities    Which Regulatory
Name                    Under                  Conducted     Approval Obtained


Capital City Bank *     Utah law               commercial    None
                                               bank


* Capital Bancorp owns beneficially and of record 86.39% of the issued and outstanding common stock of Capital City Bank ("CCB") which is Capital Bancorp's sole subsidiary. CCB has issued options for 7,917 shares of common stock which are currently exercisable at $60.00 per share; and 24,000 shares of $50 par value, noncumulative, nonvoting preferred stock. Neither the options, the preferred stock, nor the remaining 13.61% of CCB's common stock are held by Capital Bancorp.

EXHIBIT B

                             BANK MERGER AGREEMENT


This Bank Merger Agreement made as of this        day of            , 1993
between Bank One, Utah, National Association, Salt Lake City, Utah ("BANK ONE UTAH") and Capital City Bank, South Salt Lake City, Utah ("CCB").

                                   WITNESSETH

    WHEREAS, BANK ONE UTAH is a national banking association with its principal office located in Salt Lake City, Salt Lake County, Utah. BANK ONE UTAH is a wholly owned direct subsidiary of Banc One Arizona Corporation, Phoenix, Arizona ("BANC ONE ARIZONA") and a wholly owned indirect subsidiary of BANC ONE CORPORATION ("BANC ONE"). As of the date hereof, BANK ONE UTAH has 870,919 shares of authorized capital stock consisting solely of common stock with par value of $35.00 per share ("BANK ONE UTAH Common"), all of which are issued and outstanding. As of June 30, 1993, BANK ONE UTAH had capital of $28,277,165, surplus of $28,277,165 and undivided profits of $14,217,508; and

    WHEREAS, CCB is a corporation organized under the laws of the State of Utah with its principal office located in South Salt Lake City, Salt Lake County, Utah. At the present time, CCB is a subsidiary of Capital Bancorp
("CAPITAL"). At the effective time of the merger provided for herein, CAPITAL will merge with BANC ONE ARIZONA and CCB will be a wholly owned subsidiary of BANC ONE ARIZONA. As of June 30, 1993 and as of the date hereof, CCB has 200,000 shares of authorized capital stock consisting solely of common stock having a par value of $10.00 per share ("CCB Common") and 50,000 shares of non-voting, non-cumulative preferred stock with a par value of $50.00 per share ("CCB Preferred"). As of June 30, 1993 and as of the date hereof, there were 132,850 shares of CCB Common issued and outstanding and 24,000 of CCB Preferred issued and outstanding. As of June 30, 1993, CCB had common capital of $1,328,500, surplus of $2,522,500, undivided profits of $3,659,134 and preferred stock of $1,200,000. As of June 30, 1993 and as of the date hereof, CCB had outstanding options for 7,917 shares of CCB Common (the "CCB Options").

As of the date of this Agreement, 114,768 shares of CCB Common is owned by CAPITAL, a Utah corporation and registered bank holding company.

    WHEREAS, BANC ONE ARIZONA and CAPITAL have entered into a Merger Agreement
dated            , 1993, joined in by BANC ONE (the "Holding Company Merger
Agreement") providing for the merger of CAPITAL with and into BANC ONE ARIZONA (the "Holding Company Merger");

    WHEREAS, it is desirable that following the Holding Company Merger, CCB, as an affiliate of BANC ONE ARIZONA and BANC ONE, be merged with and into BANK ONE UTAH;

    WHEREAS, BANK ONE UTAH and CCB have each adopted this Bank Merger Agreement by the concurrence of at least a majority of their respective Boards of Directors pursuant to the authority set forth in the National Banking Act, as amended (12 U.S.C. Section 215a);

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for the purpose of prescribing the terms and conditions of the merger of CCB with and into BANK ONE UTAH (the "Bank Merger"), the manner of carrying the same into effect, the manner and basis of converting the CCB Common and BANK ONE UTAH Common and such other details and provisions as are deemed necessary or desirable, the parties hereby agree as follows:


                                   ARTICLE I
                                    GENERAL

SECTION 1.1. THE BANK MERGER. Pursuant to the terms and conditions hereinafter set forth and the provisions of 12 U.S.C. Section 215a, CCB shall be merged with and into BANK ONE UTAH, with BANK ONE UTAH to survive the Bank Merger as the Continuing Bank under the Charter and Articles of Association of BANK ONE UTAH.

SECTION 1.2. EFFECTIVE TIME. Subject to and upon satisfaction of all requirements of law and the terms and conditions specified in this Bank Merger Agreement, including, among other conditions, receipt of the approval of the Comptroller of the Currency and, if appropriate, approvals of other bank regulatory agencies, the Bank Merger shall become effective at the time specified in the Bank Merger approval to be issued by the Comptroller of the Currency. The time of such effectiveness is hereinafter referred to as the "Effective Time." Not later than the Effective Time, the participating banks shall file appropriate documents, if so required, with the Utah Department of Financial Institutions, the Utah Secretary of State or the Utah Department of Commerce as required to effect the Bank Merger pursuant to Utah law.

SECTION 1.3. NAME, OFFICES, ARTICLES OF ASSOCIATION AND BY-LAWS OF THE CONTINUING BANK.

(a) The name of BANK ONE UTAH (hereinafter sometimes called the "Continuing Bank" when reference is made to it as of the time of the Bank Merger or thereafter) shall not be changed as a result of the Bank Merger;

(b) The principal office and place of business of BANK ONE UTAH, 80 West Broadway, Salt Lake City, Utah 84101, shall be the established and authorized principal office and place of business of the Continuing Bank. The main office of CCB shall be operated as a branch of Continuing Bank and the branch offices of BANK ONE UTAH and CCB shall be established and authorized branch offices of the Continuing Bank;

(c) The Articles of Association of the Continuing Bank shall be as set forth in
    Schedule 1, annexed hereto. The Bylaws of the Continuing Bank shall be the Bylaws of BANK ONE UTAH in effect immediately prior to the Effective Time, until amended.

SECTION 1.4. BOARD OF DIRECTORS. The Board of Directors of the Continuing Bank shall consist of those persons whose names and addresses are as set forth in Schedule 2, attached hereto, who are currently Directors of BANK ONE UTAH or CCB. Each Director shall hold office from and after the time of his qualification as Director of the Continuing Bank and until his successor is elected and has qualified.

SECTION 1.5. OFFICERS. The officers of BANK ONE UTAH in office immediately prior to the Effective Time shall, at the Effective Time, continue as officers of the Continuing Bank, each to hold office in accordance with the Bylaws of the Continuing Bank as in effect at and after the Effective Time. Following the Bank Merger, officers of CCB immediately prior to the Effective Time shall become officers of Continuing Bank with titles and responsibilities to be determined.


                                   ARTICLE II
                MANNER AND BASIS OF CONVERTING COMMON STOCK AND
                     CAPITALIZATION OF THE CONTINUING BANK

SECTION 2.1. CONVERSION OF CAPITAL STOCK. Subject to the conditions and limitations set forth in this Bank Merger Agreement and the Holding Company Merger Agreement, by virtue of the Bank Merger and without any action on the part of any holder of shares of CCB Common:

    (a)  At the Effective Time:

         (i) The aggregate dollar amount and number of shares of BANK ONE UTAH Common of the par value of Thirty-five Dollars ($35) per share issued and outstanding immediately prior to the Effective Time (specifically, $30,482,165 divided into 870,919 shares) shall be continue as 870,919 issued and outstanding shares of common stock of the par value of Thirty-five Dollars ($35) per share of BANK ONE UTAH as the Continuing Bank.

         (ii) Each of the not more than 114,768 shares of CCB Common which shall be owned by CAPITAL or BANC ONE ARIZONA immediately prior to the Effective Time shall be cancelled and shall not represent or continue as capital stock of the Continuing Bank and shall not be exchanged for shares of BANC ONE Common. All of the shares of CCB Common held by CCB as treasury shares immediately prior to the Effective Time shall be cancelled and shall not represent capital stock of the Continuing Bank and shall not be exchanged for shares of BANC ONE Common.

         (iii) Each of the not more than 25,999 shares of CCB Common that shall be issued and outstanding immediately prior to the Effective Time and which is held by a shareholder other than CAPITAL or BANC ONE ARIZONA (hereinafter, the "CCB Minority Shares" and which shall include not only the 18,082 shares of CCB Common owned by minority shareholders of CCB as of the date of this Bank Merger Agreement but also the not more than 7,917 shares of CCB Common which are acquired by a minority shareholder and received upon the exercise of the CCB Options prior to the Effective Time) shall be cancelled and shall not represent or continue as capital stock of the Continuing Bank, and at the Effective Time, and without further action, shall be converted into shares of BANC ONE Common at the Bank Exchange Rate which shall be calculated as set forth in this Section 2.1(a)(iii). CCB's shareholders of record at the Effective Time (other than CAPITAL or BANC ONE ARIZONA and which shareholders other than CAPITAL or BANC ONE ARIZONA are hereinafter sometimes referred to as the "Minority Shareholders) for the CCB Minority Shares then held by them, respectively, shall be allocated and entitled to receive (upon surrender of certificates representing said shares for cancellation) shares of BANC ONE Common, which total number of shares of BANC ONE Common shall have a market value as of the Valuation Period (as hereinafter defined) equal to the product of (x) the number of CCB Minority Shares that shall be issued and outstanding immediately prior to the Effective Time, times
                (y) $132.00 (hereinafter the amount so-calculated pursuant to this Section 2.1(a)(iii) is referred to as the "Market Value"), subject, however, to (A) the provisions of this Section 2.1(a)(iii) with respect to the minimum and maximum number of shares to be exchanged, (B) the anti-dilution provisions of Sections 7(e) and 7(f) of this Merger Agreement, and (C) provisions set forth in Section 2.1(c) herein relative to fractional shares.

                The term "Valuation Period" shall mean the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") ending on the sixth NYSE trading day immediately prior to the proposed Effective Time, as designated by BANC ONE pursuant to Section 10(c) of the Holding Company Merger Agreement.

                For purposes of establishing the "Bank Exchange Rate," (the number of shares of BANC ONE Common into which each CCB Minority Share shall be converted at the Effective Time), each share of BANC ONE Common shall be valued at the average of the daily closing trade prices of BANC ONE Common on the NYSE during the Valuation Period as reported in The Wall Street Journal for NYSE Composite Transactions (the "BANC ONE Average Price"); provided, however, that for purposes of Section 2.1 of this Merger Agreement and the calculations herein required, said BANC ONE Average Price will be deemed not to be greater than $49.00 nor less than $40.54 per share. Such BANC ONE Average Price shall then be divided into the Market Value (as calculated pursuant to this Section 2.1(a)(iii), above) to establish (to the nearest whole share) the aggregate number of shares of BANC ONE Common into which all of the then issued and outstanding CCB Minority Shares shall be converted at the Effective Time. Such number of shares of BANC ONE Common shall then be divided by the number of CCB Minority Shares issued and outstanding immediately prior to the Effective Time with the quotient therefrom, carried to three decimal places, being the number of shares of BANC ONE Common into which each such CCB Minority Share shall be converted at the Effective Time. In the event the BANC ONE Average Price is below $40.54, the total number of shares of BANC ONE Common into which the CCB Minority Shares shall be converted will be the number of BANC ONE Common shares calculated by multiplying (x) 3.255 times (y) the number of CCB Minority Shares issued and outstanding immediately prior to the Effective Time. In the event the BANC ONE Average Price is above the $49.00, the total number of shares of BANC ONE Common into which such CCB Minority Shares shall be converted will be the number of BANC ONE Common shares calculated by multiplying (x) 2.693 times (y) the number of CCB Minority Shares that shall be issued and outstanding immediately prior to the Effective Time (not including treasury shares).

                The maximum and minimum total number of shares of BANC ONE Common for which all of the CCB Minority Shares shall be exchanged shall be subject to adjustment in accordance with the anti-dilution provisions of Section 2.1(e) of this Merger Agreement. The Bank Exchange Rate shall be subject to adjustment in accordance with the anti-dilution provisions of
                Section 2.1(f) of this Merger Agreement. In no event, however, will more than 84,746 shares of BANC ONE Common be exchanged for all the shares of CCB Common held by Minority Shareholders.

    (b) At the Effective Time, stock issued by reason of the Bank Merger shall be allocated to the Minority Shareholders as of the Effective Time with such shares of BANC ONE Common to be equal to the number of CCB Minority Shares outstanding immediately prior to the Effective Time multiplied by the Bank Exchange Rate as calculated pursuant to Section 2.1(a). Such allocation of BANC ONE Common for each CCB Minority
         Share held of record at the Effective Time made on the basis of the Bank Exchange Rate is subject to limitations relative to fractional shares as set forth in Section 2.1(c) herein and to adjustments pursuant to the anti-dilution provisions of Sections 2.1(e) and 2.1(f).

    (c) No certificate for fractional shares of BANC ONE Common will be issued by BANC ONE in connection with the exchange contemplated by the Bank Merger, but in lieu thereof, any holder of CCB Minority Shares shall, upon surrender of the certificate or certificates representing such CCB Minority Shares, be paid cash, without interest, by BANC ONE for such fractional shares on the basis of the BANC ONE Average Price.

    (d) At the Effective Time, holders of certificates formerly representing CCB Minority Shares will tender such certificates to BANC ONE and subject to the provisions set forth above relating to fractional shares, BANC ONE, or Bank One, Indianapolis, N.A., as Exchange Agent for BANC ONE, will distribute to the holders of certificates formerly representing CCB Minority Shares in exchange for and upon surrender for cancellation by such holders of a certificate or certificates formerly representing CCB Minority Shares the certificate(s) for shares of BANC ONE Common in accordance with the Bank Exchange Rate. Each certificate formerly representing CCB Minority Shares (other than certificates representing CCB Minority Shares subject to the rights of dissenting shareholders) shall be deemed for all purposes to evidence the ownership of the number of shares of BANC ONE Common and cash for fractional shares into which such shares have been converted, except, however, and notwithstanding the foregoing, that, until such surrender of the certificate or certificates formerly representing CCB Minority Shares, the holder thereof shall not be entitled to receive any dividend or other payment or distribution payable to holders of BANC ONE Common. Upon such surrender (or in lieu of surrender other provisions reasonably satisfactory to BANC ONE as are made as set forth in the next following paragraph), there shall be paid to the person entitled thereto the aggregate amount of dividends or other payments or distributions (in each case without interest) which became payable after the Effective Time on the whole shares of BANC ONE Common represented by the certificates issued upon such surrender and exchange or in accordance with such other provisions, as the case may be. After the Effective Time, the holders of certificates formerly representing CCB Minority Shares shall cease to have rights with respect to such shares (except such rights, if any, as they may have as dissenting shareholders), and except as aforesaid, their sole rights shall be to exchange said certificates for shares of BANC ONE Common and cash for fractional shares in accordance with this Bank Merger Agreement.

         Certificates representing CCB Minority Shares surrendered for cancellation by each shareholder entitled to exchange shares of CCB Minority Shares for shares of BANC ONE Common by reason of the Bank Merger shall be appropriately endorsed or accompanied by such appropriate instruments of transfer as BANC ONE may reasonably require; provided, however, that if there be delivered to BANC ONE by any person who is unable to produce any such certificate formerly representing CCB Minority Shares for transfer (i) evidence to the reasonable satisfaction of BANC ONE that any such certificate has been lost, wrongfully taken or destroyed, (ii) such security or indemnity as reasonably may be requested by BANC ONE to save it harmless, and
         (iii) evidence to the reasonable satisfaction of BANC ONE that such person is the owner of the shares theretofore represented by each certificate claimed by him or her to be lost, wrongfully taken or destroyed and that he or she is the person who would be entitled to present each such certificate and to receive shares of BANC ONE Common pursuant to this Bank Merger Agreement, then BANC ONE, in the absence of actual notice to it that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such person the certificate(s) representing shares of BANC ONE Common which such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed certificate for CCB Minority Shares.

    (e) Except for BANC ONE's Stock Split, which has been taken into account in this Bank Merger Agreement, if prior to the Effective Time BANC ONE shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine its shares of common stock or declare a dividend or make a distribution on its common stock in any security convertible into its common stock, appropriate ratable adjustment or adjustments will be made in the Bank Exchange Rate.

    (f) Except for BANC ONE's Stock Split, which has been taken into account in this Bank Merger Agreement, if prior to the Effective Time BANC ONE shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine its shares of common stock in any security convertible into its common stock, and the "Ex-Dividend Date" (as herein defined) established for the shares being so divided or otherwise diluted (if an "Ex-Dividend Date" is not established by the NYSE) or the "Record Date" (as herein deferred) established for the shares being so divided or otherwise diluted (if an "Ex-Dividend Date" is not established by the NYSE, whichever is applicable, is subsequent to the Valuation Period (as defined in Section 2.1(a) of this Bank Merger Agreement), appropriate ratable adjustment or adjustments will be made in the Bank Exchange Rate. The "Ex-Dividend Date" is that date established by the NYSE for such distribution. The Record Date is that date established by resolution of the Board of Directors of the distributing party as the time as of which record ownership of the distributing securities will entitle the record owner(s) to such distribution.

SECTION 2.2. CAPITALIZATION OF THE CONTINUING BANK. The Continuing Bank shall have capital stock of $30,482,165 divided into 870,919 shares of common stock, each of $35 par value. Following the Bank Merger, all of the capital and surplus of CCB will be added to the surplus of BANK ONE UTAH as the surplus of the Continuing Bank. At the Effective Time, the Continuing Bank shall have undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of BANK ONE UTAH and CCB as set forth in the preamble of this Agreement, adjusted, however, for normal earnings and expenses between the date of this Agreement and the Effective Time. Pursuant to the Articles of Association of the Continuing Bank as set forth in Schedule 1, annexed hereto, BANK ONE UTAH will have authorized capital stock of 870,919 shares of common stock.


                                  ARTICLE III
                         EFFECT OF THE BANK MERGER UPON
                             CCB AND BANK ONE UTAH

SECTION 3.1. GENERAL. Except as specifically set forth herein, at the Effective Time, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of BANK ONE UTAH shall continue unaffected and unimpaired by the Bank Merger and the corporate franchises, existence and rights of CCB shall be merged with and into the Continuing Bank. The separate existence and corporate organization of CCB, except insofar as it may be continued by statute, shall cease at the Effective Time. The Continuing Bank shall at and after the Effective Time possess all of the rights, privileges, immunities, powers and franchises, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar or transfer agent of stocks and bonds, guardian, conservator, assignee, receiver, and in every other fiduciary capacity, in the same manner and to the same extent as was held or enjoyed by CCB or BANK ONE UTAH at the Effective Time.

SECTION 3.2. PROPERTIES OF THE CONTINUING BANK. At the Effective Time, all property, real, personal and mixed, and all debts due on whatever account and all other chooses in action and all and every other interest, of or belonging to, or due to, CCB shall be taken and deemed to be transferred to and vested in the Continuing Bank without further act or deed, and the title to all real estate, or any interest therein, under the laws of Utah or of any other state or of the United States, vested in CCB shall vest in the Continuing Bank and shall not revert or be in any way impaired by reason of the Bank Merger. CCB shall execute all such instruments of transfer, if any, as shall be necessary under the laws of the State of Utah or of any other state or of the United States to vest all the right, title and interest of CCB in and to its assets in the Continuing Bank.

SECTION 3.3. LIABILITIES OF CONTINUING BANK. The Continuing Bank at and after the Effective Time shall be responsible and liable for and assume all of the liabilities, deposits, contracts and obligations of CCB in the same manner and to the same extent as if the Continuing Bank had itself incurred the same or contracted therefor, and any claim existing or action or proceeding pending by or against CCB may be prosecuted to judgment as if the Bank Merger had not taken place, or the Continuing Bank may be substituted in place of CCB.
Neither the rights of creditors nor any liens upon the property of CCB or BANK ONE UTAH shall be impaired by reason of the Bank Merger, but such liens shall be limited to the property upon which they were liens immediately prior to the Effective Time.

The filing of this Bank Merger Agreement with the Secretary of State of the State of Utah, accompanied by such other documents as are required by Utah law shall operate as a consent by the Continuing Bank that it may be sued and served with process in the State of Utah in any suit, action or proceeding for the enforcement of any obligation or liability of CCB including any amount payable to any dissenting shareholder; as an irrevocable consent by the Continuing Bank to service upon and by the Utah Secretary of State as agent of the Continuing Bank to accept service of process in any such suit, action or proceeding for the enforcement of any such obligation or liability; as an
appointment by the Continuing Bank of                            , Bank One,
Utah, N.A., whose address is 80 West Broadway, Salt Lake City, Utah 84101, as agent of the Continuing Bank for service of process in any action, suit or proceeding to enforce any such obligation or liability of CCB, to whom the Utah Secretary of State or Department of Commerce may mail a copy of any such process served upon the Utah Secretary of State or Department of Commerce; and as an agreement by the Continuing Bank that it will promptly pay to dissenting shareholders of CCB the amounts, if any, to which they shall be entitled under applicable law.

                                   ARTICLE IV
                                   CONDITIONS

This Bank Merger Agreement is subject to, and consummation of the Bank Merger herein provided for is conditioned upon the fulfillment prior to the Effective Time of each of the following conditions:

(a) approval of this Bank Merger Agreement by the affirmative vote of not less than two-thirds of the outstanding shares of CCB Common and by the affirmative vote of all of the outstanding shares of BANK ONE UTAH Common; and

(b) procurement of all other actions, consents, approvals or rulings, governmental or otherwise, and satisfaction of all other requirements of law (including without limitation the approval of the Office of the Comptroller of the Currency) which are, or in the opinion of counsel for CCB or BANK ONE UTAH may be, necessary to permit or enable the Continuing Bank, upon and after the Bank Merger, to conduct all or any part of the business and activities of CCB in the manner in which such business and activities were conducted by it prior to the Bank Merger.

                                   ARTICLE V
                                  TERMINATION

Notwithstanding anything herein to the contrary, this Bank Merger Agreement may be terminated by (a) agreement of the parties, (b) by any party in the event the Holding Company Merger Agreement shall have been terminated and (c) by BANC ONE in accordance with Section 10(t) of the Holding Company Merger Agreement.


                                   ARTICLE VI
                                 MISCELLANEOUS

SECTION 6.1. EXPENSES. The parties to this Bank Merger Agreement shall pay expenses incurred by each of them, respectively, in connection with the transactions contemplated herein.

SECTION 6.2. COUNTERPARTS; CAPTIONS. This Bank Merger Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Bank Merger Agreement and the headings herein set out are for convenience of reference only and shall not be deemed a part of this Bank Merger Agreement.

SECTION 6.3. AMENDMENT. At any time before or after approval and adoption hereof by the respective shareholders of CCB and BANK ONE UTAH, this Bank Merger Agreement may be amended by agreement among CCB and BANK ONE UTAH.

SECTION 6.4. GOVERNING LAW. This Bank Merger Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the United States and of the State of Utah, except as otherwise required.

SECTION 6.5. DIVIDENDS. CCB shall continue to pay dividends in accordance with its regular practices during the period between the date this Bank Merger Agreement is executed and the date of the consummation of the Bank Merger contemplated herein.

IN WITNESS WHEREOF, CCB and BANK ONE UTAH have caused this Bank Merger
Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

                                           BANK ONE, UTAH, NATIONAL
                                           ASSOCIATION


[SEAL]                                     By:

ATTEST:





                                           CAPITAL CITY BANK


[SEAL]                                     By:

ATTEST:





                                 Schedule 1


                            Articles of Association
                                       of
                      Bank One, Utah, National Association









                                 Schedule 2



                        DIRECTORS OF THE CONTINUING BANK







                                  EXHIBIT C

                            FORM OF PLAN OF MERGER


This Plan of Merger dated as of          , 199   sets forth certain of the
terms relating to the merger (the "Merger") of BANC ONE ARIZONA Corporation, an Arizona corporation ("BANC ONE ARIZONA") and Capital Bancorp, a Utah corporation ("Capital");

1.  Merger and the Surviving Corporation.

    (a)  Subject to the terms and conditions of the Agreement and Plan of
         Merger dated as of          , 1993 (the "Merger Agreement") among
         CAPITAL, BANC ONE ARIZONA and BANC ONE CORPORATION, an Ohio corporation ("BANC ONE") and the sole shareholder of BANC ONE ARIZONA, CAPITAL shall be merged with and into BANC ONE ARIZONA (which shall be the surviving corporation in the Merger) in accordance with the Arizona Business Corporation Act (the "Arizona BCA"). The Merger shall become effective upon the issuance by the Secretary of State of the State of Arizona of articles of merger with respect thereto. For purposes hereof, the term "Effective Time" shall mean the time when such articles of merger is issued by the Secretary of State of the State of Arizona, and the term "Surviving Corporation" shall mean BANC ONE ARIZONA as the corporation surviving the Merger.

    (b) At the Effective Time, by virtue of the Merger, the Surviving Corporation shall have all the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a corporation organized under the Arizona BCA, and the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of BANC ONE ARIZONA and CAPITAL; and all property, real, personal, and mixed, and all debts due on whatever account, and all other chooses in action, and all and every other interest, of or belonging to or due to each of BANC ONE ARIZONA and CAPITAL, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either BANC ONE ARIZONA or CAPITAL shall not revert or be in any way impaired by reason of the Merger, and the Surviving Corporation shall be responsible and liable for all the liabilities and obligations of each of BANC ONE ARIZONA and CAPITAL, all with the full effect provided for in the Arizona BCA.

    (c) The Surviving Corporation shall be governed by the laws of the State of Arizona. The Articles of Incorporation of BANC ONE ARIZONA in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation at and after the Effective Time.

    (d) The By-laws of BANC ONE ARIZONA in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation at and after the Effective Time, until altered, amended or repealed as provided therein and in the Articles of Incorporation of the Surviving Corporation.

    (e) The directors of BANC ONE ARIZONA in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation at and after the Effective Time, until the next annual meeting of shareholders at which their respective successors are elected and qualified in accordance with the By-laws of the Surviving Corporation.

    (f) The officers of BANC ONE ARIZONA in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time, holding the offices in the Surviving Corporation which they held in BANC ONE ARIZONA immediately prior thereto, until their successors are elected or appointed in accordance with the By-laws of the Surviving Corporation and shall have duly qualified.

2.  Conversion of Stock.

    (a)  At the Effective Time:

         (i) Each of the not more than 150,345 shares of CAPITAL Common that shall be issued and outstanding immediately prior to the Effective Time (excluding any shares held by CAPITAL as treasury shares) shall thereupon and without further action be converted into shares of BANC ONE Common at the Exchange Rate which shall be calculated as set forth in this Section 2(a)(i). CAPITAL's shareholders of record at the Effective Time for the shares of CAPITAL Common then held by them, respectively, shall be allocated and entitled to receive (upon surrender of certificates representing said shares for cancellation) shares of BANC ONE Common, which total number of shares of BANC ONE Common shall have a market value as of the Valuation Period (as hereinafter defined) equal to the product of (x) the number of shares of CAPITAL Common that shall be issued and outstanding (not including treasury shares) immediately prior to the Effective Time, times (y) $100.35 (hereinafter the amount so-calculated pursuant to this Section 2(a)(i) is referred to as the "Market Value"), subject, however, to (A) the provisions of this Section 2(a)(i) with respect to the minimum and maximum number of shares to be exchanged, (B) the anti-dilution provisions of Sections 2(e) and 2(f) of this Plan of Merger, and
               (C) provisions set forth in Section 2(c) herein relative to fractional shares.

               The term "Valuation Period" shall mean the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") ending on the sixth NYSE trading day immediately prior to the proposed Effective Time, as designated by BANC ONE pursuant to Section 10(c) of the Merger Agreement.

               For purposes of establishing the "Exchange Rate," (the number of shares of BANC ONE Common into which each share of CAPITAL Common shall be converted at the Effective Time), each share of BANC ONE Common shall be valued at the average of the daily closing trade prices of BANC ONE Common on the NYSE during the Valuation Period as reported in The Wall Street Journal for NYSE Composite Transactions (the "BANC ONE Average Price"); provided, however, that for purposes of Section 2 hereof and the calculations herein required, said BANC ONE Average Price will be deemed not to be greater than $49.00 nor less than $40.54 per share. Such BANC ONE Average Price shall then be divided into the Market Value (as calculated pursuant to this Section 2(a)(i), above) to establish (to the nearest whole share) the aggregate number of shares of BANC ONE Common into which all of the then issued and outstanding shares of CAPITAL Common shall be converted at the Effective Time. Such number of shares of BANC ONE Common shall then be divided by the number of shares of CAPITAL Common that shall be issued and outstanding immediately prior to the Effective Time with the quotient therefrom, carried to three decimal places, being the number of shares of BANC ONE Common into which each share of CAPITAL Common shall be converted at the Effective Time. In the event the BANC ONE Average Price is below $40.54, the total number of shares of BANC ONE Common into which the shares of CAPITAL Common shall be converted will be the number of BANC ONE Common shares calculated by multiplying (x) 2.475 times (y) the number of shares of CAPITAL Common that shall be issued and outstanding immediately prior to the Effective Time (not including treasury shares). In the event the BANC ONE Average Price is above the $49.00, the total number of shares of BANC ONE Common into which the shares of CAPITAL Common shall be converted will be the number of BANC ONE Common shares calculated by multiplying (x)
               2.048 times (y) the number of shares of CAPITAL Common that shall be issued and outstanding immediately prior to the Effective Time (not including treasury shares).

               The maximum and minimum total number of shares of BANC ONE Common for which the shares of CAPITAL Common shall be exchanged shall be subject to adjustment in accordance with the anti-dilution provisions of Section 2(e) of this Plan of Merger. The Exchange Rate shall be subject to adjustment in accordance with the anti-dilution provisions of Section 2(f) of this Plan of Merger.

         (ii) The 500 shares of BANC ONE ARIZONA Common issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of common stock without par value of the Surviving Corporation.

         (iii) All of the shares of CAPITAL Common held by CAPITAL as treasury shares immediately prior to the Effective Time shall be cancelled and shall not represent CAPITAL stock of the Surviving Corporation and shall not be exchanged for shares of BANC ONE Common.

    (b) CAPITAL's shareholders of record at the Effective Time, for the shares of CAPITAL Common then held by them, respectively, shall be allocated and be entitled to receive (upon surrender of certificates formerly representing shares of CAPITAL Common for cancellation) certificates for shares of BANC ONE Common as shall be equal to the number of shares of CAPITAL Common outstanding immediately prior to the Effective Time multiplied by the Exchange Rate.

    (c) No certificate for fractional shares of BANC ONE Common will be issued by BANC ONE in connection with the exchange contemplated by the Merger, but in lieu thereof, any holder of CAPITAL Common shall, upon surrender of the certificate or certificates representing such CAPITAL Common, be paid cash, without interest, by BANC ONE for such fractional shares on the basis of the BANC ONE Average Price.

    (d) Except for the 5 shares for 4 shares stock split declared on BANC ONE Common by the Board of Directors of BANC ONE on July 20, 1993 and payable August 31, 1993 to shareholders of record on August 3, 1993, which stock split has been taken into account in this Plan of Merger, if prior to the Effective Time BANC ONE or CAPITAL shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine its shares of common stock or declare a dividend or make a distribution on its common stock in any security convertible into its common stock, appropriate ratable adjustment or adjustments will be made in the Exchange Rate.

    (e) Except for the 5 shares for 4 shares stock split declared on BANC ONE Common by the Board of Directors of BANC ONE on July 20, 1993 and payable August 31, 1993 to shareholders of record on August 3, 1993, which stock split has been taken into account in this Plan of Merger, if prior to the consummation of this Merger BANC ONE or CAPITAL shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine its shares of common stock in any security convertible into its common stock, and the "Ex-Dividend Date" (as herein defined) established for the shares being so divided or otherwise diluted (if an "Ex-Dividend Date" is established by the NYSE) or the "Record Date" (as herein defined established for the shares being so divided or otherwise diluted (if an "Ex-Dividend Date" is not established by the NYSE), whichever is applicable, is subsequent to the Valuation Period (as defined in Section 2.1(a) of this Merger Agreement), appropriate ratable adjustment or adjustments will be made in the Exchange Rate. The "Ex-Dividend Date" is that date established by the NYSE for such distribution. The Record Date is that date established by resolution of the Board of Directors of the distributing party as the time as of which record ownership of the distributing securities will entitle the record owner(s) to such distribution.

3. Dissenting Shares. Shareholders of CAPITAL Common who do not vote their shares of CAPITAL Common in favor of the Merger and otherwise perfect applicable dissenters' rights and shareholders of CAPITAL Preferred who perfect applicable dissenters' rights will be entitled to dissenters or appraisal rights, if any, pursuant to applicable provisions of the Utah BCA.

4.  Surrender of Certificates.

    (a) Prior to the Effective Time, BANC ONE shall appoint Bank One, Indianapolis, N.A. to act as exchange agent in respect of the Merger (said bank, in its capacity as such exchange agent, being hereinafter called the "Exchange Agent").

    (b) Promptly following the Effective Time, BANC ONE shall provide to Exchange Agent shares of BANC ONE Common and funds necessary to pay for the shares of CAPITAL Common pursuant to Section 2.

    (c) As soon as practicable after the Effective Time, and subject to the provisions of Section 2 relating to fractional shares, BANC ONE, or Bank One, Indianapolis, N.A., as Exchange Agent for BANC ONE, will distribute to the former holders of CAPITAL Common, in exchange for and upon surrender for cancellation by such holders of a certificate or certificates formerly representing shares of CAPITAL Common, the certificate(s) for shares of BANC ONE Common in accordance with the Common Exchange Rate. Each certificate formerly representing CAPITAL Common (other than certificates representing shares of CAPITAL Common subject to the rights of dissenting shareholders) shall be deemed for all purposes to evidence the ownership of the number of shares of BANC ONE Common and cash for fractional shares into which such shares have been converted, except, however, and notwithstanding the foregoing, that, until such surrender of the certificate or certificates formerly representing shares of CAPITAL Common, the holder thereof shall not be entitled to receive any dividend or other payment or distribution payable to holders of BANC ONE Common. Upon such surrender (or in lieu of surrender other provisions reasonably satisfactory to BANC ONE as are made as set forth in the next following paragraph), there shall be paid to the person entitled thereto the aggregate amount of dividends or other payments or distributions (in each case without interest) which became payable after the Effective Time on the whole shares of BANC ONE Common represented by the certificates issued upon such surrender and exchange or in accordance with such other provisions, as the case may be. After the Effective Time, the holders of certificates formerly representing shares of CAPITAL Common shall cease to have rights with respect to such shares (except such rights, if any, as they may have as dissenting shareholders), and except as aforesaid, their sole rights shall be to exchange said certificates for shares of BANC ONE Common and cash for fractional shares in accordance with this Merger Agreement.

         Certificates representing shares of CAPITAL Common surrendered for cancellation by each shareholder entitled to exchange shares of CAPITAL Common for shares of BANC ONE Common by reason of the Merger shall be appropriately endorsed or accompanied by such appropriate instruments of transfer as BANC ONE may reasonably require; provided, however, that if there be delivered to BANC ONE by any person who is unable to produce any such certificate formerly representing shares of CAPITAL Common for transfer (i) evidence to the reasonable satisfaction of BANC ONE that any such certificate has been lost, wrongfully taken or destroyed, (ii) such security or indemnity as reasonably may be requested by BANC ONE to save it harmless, and (iii) evidence to the reasonable satisfaction of BANC ONE that such person is the owner of the shares theretofore represented by each certificate claimed by him or her to be lost, wrongfully taken or destroyed and that he or she is the person who would be entitled to present each such certificate and to receive shares of BANC ONE Common pursuant to this Merger Agreement, then BANC ONE, in the absence of actual notice to it that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such person the certificate(s) representing shares of BANC ONE Common which such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed certificate of CAPITAL Common.


EXHIBIT D


                      (FORM OF UNDERTAKING BY AFFILIATES)



                            UNDERTAKING OF AFFILIATE

                                              , 199


In consideration and anticipation of the receipt by the undersigned of Common Stock of BANC ONE CORPORATION ("BANC ONE") upon consummation of a proposed merger (the "Merger") of CAPITAL BANCORP ("CAPITAL") and BANC ONE ARIZONA CORPORATION, a subsidiary of BANC ONE, pursuant to the terms of a certain
Agreement and Plan of Merger dated                   , 1993, (the "Merger
Agreement"), or of the related merger of CAPITAL's subsidiary, Capital City Bank ("CCB") with and into Bank One, Utah, National Association, and in view of the fact that the undersigned has, pursuant to the Merger Agreement, been identified as a possible "affiliate" of CAPITAL and/or CCB within the meaning of Rules 144 and 145 ("Rule 144" and "Rule 145," respectively), as amended, of the General Rules and Regulations under the Securities Act of 1933, as amended (the "1933 Act"), the undersigned (the "Affiliate") represents and undertakes as follows:

The Affiliate shall not offer, sell or otherwise dispose of or transfer any of the shares of the Common Stock of BANC ONE to be received by him upon consummation of the Merger, including shares of BANC ONE Common Stock acquired by the Affiliate within the two year period following the Merger as a result of the Affiliate's exercise of options on BANC ONE Common Stock acquired in substitution for unexercised options on CAPITAL common stock, (the "Shares"), except the Affiliate may offer, sell or transfer the Shares (1) in a manner and to the extent permitted by the applicable provisions of Rule 145, (2) pursuant to an effective registration statement relating to the Shares under the 1933 Act, or (3) in a transaction which, in the opinion of counsel for the Affiliate or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission, in each case reasonably satisfactory in form and substance to BANC ONE, is exempt from the registration requirements of the 1933 Act.

BANC ONE's transfer agents may be given appropriate instructions prohibiting transfer of the Shares unless these provisions are complied with and the certificate(s) for the Shares may bear a restrictive legend in substantially the following form:

    The shares represented by this certificate have been issued to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "1933 Act") applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) a registration statement then in effect under the 1933 Act, (ii) a transaction permitted by Rule 145 as to which the issuer has received evidence of compliance with the provisions of said Rule 145 reasonably satisfactory to it or (iii) a transaction which, in the opinion of counsel for the Affiliate or as described in a 'no action' or interpretive letter from the staff of the Securities and Exchange Commission, in each case reasonably satisfactory in form and substance to the issuer, is exempt from the registration requirements of the 1933 Act. The restrictions of this paragraph shall become null and void and this paragraph shall have no effect on and after
                   .


The undersigned undertakes to take such action as shall be necessary to cause the Shares to be received by the undersigned to be registered in a manner that will allow for the placement of a restrictive legend on the certificate(s) representing such Shares.

The undersigned further undertakes that, if it is necessary in order to preserve pooling-of-interests accounting treatment, none of the Shares to be received by the undersigned, directly or indirectly, will be sold or otherwise disposed of during a period of time beginning with the effective date of the Merger and ending with a date upon which financial results of at least 30 days of post-merger combined operations have been first published by BANC ONE in accordance with SEC Accounting Series Release No. 130 as amended by Release No. 135 (the "Releases"), provided that BANC ONE hereby agrees that such financial results will be published not later than four months from the Merger.

I hereby acknowledge that pursuant to the provisions of Rules 144 and 145 certain other persons or entities related to me are, or may be, subject to the foregoing restrictions on the resale of BANC ONE Common Stock received by them pursuant to the Merger, which persons include (i) any of my relatives or my spouse, or any relative of my spouse, who has the same home as me; (ii) any trust or estate in which I or any of the persons specified in the preceding clause collectively own ten percent (10%) or more of the total beneficial interest, or of which I or any of such persons serve as trustee, executor, or in any similar capacity; and (iii) any corporation or other organization (other than BANC ONE) in which I or any of the persons specified above are the beneficial owners, collectively, of ten percent (10%) or more of the equity interest therein. I hereby further acknowledge that I have advised any and all of such persons that they are, or may be, subject to the provisions of said Rules 144 and 145, and I hereby represent that I will use my best efforts to ensure that such persons comply with the provisions of this letter and Rules 144 and 145, as applicable, upon the resale of any Common Stock of BANC ONE.

This Undertaking is conditioned upon BANC ONE fulfilling its commitment that
(i) during the two-year period immediately following the Merger, BANC ONE shall make available adequate current public information about BANC ONE, as that terminology is used in and as required by SEC Rule 144(c), and (ii) it will publish financial results of at least 30 days of post-merger combined operations in accordance with the Releases not later than four months from the Merger.

IN WITNESS WHEREOF, the Affiliate has made this undertaking as of the day and year first above written.





EXHIBIT E
(OPINION OF COUNSEL FOR CAPITAL)



             , 1993





BANC ONE CORPORATION
100 East Broad Street
Columbus, Ohio  43271


Gentlemen:

We are special counsel to CAPITAL BANCORP, a Utah corporation and a registered bank holding company ("CAPITAL"), and to CAPITAL CITY BANK ("CCB"), a Utah corporation. We have acted as counsel for CAPITAL in connection with the merger (the "Merger") of CAPITAL with and into BANC ONE ARIZONA CORPORATION ("BANC ONE ARIZONA"), an Arizona corporation and a wholly-owned subsidiary of BANC ONE CORPORATION ("BANC ONE"), pursuant to which each of the issued and outstanding shares of CAPITAL's Common Stock will be converted into shares of BANC ONE Common Stock. The Merger is to be consummated pursuant to the terms
of an Agreement and Plan of Merger dated            , 1993 ("Merger
Agreement"), between BANC ONE ARIZONA and CAPITAL and joined in by BANC ONE. We have also acted as counsel for CCB in connection with the merger (the "Bank Merger") of CCB with and into BANK ONE, UTAH, NATIONAL ASSOCIATION ("BANK ONE UTAH"), a national banking association and a wholly-owned subsidiary of BANC ONE ARIZONA, pursuant to which each of the issued and outstanding shares of CCB's Common Stock not owned by CAPITAL will be converted into shares of BANC ONE Common Stock. Bank Merger is to be consummated pursuant to the terms of a
Bank Merger Agreement dated           , 1993 between CCB and BANK ONE UTAH.
This opinion is furnished to you pursuant to Section 18(d) of the Merger Agreement.

Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined in the Merger Agreement and/or Bank Merger Agreement or the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), respectively. In the event of any inconsistency between the definition of any such term in the Merger Agreement and/or the Bank Merger Agreement and the Accord, the definition set forth in the Accord shall govern.

This Opinion Letter is governed by, and is to be interpreted in accordance with, the Accord. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

The law covered by the opinions expressed herein is limited solely to the laws of the State of Utah and the Federal Law of the United States generally. While we are not licensed in Utah, we have familiarized ourselves with Utah law and have relied upon the opinions of Utah Counsel to the extent we deem necessary to render this opinion as special counsel.

Based upon and subject to the foregoing, we are of the opinion that:

1.  The Merger Agreement is enforceable against CAPITAL.

2.  The Bank Merger Agreement is enforceable against CCB.

3. Except as set forth in the CAPITAL Disclosure Letter, the execution and delivery by CAPITAL of, and the performance by CAPITAL of its agreements in, the Merger Agreement and the execution and delivery by CCB of, and the performance by CCB of its agreements in the Bank Merger Agreement do not
    (a) violate the respective Constituent Documents of CAPITAL and CCB; (b) violate applicable provisions of statutory law or regulation; (c) breach or otherwise violate any existing obligation of CAPITAL or CCB under any Court Orders of which we have knowledge; or (d) breach, or result in a default under, any obligation of CAPITAL or CCB under an Other Agreement of which we have actual knowledge.

4. Insofar as we are aware, the conditions to obligations of BANC ONE and BANC ONE ARIZONA as set forth in the Merger Agreement have been satisfied or waived by BANC ONE and the representations and warranties of CAPITAL as set forth in the Merger Agreement were true as of the date of the Merger Agreement and are, to the extent required by Section 18(c) of the Merger Agreement, true as of the date hereof.


The General Qualifications apply to each of the opinions set forth above.

We are rendering this opinion solely for the benefit of BANC ONE, BANC ONE ARIZONA and BANK ONE UTAH in connection with the transactions described in the Merger Agreement and Bank Merger Agreement. It may not be relied upon by any other person or for any other person, or quoted or filed with any regulatory agency without our prior approval.


Very truly yours,









EXHIBIT F
(OPINION OF COUNSEL FOR BANC ONE CORPORATION AND
BANC ONE ARIZONA CORPORATION)



               , 1993



Capital Bancorp
2200 South State Street
Salt Lake City, Utah  84115

Attention:  Chairman


Gentlemen:

I am counsel for BANC ONE CORPORATION, an Ohio corporation and a registered bank holding company ("BANC ONE"), BANC ONE ARIZONA CORPORATION ("BANC ONE ARIZONA"), an Arizona corporation, a registered bank holding company and wholly owned subsidiary of BANC ONE, and BANK ONE, UTAH, NATIONAL ASSOCIATION ("BANK ONE UTAH"), a national banking association and wholly owned subsidiary of BANC ONE ARIZONA. I have acted as counsel for BANC ONE and BANC ONE ARIZONA in connection with the merger (the "Merger") of CAPITAL BANCORP ("CAPITAL") and BANC ONE ARIZONA pursuant to which each of the issued and outstanding shares of CAPITAL Common will be converted into shares of BANC ONE Common. Such Merger is to be consummated pursuant to the terms of an Agreement and Plan of Merger
dated              , 1993 ("Merger Agreement") between CAPITAL, BANC ONE
ARIZONA and joined in by BANC ONE. I have also acted as counsel for BANK ONE UTAH in connection with the merger (the "Bank Merger) of CAPITAL CITY BANK ("CCB"), a subsidiary of CAPITAL, pursuant to which each of the issued and outstanding shares of CCB Common which is not owned by CAPITAL will be converted into shares of BANC ONE Common. Such Bank Merger is to be consummated pursuant to the terms of a Bank Merger Agreement
dated                , 1993 (the "Bank Merger Agreement") between CCB and BANK
ONE UTAH. This opinion is furnished to you pursuant to Section 19(c) of the Merger Agreement.

Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined in the Merger Agreement and/or Bank Merger Agreement or the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), respectively. In the event of any inconsistency between the definition of any such term in the Merger Agreement and/or the Bank Merger Agreement and the Accord, the definition set forth in the Accord shall govern.

This Opinion Letter is governed by, and is to be interpreted in accordance with, the Accord. As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith.

The law covered by the opinions expressed herein is limited solely to the laws of the State of Ohio, except as it relates to the status of BANC ONE ARIZONA under Arizona law, the status of BANK ONE UTAH under Utah law and the Federal Law of the United States generally.

Based upon and subject to the foregoing, I am of the opinion that:

1.  The Merger Agreement is enforceable against BANC ONE.

2.  The Merger Agreement is enforceable against BANC ONE ARIZONA.

3.  The Bank Merger Agreement is enforceable against BANK ONE UTAH.

4. Except as set forth in the BANC ONE Disclosure Letter, the execution and delivery by BANC ONE and BANC ONE ARIZONA of, and the performance by BANC ONE and BANC ONE ARIZONA of their agreements in, the Merger Agreement and the execution and delivery by BANK ONE UTAH and the performance by BANK ONE UTAH of its agreements in the Bank Merger Agreement, do not (a) violate the respective Constituent Documents of BANC ONE, BANC ONE ARIZONA and BANK ONE UTAH; (b) violate applicable provisions of statutory law or regulation; (c) breach or otherwise violate any existing obligation of BANC ONE, BANC ONE ARIZONA or BANK ONE UTAH under any Court Orders of which I am aware; or (d) breach, or result in a default under, any obligation of BANC ONE, BANC ONE ARIZONA, or BANK ONE UTAH under an Other Agreement of which I am aware.

5. Insofar as I am aware, the conditions to obligations of CAPITAL as set forth in the Merger Agreement have been satisfied or waived by CAPITAL and the representations and warranties of BANC ONE as set forth in the Merger Agreement were true as of the date of the Merger Agreement and are, to the extent required by Section 19(b) of the Merger Agreement, true as of the date hereof.

6. I hereby confirm to you, pursuant to the requirements of Section 13(e) of the Merger Agreement, that there are no actions or proceedings against BANC ONE or any of its subsidiaries, pending or overtly threatened in writing, before any court, governmental agency or arbitrator which (i) seek to affect the enforceability of the Merger Agreement or (ii) come within the objective standard established in the Merger Agreement for disclosure, except as set forth in the BANC ONE Disclosure Letter.

7. I have participated in the preparation of the Registration Statement on Form S-4 or other appropriate registration statement form (No.
                ) of BANC ONE ("Registration Statement"), and in rendering this opinion have limited my review of the facts concerning the Registration Statement to discussions with and inquiry of Directors, officers and employees of BANC ONE, and Coopers & Lybrand, the independent accountants who examined certain of the financial statements of BANC ONE included in the Registration Statement, and based thereon and subject to the General Qualifications, I am of the opinion that such Registration Statement, and the Prospectus included in the Registration Statement (except as to financial statements, other financial data and any information concerning CAPITAL included therein, as to which I express no opinion) at the time the Registration Statement became effective under the Securities Act of 1933 (the "1933 Act") complied as to form in all material respects with the 1933 Act and the rules and regulations of the Securities and Exchange Commission thereunder.

8. I confirm that the Registration Statement has become effective under the 1933 Act, and to the best of my Actual Knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

9. I have not checked the accuracy or completeness of, or otherwise verified, any statement of fact contained in the Registration Statement and Prospectus. Based on the participations, discussions and inquiries described above, however, I have no reason to believe that the Registration Statement (except as to financial statements, other financial data and any information concerning CAPITAL included therein, as to which no view is expressed) at the time it became effective and as of the date of this letter contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (except as to financial statements, other financial data and any information concerning CAPITAL included therein, as to which no view is expressed) at such times contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that since the effective date of the Registration Statement, any event has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement.


The General Qualifications apply to all of the opinions set forth above.

I am rendering this opinion solely for the benefit of CAPITAL in connection with the transactions described in the Merger Agreement. It may not be relied upon by any other person or for any other person.


Very truly yours,









                            FIRST AGREEMENT AMENDING
                          AGREEMENT and PLAN OF MERGER


This First Agreement Amending Agreement and Plan of Merger is dated as of November 23, 1993 between Capital Bancorp (hereinafter called "CAPITAL") and Banc One Arizona Corporation (hereinafter called "BANC ONE ARIZONA") and joined in by BANC ONE CORPORATION (hereinafter called "BANC ONE").

                              W I T N E S S E T H

    WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger dated as of September 17, 1993 (hereinafter called the "Merger Agreement") providing for the merger of CAPITAL into BANC ONE ARIZONA and the exchange of shares of BANC ONE Common Stock for the shares of CAPITAL Common Stock;

    WHEREAS, Section 10(n) of the Merger Agreement provides that BANC ONE will initiate a pre-acquisition investigation and review of the books, records and facilities of CAPITAL and CAPITAL's subsidiary, Capital City Bank ("CCB"), which investigation will be completed not later than 60 days following the date of said Merger Agreement;

    WHEREAS, Section 25(c) of the Merger Agreement provides BANC ONE a period of seven days following such investigation to terminate the Merger Agreement in the event such investigation discloses matters which BANC ONE in good faith believes to be either (i) inconsistent in any material respect with any of the representations and warranties of CAPITAL contained in the Merger Agreement or
(ii), in the reasonable judgment of the Board of Directors of BANC ONE, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of CAPITAL and CCB on a consolidated basis or (y) to deviate materially and adversely from CAPITAL's audited financial statements for the year ended December 31, 1992;

    WHEREAS, the parties wish to extend the period during which BANC ONE may perform an additional pre-acquisition investigation.

                             STATEMENT OF AMENDMENT

NOW THEREFORE, the parties hereby agree that Section 10(n) of the Merger Agreement is amended to read in its entirety as follows:

(n) BANC ONE will initiate a pre-acquisition investigation and review of the books, records and facilities of CAPITAL and CCB and will complete such pre-acquisition investigation not later than the close of business on December 3, 1993. BANC ONE shall advise CAPITAL at the conclusion of such pre-acquisition investigation of all matters then known to BANC ONE which BANC ONE shall in good faith determine to be either (i) inconsistent in any material and adverse respect with any of the representations and warranties of CAPITAL or CCB contained in this Merger Agreement or in the Bank Merger Agreement or (ii), in the reasonable judgment of the Board of Directors of BANC ONE, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of CAPITAL and CCB on a consolidated basis or (y) to deviate materially and adversely from CAPITAL's audited financial statements for the year ended December 31, 1992. BANC ONE shall have the right to terminate this Merger Agreement as set forth in Section 25(c).


Except as amended by this Agreement, the Merger Agreement and the exhibits thereto remain in full force and effect without alteration or change.

IN WITNESS WHEREOF, the parties hereto have set their hands on the date and in the year first above written.

                                           BANC ONE CORPORATION
ATTEST:

                                           By: ROMAN J. GERBER
CHARLES F. ANDREWS                             Roman J. Gerber
Charles F. Andrews                             Executive Vice President
Assistant Secretary

                                           CAPITAL BANCORP
ATTEST:

                                           By: NORTON PARKER
KENT R. JONES                                  Norton Parker
Kent R. Jones                                  Chairman of the Board
Assistant Secretary

                                           BANC ONE ARIZONA CORPORATION
ATTEST:

                                           By: JOHN W. WESTMAN
RAND D. HADDOCK                                John W. Westman
Rand D. Haddock                                President
Secretary

                           SECOND AGREEMENT AMENDING
                          AGREEMENT and PLAN OF MERGER


This Second Agreement Amending Agreement and Plan of Merger is dated as of December 5, 1993 between Capital Bancorp (hereinafter called "CAPITAL") and Banc One Arizona Corporation (hereinafter called "BANC ONE ARIZONA") and joined in by BANC ONE CORPORATION (hereinafter called "BANC ONE").

                              W I T N E S S E T H

    WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger dated as of September 17, 1993 as amended by a First Agreement Amending Agreement and Plan of Merger dated as of November 23, 1993 (hereinafter called the "Merger Agreement") providing for the merger of CAPITAL into BANC ONE ARIZONA and the exchange of shares of BANC ONE Common Stock for the shares of CAPITAL Common Stock;

    WHEREAS, Section 10(n) of the Merger Agreement provides that BANC ONE will initiate a pre-acquisition investigation and review of the books, records and facilities of CAPITAL and CAPITAL's subsidiary, Capital City Bank ("CCB"), which investigation will be completed not later than the close of business on December 3, 1993;

    WHEREAS, Seaction 25(c) of the Merger Agreement provides BANC ONE a period of seven days following such investigation to terminate the Merger Agreement in the event such investigation discloses matters which BANC ONE in good faith believes to be either (i) inconsistent in any material respect with any of the representations and warranties of CAPITAL contained in the Merger Agreement or
(ii), in the reasonable judgment of the Board of Directors of BANC ONE, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of CAPITAL and CCB on a consolidated basis or (y) to deviate materially and adversely from CAPITAL's audited financial statements for the year ended December 31, 1992;

    WHEREAS, the parties wish to extend the period during which BANC ONE may perform a pre-acquisition investigation.

                             STATEMENT OF AMENDMENT

NOW THEREFORE, the parties hereby agree that Section 10(n) of the Merger Agreement is amended to read in its entirety as follows:

(n) BANC ONE will initiate a pre-acquisition investigation and review of the books, records and facilities of CAPITAL and CCB and will complete such pre-acquisition investigation not later than the close of business on December 10, 1993. BANC ONE shall advise CAPITAL at the conclusion of such pre-acquisition investigation of all matters then known to BANC ONE which BANC ONE shall in good faith determine to be either (i) inconsistent in any material and adverse respect with any of the representations and warranties of CAPITAL or CCB contained in this Merger Agreement or in the Bank Merger Agreement or (ii), in the reasonable judgment of the Board of Directors of BANC ONE, to be either (x) of such significance as to materially and adversely affect the financial condition or the results of operations of CAPITAL and CCB on a consolidated basis or (y) to deviate materially and adversely from CAPITAL's audited financial statements for the year ended December 31, 1992. BANC ONE shall have the right to terminate this Merger Agreement as set forth in Section 25(c).


Except as amended by this Agreement, the Merger Agreement and the exhibits thereto remain in full force and effect without alteration or change.

IN WITNESS WHEREOF, the parties hereto have set their hands on the date and in the year first above written.

                                           BANC ONE CORPORATION
ATTEST:

                                           By: ROMAN J. GERBER
CHARLES F. ANDREWS                             Roman J. Gerber
Charles F. Andrews                             Executive Vice President
Assistant Secretary

                                           CAPITAL BANCORP
ATTEST:

                                           By: NORTON PARKER
KENT R. JONES                                  Norton Parker
Kent R. Jones                                  Chairman of the Board
Assistant Secretary

                                           BANC ONE ARIZONA CORPORATION
ATTEST:


                                           By: JOHN W. WESTMAN
RAND D. HADDOCK                                John W. Westman
Rand D. Haddock                                President
Secretary


                            THIRD AGREEMENT AMENDING
                          AGREEMENT and PLAN OF MERGER


This Third Agreement Amending Agreement and Plan of Merger is dated as of December 13, 1993 between Capital Bancorp (hereinafter called "CAPITAL") and Banc One Arizona Corporation (hereinafter called "BANC ONE ARIZONA") and joined in by BANC ONE CORPORATION (hereinafter called "BANC ONE").


                              W I T N E S S E T H

    WHEREAS, the parties hereto have entered into an Agreement and Plan of Merger dated as of September 17, 1993, as amended by a First Agreement Amending Agreement and Plan of Merger dated as of November 23, 1993, and as further amended by a Second Agreement Amending Agreement and Plan of Merger dated as of December 5, 1993 (hereinafter, the "Merger Agreement") providing for the merger of CAPITAL into BANC ONE ARIZONA and the exchange of shares of BANC ONE Common Stock for the shares of CAPITAL Common Stock;

    WHEREAS, the Merger Agreement provides the maximum and minimum number of shares of BANC ONE Common Stock to be exchanged for the shares of CAPITAL and CAPITAL's subsidiary, Capital City Bank ("CCB"), the maximum and minimum exchange ratios related thereto and the basis upon which the number of shares of BANC ONE Common Stock to be exchanged for each share of CAPITAL Common Stock and CCB Common Stock shall be calculated; and

    WHEREAS, the parties have agreed to modify the Merger Agreement to amend matters related to the maximum and minimum number of shares of BANC ONE Common Stock to be exchanged in the transaction, the minimum and maximum exchange ratios related thereto and the basis upon which the number of shares of BANC ONE Common Stock to be exchanged for each share of CAPITAL Common Stock and CCB Common Stock shall be calculated.



                             STATEMENT OF AMENDMENT


NOW THEREFORE, the parties hereby agree that the Merger Agreement shall be and is hereby amended to read as follows:

    A. The last sentence of the fifth paragraph of the Merger Agreement is amended to read in its entirety as follows:

             Except as may be required upon application of Sections 7(e) and/or 7(f) of this Merger Agreement, but after giving effect to the Stock Split, BANC ONE will issue not more than 433,850 shares of BANC ONE Common in connection with the transactions contemplated by this Merger Agreement, including not more than 353,461 shares of BANC ONE Common in connection with the Holding Company Merger and not more than 80,389 shares of BANC ONE Common in connection with the Bank Merger.

    B. Section 7 of the Merger Agreement is amended as follows: (i) each reference to $100.35 is amended to read $95.33; (ii) each reference to
         2.475 is amended to read 2.351; and (iii) each reference to 2.048 is amended to read 1.946.

    C. Exhibit B, the Bank Merger Agreement, and Exhibit C, the Form of Plan of Merger, to the Merger Agreement are amended to read in their entirety, respectively, as attached hereto and incorporated herein by reference as Exhibit 1 and Exhibit 2.


Except as amended by this Agreement, the Merger Agreement and the exhibits thereto remain in full force and effect without alteration or change.

IN WITNESS WHEREOF, the parties hereto have set their hands on the date and in the year first above written.

                                           BANC ONE CORPORATION
ATTEST:

                                           By: ROMAN J. GERBER
CHARLES F. ANDREWS                             Roman J. Gerber
Assistant Secretary                            Executive Vice President


                                           CAPITAL BANCORP
ATTEST:

                                           By: NORTON PARKER
KENT R. JONES                                  Norton Parker
Kent R. Jones                                  Chairman of the Board
Assistant Secretary

                                           BANC ONE ARIZONA CORPORATION
ATTEST:

                                           By: JOHN W. WESTMAN
RAND D. HADDOCK                                John W. Westman
Rand D. Haddock                                President
Secretary



                                  EXHIBIT 1

                             BANK MERGER AGREEMENT


This Bank Merger Agreement made as of this 14th day of December, 1993 between Bank One, Utah, National Association, Salt Lake City, Utah ("BANK ONE UTAH") and Capital City Bank, South Salt Lake City, Utah ("CCB").

                                   WITNESSETH

    WHEREAS, BANK ONE UTAH is a national banking association with its principal office located in Salt Lake City, Salt Lake County, Utah. BANK ONE UTAH is a wholly owned direct subsidiary of Banc One Arizona Corporation, Phoenix, Arizona ("BANC ONE ARIZONA") and a wholly owned indirect subsidiary of BANC ONE CORPORATION ("BANC ONE"). As of the date hereof, BANK ONE UTAH has 870,919 shares of authorized capital stock consisting solely of common stock with par value of $35.00 per share ("BANK ONE UTAH Common"), all of which are issued and outstanding. As of June 30, 1993, BANK ONE UTAH had capital of $28,277,165, surplus of $28,277,165 and undivided profits of $14,217,508; and

    WHEREAS, CCB is a corporation organized under the laws of the State of Utah with its principal office located in South Salt Lake City, Salt Lake County, Utah. At the present time, CCB is a subsidiary of Capital Bancorp
("CAPITAL"). At the effective time of the merger provided for herein, CAPITAL will merge with BANC ONE ARIZONA and CCB will be a wholly owned subsidiary of BANC ONE ARIZONA. As of June 30, 1993 and as of the date hereof, CCB has 200,000 shares of authorized capital stock consisting solely of common stock having a par value of $10.00 per share ("CCB Common") and 50,000 shares of non-voting, non-cumulative preferred stock with a par value of $50.00 per share ("CCB Preferred"). As of June 30, 1993 and as of the date hereof, there were 132,850 shares of CCB Common issued and outstanding and 24,000 of CCB Preferred issued and outstanding. As of June 30, 1993, CCB had common capital of $1,328,500, surplus of $2,522,500, undivided profits of $3,659,134 and preferred stock of $1,200,000. As of June 30, 1993 and as of the date hereof, CCB had outstanding options for 7,917 shares of CCB Common (the "CCB Options").

As of the date of this Agreement, 114,768 shares of CCB Common is owned by CAPITAL, a Utah corporation and registered bank holding company.

    WHEREAS, BANC ONE ARIZONA and CAPITAL have entered into a Merger Agreement dated September 17, 1993, joined in by BANC ONE, as amended by First Agreement Amending Agreement and Plan of Merger dated November 23, 1993, as further amended by Second Agreement Amending Agreement and Plan of Merger dated December 5, 1993, and as further amended by Third Agreement Amending Agreement and Plan of Merger dated December 14, 1993 (the "Holding Company Merger Agreement") providing for the merger of CAPITAL with and into BANC ONE ARIZONA (the "Holding Company Merger");

    WHEREAS, it is desirable that following the Holding Company Merger, CCB, as an affiliate of BANC ONE ARIZONA and BANC ONE, be merged with and into BANK ONE UTAH;

    WHEREAS, BANK ONE UTAH and CCB have each adopted this Bank Merger Agreement by the concurrence of at least a majority of their respective Boards of Directors pursuant to the authority set forth in the National Banking Act, as amended (12 U.S.C. Section 215a);

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for the purpose of prescribing the terms and conditions of the merger of CCB with and into BANK ONE UTAH (the "Bank Merger"), the manner of carrying the same into effect, the manner and basis of converting the CCB Common and BANK ONE UTAH Common and such other details and provisions as are deemed necessary or desirable, the parties hereby agree as follows:


                                   ARTICLE I
                                    GENERAL

SECTION 1.1. THE BANK MERGER. Pursuant to the terms and conditions hereinafter set forth and the provisions of 12 U.S.C. Section 215a, CCB shall be merged with and into BANK ONE UTAH, with BANK ONE UTAH to survive the Bank Merger as the Continuing Bank under the Charter and Articles of Association of BANK ONE UTAH.

SECTION 1.2. EFFECTIVE TIME. Subject to and upon satisfaction of all requirements of law and the terms and conditions specified in this Bank Merger Agreement, including, among other conditions, receipt of the approval of the Comptroller of the Currency and, if appropriate, approvals of other bank regulatory agencies, the Bank Merger shall become effective at the time specified in the Bank Merger approval to be issued by the Comptroller of the Currency. The time of such effectiveness is hereinafter referred to as the "Effective Time." Not later than the Effective Time, the participating banks shall file appropriate documents, if so required, with the Utah Department of Financial Institutions, the Utah Secretary of State or the Utah Department of Commerce as required to effect the Bank Merger pursuant to Utah law.

SECTION 1.3. NAME, OFFICES, ARTICLES OF ASSOCIATION AND BY-LAWS OF THE CONTINUING BANK.

(a) The name of BANK ONE UTAH (hereinafter sometimes called the "Continuing Bank" when reference is made to it as of the time of the Bank Merger or thereafter) shall not be changed as a result of the Bank Merger;

(b) The principal office and place of business of BANK ONE UTAH, 80 West Broadway, Salt Lake City, Utah 84101, shall be the established and authorized principal office and place of business of the Continuing Bank. The main office of CCB shall be operated as a branch of Continuing Bank and the branch offices of BANK ONE UTAH and CCB shall be established and authorized branch offices of the Continuing Bank;

(c) The Articles of Association of the Continuing Bank shall be as set forth in Schedule 1, annexed hereto. The Bylaws of the Continuing Bank shall be the Bylaws of BANK ONE UTAH in effect immediately prior to the Effective Time, until amended.

SECTION 1.4. BOARD OF DIRECTORS. The Board of Directors of the Continuing Bank shall consist of those persons whose names and addresses are as set forth in Schedule 2, attached hereto, who are currently Directors of BANK ONE UTAH or CCB. Each Director shall hold office from and after the time of his qualification as Director of the Continuing Bank and until his successor is elected and has qualified.

SECTION 1.5. OFFICERS. The officers of BANK ONE UTAH in office immediately prior to the Effective Time shall, at the Effective Time, continue as officers of the Continuing Bank, each to hold office in accordance with the Bylaws of the Continuing Bank as in effect at and after the Effective Time. Following the Bank Merger, officers of CCB immediately prior to the Effective Time shall become officers of Continuing Bank with titles and responsibilities to be determined.


                                   ARTICLE II
                MANNER AND BASIS OF CONVERTING COMMON STOCK AND
                     CAPITALIZATION OF THE CONTINUING BANK

SECTION 2.1. CONVERSION OF CAPITAL STOCK. Subject to the conditions and limitations set forth in this Bank Merger Agreement and the Holding Company Merger Agreement, by virtue of the Bank Merger and without any action on the part of any holder of shares of CCB Common:

   (a) At the Effective Time:

       (i) The aggregate dollar amount and number of shares of BANK ONE UTAH Common of the par value of Thirty-five Dollars ($35) per share issued and outstanding immediately prior to the Effective Time (specifically, $30,482,165 divided into 870,919 shares) shall be continue as 870,919 issued and outstanding shares of common stock of the par value of Thirty-five Dollars ($35) per share of BANK ONE UTAH as the Continuing Bank.

       (ii) Each of the not more than 114,768 shares of CCB Common which shall be owned by CAPITAL or BANC ONE ARIZONA immediately prior to the Effective Time shall be cancelled and shall not represent or continue as capital stock of the Continuing Bank and shall not be exchanged for shares of BANC ONE Common. All of the shares of CCB Common held by CCB as treasury shares immediately prior to the Effective Time shall be cancelled and shall not represent capital stock of the Continuing Bank and shall not be exchanged for shares of BANC ONE Common.

       (iii) Each of the not more than 25,999 shares of CCB Common that shall be issued and outstanding immediately prior to the Effective Time and which is held by a shareholder other than CAPITAL or BANC ONE ARIZONA (hereinafter, the "CCB Minority Shares" and which shall include not only the 18,082 shares of CCB Common owned by minority shareholders of CCB as of the date of this Bank Merger Agreement but also the not more than 7,917 shares of CCB Common which are acquired by a minority shareholder and received upon the exercise of the CCB Options prior to the Effective Time) shall be cancelled and shall not represent or continue as capital stock of the Continuing Bank, and at the Effective Time, and without further action, shall be converted into shares of BANC ONE Common at the Bank Exchange Rate which shall be calculated as set forth in this
             Section 2.1(a)(iii). CCB's shareholders of record at the Effective Time (other than CAPITAL or BANC ONE ARIZONA and which shareholders other than CAPITAL or BANC ONE ARIZONA are hereinafter sometimes referred to as the "Minority Shareholders) for the CCB Minority Shares then held by them, respectively, shall be allocated and entitled to receive (upon surrender of certificates representing said shares for cancellation) shares of BANC ONE Common, which total number of shares of BANC ONE Common shall have a market value as of the Valuation Period (as hereinafter defined) equal to the product of (x) the number of CCB Minority Shares that shall be issued and outstanding immediately prior to the Effective Time, times (y) $125.40 (hereinafter the amount so-calculated pursuant to this Section 2.1(a)(iii) is referred to as the "Market Value"), subject, however, to (A) the provisions of this Section 2.1(a)(iii) with respect to the minimum and maximum number of shares to be exchanged, (B) the anti-dilution provisions of Sections 7(e) and 7(f) of this Merger Agreement, and (C) provisions set forth in Section 2.1(c) herein relative to fractional shares.

             The term "Valuation Period" shall mean the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") ending on the sixth NYSE trading day immediately prior to the proposed Effective Time, as designated by BANC ONE pursuant to Section 10(c) of the Holding Company Merger Agreement.

             For purposes of establishing the "Bank Exchange Rate," (the number of shares of BANC ONE Common into which each CCB Minority Share shall be converted at the Effective Time), each share of BANC ONE Common shall be valued at the average of the daily closing trade prices of BANC ONE Common on the NYSE during the Valuation Period as reported in The Wall Street Journal for NYSE Composite Transactions (the "BANC ONE Average Price"); provided, however, that for purposes of Section 2.1 of this Merger Agreement and the calculations herein required, said BANC ONE Average Price will be deemed not to be greater than $49.00 nor less than $40.54 per share. Such BANC ONE Average Price shall then be divided into the Market Value (as calculated pursuant to this Section 2.1(a)(iii), above) to establish (to the nearest whole share) the aggregate number of shares of BANC ONE Common into which all of the then issued and outstanding CCB Minority Shares shall be converted at the Effective Time. Such number of shares of BANC ONE Common shall then be divided by the number of CCB Minority Shares issued and outstanding immediately prior to the Effective Time with the quotient therefrom, carried to three decimal places, being the number of shares of BANC ONE Common into which each such CCB Minority Share shall be converted at the Effective Time. In the event the BANC ONE Average Price is below $40.54, the total number of shares of BANC ONE Common into which the CCB Minority Shares shall be converted will be the number of BANC ONE Common shares calculated by multiplying (x) 3.092 times (y) the number of CCB Minority Shares issued and outstanding immediately prior to the Effective Time. In the event the BANC ONE Average Price is above the $49.00, the total number of shares of BANC ONE Common into which such CCB Minority Shares shall be converted will be the number of BANC ONE Common shares calculated by multiplying (x)
             2.558 times (y) the number of CCB Minority Shares that shall be issued and outstanding immediately prior to the Effective Time (not including treasury shares).

             The maximum and minimum total number of shares of BANC ONE Common for which all of the CCB Minority Shares shall be exchanged shall be subject to adjustment in accordance with the anti-dilution provisions of Section 2.1(e) of this Merger Agreement. The Bank Exchange Rate shall be subject to adjustment in accordance with the anti-dilution provisions of Section 2.1(f) of this Merger Agreement. In no event, however, will more than 80,389 shares of BANC ONE Common be exchanged for all the shares of CCB Common held by Minority Shareholders.

   (b) At the Effective Time, stock issued by reason of the Bank Merger shall be allocated to the Minority Shareholders as of the Effective Time with such shares of BANC ONE Common to be equal to the number of CCB Minority Shares outstanding immediately prior to the Effective Time multiplied by the Bank Exchange Rate as calculated pursuant to Section 2.1(a). Such allocation of BANC ONE Common for each CCB Minority Share held of record at the Effective Time made on the basis of the Bank Exchange Rate is subject to limitations relative to fractional shares as set forth in
       Section 2.1(c) herein and to adjustments pursuant to the anti-dilution provisions of Sections 2.1(e) and 2.1(f).

   (c) No certificate for fractional shares of BANC ONE Common will be issued by BANC ONE in connection with the exchange contemplated by the Bank Merger, but in lieu thereof, any holder of CCB Minority Shares shall, upon surrender of the certificate or certificates representing such CCB Minority Shares, be paid cash, without interest, by BANC ONE for such fractional shares on the basis of the BANC ONE Average Price.

   (d) At the Effective Time, holders of certificates formerly representing
       CCB Minority Shares will tender such certificates to BANC ONE and subject to the provisions set forth above relating to fractional shares, BANC ONE, or Bank One, Indianapolis, N.A., as Exchange Agent for BANC ONE, will distribute to the holders of certificates formerly representing CCB Minority Shares in exchange for and upon surrender for cancellation by such holders of a certificate or certificates formerly representing CCB Minority Shares the certificate(s) for shares of BANC ONE Common in accordance with the Bank Exchange Rate. Each certificate formerly representing CCB Minority Shares (other than certificates representing CCB Minority Shares subject to the rights of dissenting shareholders) shall be deemed for all purposes to evidence the ownership of the number of shares of BANC ONE Common and cash for fractional shares into which such shares have been converted, except, however, and notwithstanding the foregoing, that, until such surrender of the certificate or certificates formerly representing CCB Minority Shares, the holder thereof shall not be entitled to receive any dividend or other payment or distribution payable to holders of BANC ONE Common. Upon such surrender (or in lieu of surrender other provisions reasonably satisfactory to BANC ONE as are made as set forth in the next following paragraph), there shall be paid to the person entitled thereto the aggregate amount of dividends or other payments or distributions (in each case without interest) which became payable after the Effective Time on the whole shares of BANC ONE Common represented by the certificates issued upon such surrender and exchange or in accordance with such other provisions, as the case may be. After the Effective Time, the holders of certificates formerly representing CCB Minority Shares shall cease to have rights with respect to such shares (except such rights, if any, as they may have as dissenting shareholders), and except as aforesaid, their sole rights shall be to exchange said certificates for shares of BANC ONE Common and cash for fractional shares in accordance with this Bank Merger Agreement.

       Certificates representing CCB Minority Shares surrendered for cancellation by each shareholder entitled to exchange shares of CCB Minority Shares for shares of BANC ONE Common by reason of the Bank Merger shall be appropriately endorsed or accompanied by such appropriate instruments of transfer as BANC ONE may reasonably require; provided, however, that if there be delivered to BANC ONE by any person who is unable to produce any such certificate formerly representing CCB Minority Shares for transfer (i) evidence to the reasonable satisfaction of BANC ONE that any such certificate has been lost, wrongfully taken or destroyed, (ii) such security or indemnity as reasonably may be requested by BANC ONE to save it harmless, and (iii) evidence to the reasonable satisfaction of BANC ONE that such person is the owner of the shares theretofore represented by each certificate claimed by him or her to be lost, wrongfully taken or destroyed and that he or she is the person who would be entitled to present each such certificate and to receive shares of BANC ONE Common pursuant to this Bank Merger Agreement, then BANC ONE, in the absence of actual notice to it that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such person the certificate(s) representing shares of BANC ONE Common which such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed certificate for CCB Minority Shares.

   (e) Except for BANC ONE's Stock Split, which has been taken into account in this Bank Merger Agreement, if prior to the Effective Time BANC ONE shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine its shares of common stock or declare a dividend or make a distribution on its common stock in any security convertible into its common stock, appropriate ratable adjustment or adjustments will be made in the Bank Exchange Rate.

   (f) Except for BANC ONE's Stock Split, which has been taken into account in this Bank Merger Agreement, if prior to the Effective Time BANC ONE shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine its shares of common stock in any security convertible into its common stock, and the "Ex-Dividend Date" (as herein defined) established for the shares being so divided or otherwise diluted (if an "Ex-Dividend Date" is not established by the NYSE) or the "Record Date" (as herein deferred) established for the shares being so divided or otherwise diluted (if an "Ex-Dividend Date" is not established by the NYSE, whichever is applicable, is subsequent to the Valuation Period (as defined in Section 2.1(a) of this Bank Merger Agreement), appropriate ratable adjustment or adjustments will be made in the Bank Exchange Rate. The "Ex-Dividend Date" is that date established by the NYSE for such distribution. The Record Date is that date established by resolution of the Board of Directors of the distributing party as the time as of which record ownership of the distributing securities will entitle the record owner(s) to such distribution.

SECTION 2.2. CAPITALIZATION OF THE CONTINUING BANK. The Continuing Bank shall have capital stock of $30,482,165 divided into 870,919 shares of common stock, each of $35 par value. Following the Bank Merger, all of the capital and surplus of CCB will be added to the surplus of BANK ONE UTAH as the surplus of the Continuing Bank. At the Effective Time, the Continuing Bank shall have undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of BANK ONE UTAH and CCB as set forth in the preamble of this Agreement, adjusted, however, for normal earnings and expenses between the date of this Agreement and the Effective Time. Pursuant to the Articles of Association of the Continuing Bank as set forth in Schedule 1, annexed hereto, BANK ONE UTAH will have authorized capital stock of 870,919 shares of common stock.

                                  ARTICLE III
                         EFFECT OF THE BANK MERGER UPON
                             CCB AND BANK ONE UTAH

SECTION 3.1. GENERAL. Except as specifically set forth herein, at the Effective Time, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of BANK ONE UTAH shall continue unaffected and unimpaired by the Bank Merger and the corporate franchises, existence and rights of CCB shall be merged with and into the Continuing Bank. The separate existence and corporate organization of CCB, except insofar as it may be continued by statute, shall cease at the Effective Time. The Continuing Bank shall at and after the Effective Time possess all of the rights, privileges, immunities, powers and franchises, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar or transfer agent of stocks and bonds, guardian, conservator, assignee, receiver, and in every other fiduciary capacity, in the same manner and to the same extent as was held or enjoyed by CCB or BANK ONE UTAH at the Effective Time.

SECTION 3.2. PROPERTIES OF THE CONTINUING BANK. At the Effective Time, all property, real, personal and mixed, and all debts due on whatever account and all other chooses in action and all and every other interest, of or belonging to, or due to, CCB shall be taken and deemed to be transferred to and vested in the Continuing Bank without further act or deed, and the title to all real estate, or any interest therein, under the laws of Utah or of any other state or of the United States, vested in CCB shall vest in the Continuing Bank and shall not revert or be in any way impaired by reason of the Bank Merger. CCB shall execute all such instruments of transfer, if any, as shall be necessary under the laws of the State of Utah or of any other state or of the United States to vest all the right, title and interest of CCB in and to its assets in the Continuing Bank.

SECTION 3.3. LIABILITIES OF CONTINUING BANK. The Continuing Bank at and after the Effective Time shall be responsible and liable for and assume all of the liabilities, deposits, contracts and obligations of CCB in the same manner and to the same extent as if the Continuing Bank had itself incurred the same or contracted therefor, and any claim existing or action or proceeding pending by or against CCB may be prosecuted to judgment as if the Bank Merger had not taken place, or the Continuing Bank may be substituted in place of CCB.
Neither the rights of creditors nor any liens upon the property of CCB or BANK ONE UTAH shall be impaired by reason of the Bank Merger, but such liens shall be limited to the property upon which they were liens immediately prior to the Effective Time.

The filing of this Bank Merger Agreement with the Secretary of State of the State of Utah, accompanied by such other documents as are required by Utah law shall operate as a consent by the Continuing Bank that it may be sued and served with process in the State of Utah in any suit, action or proceeding for the enforcement of any obligation or liability of CCB including any amount payable to any dissenting shareholder; as an irrevocable consent by the Continuing Bank to service upon and by the Utah Secretary of State as agent of the Continuing Bank to accept service of process in any such suit, action or proceeding for the enforcement of any such obligation or liability; as an appointment by the Continuing Bank of Brad Baldwin, Bank One, Utah, N.A., whose address is 80 West Broadway, Salt Lake City, Utah 84101, as agent of the Continuing Bank for service of process in any action, suit or proceeding to enforce any such obligation or liability of CCB, to whom the Utah Secretary of State or Department of Commerce may mail a copy of any such process served upon the Utah Secretary of State or Department of Commerce; and as an agreement by the Continuing Bank that it will promptly pay to dissenting shareholders of CCB the amounts, if any, to which they shall be entitled under applicable law.

                                   ARTICLE IV
                                   CONDITIONS

This Bank Merger Agreement is subject to, and consummation of the Bank Merger herein provided for is conditioned upon the fulfillment prior to the Effective Time of each of the following conditions:

(a) approval of this Bank Merger Agreement by the affirmative vote of not less than two-thirds of the outstanding shares of CCB Common and by the affirmative vote of all of the outstanding shares of BANK ONE UTAH Common; and

(b) procurement of all other actions, consents, approvals or rulings, governmental or otherwise, and satisfaction of all other requirements of law (including without limitation the approval of the Office of the Comptroller of the Currency) which are, or in the opinion of counsel for CCB or BANK ONE UTAH may be, necessary to permit or enable the Continuing Bank, upon and after the Bank Merger, to conduct all or any part of the business and activities of CCB in the manner in which such business and activities were conducted by it prior to the Bank Merger.

                                   ARTICLE V
                                  TERMINATION

Notwithstanding anything herein to the contrary, this Bank Merger Agreement may be terminated by (a) agreement of the parties, (b) by any party in the event the Holding Company Merger Agreement shall have been terminated and (c) by BANC ONE in accordance with Section 10(t) of the Holding Company Merger Agreement.


                                   ARTICLE VI
                                 MISCELLANEOUS

SECTION 6.1. EXPENSES. The parties to this Bank Merger Agreement shall pay expenses incurred by each of them, respectively, in connection with the transactions contemplated herein.

SECTION 6.2. COUNTERPARTS; CAPTIONS. This Bank Merger Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The title of this Bank Merger Agreement and the headings herein set out are for convenience of reference only and shall not be deemed a part of this Bank Merger Agreement.

SECTION 6.3. ENTIRE AGREEMENT; AMENDMENT. This Bank Merger Agreement supersedes any other agreement, whether written or oral, including that Bank Merger Agreement dated September 17, 1993 between CCB and BANK ONE UTAH. At any time before or after approval and adoption hereof by the respective shareholders of CCB and BANK ONE UTAH, this Bank Merger Agreement may be amended by agreement among CCB and BANK ONE UTAH.

SECTION 6.4. GOVERNING LAW. This Bank Merger Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the United States and of the State of Utah, except as otherwise required.

SECTION 6.5. DIVIDENDS. CCB shall continue to pay dividends in accordance with its regular practices during the period between the date this Bank Merger Agreement is executed and the date of the consummation of the Bank Merger contemplated herein.

IN WITNESS WHEREOF, CCB and BANK ONE UTAH have caused this Bank Merger
Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

                                           BANK ONE, UTAH, NATIONAL
                                           ASSOCIATION

[SEAL]                                     By: JEFFREY P. GAIA
                                               Chairman
ATTEST:

BRAD BALDWIN
Brad Baldwin

                                           CAPITAL CITY BANK

[SEAL]                                     By: NORTON PARKER
                                               President
ATTEST:

KENT R. JONES



                                 Schedule 1


                            Articles of Association
                                       of
                      Bank One, Utah, National Association






























                                                                   Schedule 2



                        DIRECTORS OF THE CONTINUING BANK













                                                                    EXHIBIT 2

                            FORM OF PLAN OF MERGER


This Plan of Merger dated as of          , 199   sets forth certain of the
terms relating to the merger (the "Merger") of BANC ONE ARIZONA Corporation, an Arizona corporation ("BANC ONE ARIZONA") and Capital Bancorp, a Utah corporation ("Capital");

1.  Merger and the Surviving Corporation.

    (a) Subject to the terms and conditions of the Agreement and Plan of Merger dated as of September 17, 1993, as amended by First Agreement Amending Agreement and Plan of Merger dated November 23, 1993, as further amended by Second Agreement Amending Agreement and Plan of
         Merger dated December   , 1993, and as further amended by Third
         Agreement Amending Agreement and Plan of Merger dated December   ,
         1993 (the "Merger Agreement") among CAPITAL, BANC ONE ARIZONA and BANC ONE CORPORATION, an Ohio corporation ("BANC ONE") and the sole shareholder of BANC ONE ARIZONA, CAPITAL shall be merged with and into BANC ONE ARIZONA (which shall be the surviving corporation in the Merger) in accordance with the Arizona Business Corporation Act (the "Arizona BCA"). The Merger shall become effective upon the issuance by the Secretary of State of the State of Arizona of articles of merger with respect thereto. For purposes hereof, the term "Effective Time" shall mean the time when such articles of merger is issued by the Secretary of State of the State of Arizona, and the term "Surviving Corporation" shall mean BANC ONE ARIZONA as the corporation surviving the Merger.

    (b) At the Effective Time, by virtue of the Merger, the Surviving Corporation shall have all the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a corporation organized under the Arizona BCA, and the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises, of a public as well as of a private nature, of each of BANC ONE ARIZONA and CAPITAL; and all property, real, personal, and mixed, and all debts due on whatever account, and all other chooses in action, and all and every other interest, of or belonging to or due to each of BANC ONE ARIZONA and CAPITAL, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either BANC ONE ARIZONA or CAPITAL shall not revert or be in any way impaired by reason of the Merger, and the Surviving Corporation shall be responsible and liable for all the liabilities and obligations of each of BANC ONE ARIZONA and CAPITAL, all with the full effect provided for in the Arizona BCA.

    (c) The Surviving Corporation shall be governed by the laws of the State of Arizona. The Articles of Incorporation of BANC ONE ARIZONA in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation at and after the Effective Time.

    (d) The By-laws of BANC ONE ARIZONA in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation at and after the Effective Time, until altered, amended or repealed as provided therein and in the Articles of Incorporation of the Surviving Corporation.

    (e) The directors of BANC ONE ARIZONA in office immediately prior to the Effective Time shall be the directors of the Surviving Corporation at and after the Effective Time, until the next annual meeting of shareholders at which their respective successors are elected and qualified in accordance with the By-laws of the Surviving Corporation.

    (f) The officers of BANC ONE ARIZONA in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation at and after the Effective Time, holding the offices in the Surviving Corporation which they held in BANC ONE ARIZONA immediately prior thereto, until their successors are elected or appointed in accordance with the By-laws of the Surviving Corporation and shall have duly qualified.

2.  Conversion of Stock.

    (a)  At the Effective Time:

         (i) Each of the not more than 150,345 shares of CAPITAL Common that shall be issued and outstanding immediately prior to the Effective Time (excluding any shares held by CAPITAL as treasury shares) shall thereupon and without further action be converted into shares of BANC ONE Common at the Exchange Rate which shall be calculated as set forth in this Section 2(a)(i). CAPITAL's shareholders of record at the Effective Time for the shares of CAPITAL Common then held by them, respectively, shall be allocated and entitled to receive (upon surrender of certificates representing said shares for cancellation) shares of BANC ONE Common, which total number of shares of BANC ONE Common shall have a market value as of the Valuation Period (as hereinafter defined) equal to the product of (x) the number of shares of CAPITAL Common that shall be issued and outstanding (not including treasury shares) immediately prior to the Effective Time, times (y) $95.33 (hereinafter the amount so-calculated pursuant to this Section 2(a)(i) is referred to as the "Market Value"), subject, however, to (A) the provisions of this Section 2(a)(i) with respect to the minimum and maximum number of shares to be exchanged, (B) the anti-dilution provisions of Sections 2(e) and 2(f) of this Plan of Merger, and
               (C) provisions set forth in Section 2(c) herein relative to fractional shares.

               The term "Valuation Period" shall mean the ten consecutive days on which shares of BANC ONE Common are traded on the New York Stock Exchange ("NYSE") ending on the sixth NYSE trading day immediately prior to the proposed Effective Time, as designated by BANC ONE pursuant to Section 10(c) of the Merger Agreement.

               For purposes of establishing the "Exchange Rate," (the number of shares of BANC ONE Common into which each share of CAPITAL Common shall be converted at the Effective Time), each share of BANC ONE Common shall be valued at the average of the daily closing trade prices of BANC ONE Common on the NYSE during the Valuation Period as reported in The Wall Street Journal for NYSE Composite Transactions (the "BANC ONE Average Price"); provided, however, that for purposes of Section 2 hereof and the calculations herein required, said BANC ONE Average Price will be deemed not to be greater than $49.00 nor less than $40.54 per share. Such BANC ONE Average Price shall then be divided into the Market Value (as calculated pursuant to this Section 2(a)(i), above) to establish (to the nearest whole share) the aggregate number of shares of BANC ONE Common into which all of the then issued and outstanding shares of CAPITAL Common shall be converted at the Effective Time. Such number of shares of BANC ONE Common shall then be divided by the number of shares of CAPITAL Common that shall be issued and outstanding immediately prior to the Effective Time with the quotient therefrom, carried to three decimal places, being the number of shares of BANC ONE Common into which each share of CAPITAL Common shall be converted at the Effective Time. In the event the BANC ONE Average Price is below $40.54, the total number of shares of BANC ONE Common into which the shares of CAPITAL Common shall be converted will be the number of BANC ONE Common shares calculated by multiplying (x) 2.351 times (y) the number of shares of CAPITAL Common that shall be issued and outstanding immediately prior to the Effective Time (not including treasury shares). In the event the BANC ONE Average Price is above the $49.00, the total number of shares of BANC ONE Common into which the shares of CAPITAL Common shall be converted will be the number of BANC ONE Common shares calculated by multiplying (x)
               1.946 times (y) the number of shares of CAPITAL Common that shall be issued and outstanding immediately prior to the Effective Time (not including treasury shares).

               The maximum and minimum total number of shares of BANC ONE Common for which the shares of CAPITAL Common shall be exchanged shall be subject to adjustment in accordance with the anti-dilution provisions of Section 2(e) of this Plan of Merger. The Exchange Rate shall be subject to adjustment in accordance with the anti-dilution provisions of Section 2(f) of this Plan of Merger.

         (ii) The 500 shares of BANC ONE ARIZONA Common issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding shares of common stock without par value of the Surviving Corporation.

         (iii) All of the shares of CAPITAL Common held by CAPITAL as treasury shares immediately prior to the Effective Time shall be cancelled and shall not represent CAPITAL stock of the Surviving Corporation and shall not be exchanged for shares of BANC ONE Common.

    (b) CAPITAL's shareholders of record at the Effective Time, for the shares of CAPITAL Common then held by them, respectively, shall be allocated and be entitled to receive (upon surrender of certificates formerly representing shares of CAPITAL Common for cancellation) certificates for shares of BANC ONE Common as shall be equal to the number of shares of CAPITAL Common outstanding immediately prior to the Effective Time multiplied by the Exchange Rate.

    (c) No certificate for fractional shares of BANC ONE Common will be issued by BANC ONE in connection with the exchange contemplated by the Merger, but in lieu thereof, any holder of CAPITAL Common shall, upon surrender of the certificate or certificates representing such CAPITAL Common, be paid cash, without interest, by BANC ONE for such fractional shares on the basis of the BANC ONE Average Price.

    (d) Except for the 5 shares for 4 shares stock split declared on BANC ONE Common by the Board of Directors of BANC ONE on July 20, 1993 and payable August 31, 1993 to shareholders of record on August 3, 1993, which stock split has been taken into account in this Plan of Merger, if prior to the Effective Time BANC ONE or CAPITAL shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine its shares of common stock or declare a dividend or make a distribution on its common stock in any security convertible into its common stock, appropriate ratable adjustment or adjustments will be made in the Exchange Rate.

    (e) Except for the 5 shares for 4 shares stock split declared on BANC ONE Common by the Board of Directors of BANC ONE on July 20, 1993 and payable August 31, 1993 to shareholders of record on August 3, 1993, which stock split has been taken into account in this Plan of Merger, if prior to the consummation of this Merger BANC ONE or CAPITAL shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine its shares of common stock in any security convertible into its common stock, and the "Ex-Dividend Date" (as herein defined) established for the shares being so divided or otherwise diluted (if an "Ex-Dividend Date" is established by the NYSE) or the "Record Date" (as herein defined established for the shares being so divided or otherwise diluted (if an "Ex-Dividend Date" is not established by the NYSE), whichever is applicable, is subsequent to the Valuation Period (as defined in Section 2.1(a) of this Merger Agreement), appropriate ratable adjustment or adjustments will be made in the Exchange Rate. The "Ex-Dividend Date" is that date established by the NYSE for such distribution. The Record Date is that date established by resolution of the Board of Directors of the distributing party as the time as of which record ownership of the distributing securities will entitle the record owner(s) to such distribution.

3. Dissenting Shares. Shareholders of CAPITAL Common who do not vote their shares of CAPITAL Common in favor of the Merger and otherwise perfect applicable dissenters' rights and shareholders of CAPITAL Preferred who perfect applicable dissenters' rights will be entitled to dissenters or appraisal rights, if any, pursuant to applicable provisions of the Utah BCA.

4.  Surrender of Certificates.

    (a) Prior to the Effective Time, BANC ONE shall appoint Bank One, Indianapolis, N.A. to act as exchange agent in respect of the Merger (said bank, in its capacity as such exchange agent, being hereinafter called the "Exchange Agent").

    (b) Promptly following the Effective Time, BANC ONE shall provide to Exchange Agent shares of BANC ONE Common and funds necessary to pay for the shares of CAPITAL Common pursuant to Section 2.

    (c) As soon as practicable after the Effective Time, and subject to the provisions of Section 2 relating to fractional shares, BANC ONE, or Bank One, Indianapolis, N.A., as Exchange Agent for BANC ONE, will distribute to the former holders of CAPITAL Common, in exchange for and upon surrender for cancellation by such holders of a certificate or certificates formerly representing shares of CAPITAL Common, the certificate(s) for shares of BANC ONE Common in accordance with the Common Exchange Rate. Each certificate formerly representing CAPITAL Common (other than certificates representing shares of CAPITAL Common subject to the rights of dissenting shareholders) shall be deemed for all purposes to evidence the ownership of the number of shares of BANC ONE Common and cash for fractional shares into which such shares have been converted, except, however, and notwithstanding the foregoing, that, until such surrender of the certificate or certificates formerly representing shares of CAPITAL Common, the holder thereof shall not be entitled to receive any dividend or other payment or distribution payable to holders of BANC ONE Common. Upon such surrender (or in lieu of surrender other provisions reasonably satisfactory to BANC ONE as are made as set forth in the next following paragraph), there shall be paid to the person entitled thereto the aggregate amount of dividends or other payments or distributions (in each case without interest) which became payable after the Effective Time on the whole shares of BANC ONE Common represented by the certificates issued upon such surrender and exchange or in accordance with such other provisions, as the case may be. After the Effective Time, the holders of certificates formerly representing shares of CAPITAL Common shall cease to have rights with respect to such shares (except such rights, if any, as they may have as dissenting shareholders), and except as aforesaid, their sole rights shall be to exchange said certificates for shares of BANC ONE Common and cash for fractional shares in accordance with this Merger Agreement.

         Certificates representing shares of CAPITAL Common surrendered for cancellation by each shareholder entitled to exchange shares of CAPITAL Common for shares of BANC ONE Common by reason of the Merger shall be appropriately endorsed or accompanied by such appropriate instruments of transfer as BANC ONE may reasonably require; provided, however, that if there be delivered to BANC ONE by any person who is unable to produce any such certificate formerly representing shares of CAPITAL Common for transfer (i) evidence to the reasonable satisfaction of BANC ONE that any such certificate has been lost, wrongfully taken or destroyed, (ii) such security or indemnity as reasonably may be requested by BANC ONE to save it harmless, and (iii) evidence to the reasonable satisfaction of BANC ONE that such person is the owner of the shares theretofore represented by each certificate claimed by him or her to be lost, wrongfully taken or destroyed and that he or she is the person who would be entitled to present each such certificate and to receive shares of BANC ONE Common pursuant to this Merger Agreement, then BANC ONE, in the absence of actual notice to it that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such person the certificate(s) representing shares of BANC ONE Common which such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed certificate of CAPITAL Common.